                                 LOAN AGREEMENT


                          dated as of January 30, 1998

                                      among


                                OMNIPOINT MIDWEST
                                 HOLDINGS, LLC,

                                    Borrower,


                              NORTHERN TELECOM INC.
                            as Administrative Agent,


                                       and


                            THE LENDERS NAMED HEREIN




   Portions of this Exhibit were omitted and have been filed seaprately with the Secretary of the Commission pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, on March 26, 1998.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

   DEFINITIONS AND RULES OF INTERPRETATION.....................................1
        Section 1.01.  Definitions.............................................1
        Section 1.02.  Rules of Interpretation................................34
        Section 1.03.  Accounting Terms.......................................35

ARTICLE II

   THE LOANS..................................................................36
        Section 2.01.  The Advances...........................................36
        Section 2.02.  Making the Advances....................................37
        Section 2.03.  Fees...................................................40
        Section 2.04.  Interest...............................................41
        Section 2.05.  Interest Rate Determination............................43
        Section 2.06.  Conversion of Advances.................................44
        Section 2.07.  Payments and Computations..............................44
        Section 2.08.  Sharing of Payments, Etc...............................49
        Section 2.09.  Use of Proceeds........................................50
        Section 2.10.  The Notes..............................................52
        Section 2.11.  Reduction or Termination of the Commitments............53
        Section 2.12.  Change in Terms Applicable to Facility B Advances......54

ARTICLE III

   REPAYMENT AND PREPAYMENT OF THE LOANS......................................54
        Section 3.01.  Repayment..............................................54
        Section 3.02.  Mandatory Prepayments of Loans.........................55
        Section 3.03.  Optional Prepayments of Loans..........................62
        Section 3.04.  Certain Matters Relating to Repayments and
        Prepayments...........................................................63

ARTICLE IV

   ILLEGALITY, INCREASED COSTS, CAPITAL ADEQUACY AND
   INDEMNITIES................................................................64
        Section 4.01.  Illegality.............................................64
        Section 4.02.  Additional Costs and Capital Adequacy..................65
        Section 4.03.  Taxes..................................................66
        Section 4.04.  Survival...............................................68

ARTICLE V

   REPRESENTATIONS AND WARRANTIES.............................................68
        Section 5.01.  Corporate Authority; Limited Liability Company
        Authority.............................................................68
        Section 5.02.  Governmental Approvals.................................70
        Section 5.03.  Title to Properties....................................71
        Section 5.04.  Financial Statements...................................71
        Section 5.05.  No Material Adverse Effect, Etc........................71
        Section 5.06.  Franchises, Patents, Copyrights, Etc...................71
        Section 5.07.  FCC Licenses, Etc......................................71
        Section 5.08.  Litigation.............................................72
        Section 5.09.  No Materially Adverse Contracts, Etc...................72
        Section 5.10.  Compliance with Other Instruments, Laws, Etc...........72
        Section 5.11.  Tax Status.............................................72
        Section 5.12.  No Default.............................................73
        Section 5.13.  Holding Company and Investment Company Acts............73
        Section 5.14.  Absence of Financing Statements, Etc...................73
        Section 5.15.  FCC Matters............................................73
        Section 5.16.  Tariffs................................................74
        Section 5.17.  Disclosure.............................................74
        Section 5.18.  Burdensome Obligations.................................74
        Section 5.19.  Solvency...............................................74
        Section 5.20.  Security Interests.....................................74
        Section 5.21.  Certain Transactions...................................74
        Section 5.22.  Business Plans.........................................75
        Section 5.23.  Employee Benefit Plans.................................75
        Section 5.24.  Regulations G, T, U and X..............................76
        Section 5.25.  Environmental Compliance...............................76
        Section 5.26.  Joint Ventures, Etc....................................78
        Section 5.27.  Material Contracts.....................................78
        Section 5.28.  Representations in Other Loan Documents................78
        Section 5.29.  Ericsson Tranche Y Loan................................78
        Section 5.30.  OC Stock Payment Date..................................78

ARTICLE VI

   AFFIRMATIVE COVENANTS OF THE BORROWER......................................78
        Section 6.01.  Maintenance of Office..................................78
        Section 6.02.  Records and Accounts...................................78

        Section 6.03.  Corporate and Limited Liability Company Existence;
        Maintenance of Licenses...............................................79
        Section 6.04.  Maintenance of Properties..............................80
        Section 6.05.  Insurance..............................................80
        Section 6.06.  Taxes..................................................81
        Section 6.07.  Inspection of Properties and Books.....................81
        Section 6.08.  Compliance with Laws, Contracts, FCC Licenses and
        Permits...............................................................82
        Section 6.09.  Further Assurances.....................................82
        Section 6.10.  Attornment and Recognition Agreements; Consents to
        Collateral Assignments................................................83
        Section 6.11.  Expense Allocation Agreement...........................83
        Section 6.12.  Maintenance of Subsidiary..............................84
        Section 6.13.  Reporting Requirements; Notices........................84
        Section 6.14.  Financial Covenants of the Borrower....................91
        Section 6.15.  Mortgage Liens.........................................95
        Section 6.16.  New Subsidiaries; Qualified Joint Ventures.............95
        Section 6.17.  Subordinated Debt Rate Hedging Arrangements............96
        Section 6.18.  Syndication............................................96
        Section 6.19.  Capital Contribution Agreement.........................97
        Section 6.20.  Ericsson Tranche Y Loan................................97
        Section 6.21.  [*] Subsidiaries and D-, E- and F-Block
        [*]...................................................................97
        Section 6.22.  [*]/Omnipoint Intercompany Notes; Overadvances.........97
        Section 6.23.  Atlantic City BTA......................................97

ARTICLE VII

   CERTAIN NEGATIVE COVENANTS OF THE BORROWER.................................97
        Section 7.01.  Restrictions on Indebtedness...........................98
        Section 7.02.  Restrictions on Liens..................................99
        Section 7.03.  No Contingent Obligations.............................101
        Section 7.04.  Restrictions on Investments...........................101
        Section 7.05.  Distributions.........................................104
        Section 7.06.  Merger, Consolidation, Disposition of Assets, Etc.....106
        Section 7.07.  Sale and Leaseback....................................110
        Section 7.08.  Compliance with Environmental Laws....................110
        Section 7.09.  Employee Benefit Plans................................110
        Section 7.10.  New Subsidiaries......................................111
        Section 7.11.  Transactions with Affiliates..........................111
        Section 7.12.  Permitted Business....................................113
        Section 7.13.  Charter Amendments....................................114
        Section 7.14.  Accounting Changes....................................114

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                                       iii

        Section 7.15.  Prepayments, Etc., of Indebtedness....................114
        Section 7.16.  Amendment, Etc., of Material Contracts................115
        Section 7.17.  Restrictions on Subsidiaries..........................115
        Section 7.18.  Partnerships..........................................115
        Section 7.19.  Default Under the Volume Purchase Agreement...........115
        Section 7.20.  Collections of Receivables............................115
        Section 7.21.  Management Fees.......................................115
        Section 7.22.  Operating Leases......................................116
        Section 7.23.  Restrictions Regarding License Subsidiaries...........116

ARTICLE VIII

   CONDITIONS TO THE CLOSING.................................................116
        Section 8.01.  Terms and Conditions of Transaction...................116
        Section 8.02.  Due Diligence.........................................117
        Section 8.03.  Validity of Liens.....................................117
        Section 8.04.  Search Reports and Related Documents..................117
        Section 8.05.  Certificates of Insurance.............................118
        Section 8.06.  Solvency Certificate..................................118
        Section 8.07.  Opinions of Counsel to the Borrower and its
        Subsidiaries.........................................................118
        Section 8.08.  Opinion of Counsel to the Parent......................118
        Section 8.09.  Opinion of FCC Counsel................................119
        Section 8.10.  Payment of Fees.......................................119
        Section 8.11.  Approvals, Permits; FCC Licenses......................119
        Section 8.12.  Delivery of Full-Term Operating Business Plan.........120
        Section 8.13.  Security Agreements...................................120
        Section 8.14.  Guaranties............................................121
        Section 8.15.  Mortgages, Etc........................................122
        Section 8.16.  Landlord Waivers, Attornment and Recognition
        Agreements, Consents to Collateral Assignments.......................123
        Section 8.17.  Material Agreements...................................123
        Section 8.18.  Litigation............................................123
        Section 8.19.  Insurance Certificates................................124
        Section 8.20.  No Default............................................124
        Section 8.21.  No Material Adverse Effect............................124
        Section 8.22.  Corporate or Limited Liability Company Documents......124
        Section 8.23.  Intercreditor Agreement...............................126
        Section 8.24.  Capital Contribution Agreement........................126
        Section 8.25.  Amendment to Volume Purchase Agreement................126
        Section 8.26.  Management Services Agreement and Other
        Agreements; Acknowledgement of Assignment............................126
        Section 8.27.  Interest..............................................127

        Section 8.28.  No Misrepresentations.................................127
        Section 8.29.  Compliance Certificate................................128
        Section 8.31.  Other Information.....................................128
        Section 8.32.  Applications for Transfer of Ownership................128

ARTICLE IX

   CONDITIONS TO ADVANCES....................................................128
        Section 9.01.  Conditions Precedent to an Initial Advance............128
        Section 9.02.  Conditions to All Advances............................129

ARTICLE X

   EVENTS OF DEFAULT; ACCELERATION; ETC......................................131
        Section 10.01.  Events of Default and Acceleration...................131

ARTICLE XI

   THE ADMINISTRATIVE AGENT..................................................136
        Section 11.01.  Authorization and Action.............................136
        Section 11.02.  Administrative Agent's Reliance, Etc.................136
        Section 11.03.  Nortel and Affiliates................................137
        Section 11.04.  Lender Credit Decision...............................138
        Section 11.05.  Indemnification......................................138
        Section 11.06.  Successor Administrative Agents......................138

ARTICLE XII

        MISCELLANEOUS........................................................139
        Section 12.01.  Amendments, Etc......................................139
        Section 12.02.  Notices, Etc.........................................140
        Section 12.03.  No Waiver; Remedies..................................142
        Section 12.04.  Costs, Expenses......................................142
        Section 12.05.  Right of Set-off.....................................145
        Section 12.06.  Binding Effect.......................................145
        Section 12.07.  Assignments and Participations.......................145
        Section 12.08.  Governing Law........................................150
        Section 12.09.  Execution in Counterparts............................150
        Section 12.10.  Confidentiality......................................150
        Section 12.11.  Consent to Jurisdiction..............................151
        Section 12.12.  Matters Relating to the Collateral Agent.............151
        Section 12.13.  Amendments, Etc., to Intercreditor Agreement.........152
        Section 12.14.  Limitation of Liability..............................152

        Section 12.15.  No Duty..............................................152
        Section 12.16.  No Fiduciary Relationship; No Agency
        Relationship.........................................................153
        Section 12.17.  Waiver of Jury Trial.................................153

                                    Exhibits

Exhibit A-1  -   Form of Facility A Note (Tranche 1)
Exhibit A-2  -   Form of Facility A Note (Tranche 2)
Exhibit A-3  -   Form of Facility B Note (Tranche 1)
Exhibit A-4  -   Form of Facility B Note (Tranche 2)
Exhibit A-5  -   Form of Facility B Note (Tranche 3)
Exhibit B    -   Form of Draw Request
Exhibit C    -   Form of Assignment and Acceptance
Exhibit D-1  -   Form of Management Services Agreement and Form of
                 Assignment and Consent
Exhibit D-2  -   Form of Operating Agreement and Form of Assignment and
                 Consent
Exhibit E-1  -   Form of Borrower Security Agreement
Exhibit E-2  -   Form of Parent Pledge Agreement
Exhibit E-3  -   Form of C-Block Subsidiary Parent Pledge Agreement
Exhibit E-4  -   Form of D-, E- and F-Block Subsidiary Parent Pledge Agreement
Exhibit E-5  -   Form of Subsidiary Security Agreement
Exhibit F    -   Form of Real Estate Mortgage Option
Exhibit G-1  -   Form of Subordination Agreement (Affiliate)
Exhibit G-2  -   Form of Subordination Agreement (Non-Affiliate)
Exhibit H-1  -   Form of Limited Recourse Parent Guaranty
Exhibit H-2  -   Form of C-Block Subsidiary Parent Limited Recourse Guaranty
Exhibit H-3  -   Form of D-, E- and F-Block Subsidiary Parent Limited Recourse
                 Guaranty
Exhibit H-4  -   Form of Subsidiary Guaranty
Exhibit H-5  -   Form of OC Guaranty
Exhibit I    -   Form of Intercreditor Agreement
Exhibit J    -   Form of Capital Contribution Agreement
Exhibit K    -   Form of Compliance Certificate
Exhibit L    -   Cash Management Agreement and Form of Assignment and
                 Consent
Exhibit M-1  -   Form of Opinion Letter of Counsel to Borrower
Exhibit M-2  -   Form of Opinion Letter of Counsel to Parent
Exhibit M-3  -   Form of Opinion Letter of Counsel to OC
Exhibit M-4      Form of Opinion Letter of Counsel to C-Block Subsidiary Parent
Exhibit M-5      Form of Opinion Letter of Counsel to D-, E- and F- Block
                 Subsidiary Parent
Exhibit M-6      Form of Opinion Letter of Local Counsel to Operating Subsidiary
                 in Indiana
Exhibit M-7      Form of Opinion Letter of FCC Counsel to Borrower, Parent and
                 License Subsidiaries
Exhibit N    -   Form of Facility B Mirror Note
Exhibit O    -   Form of Intercompany Note

                                    Schedules

Schedule 1.01    -  Designated BTAs
Schedule 1.01A      -  Certain Geographic Areas of Designated BTAs
Schedule 1.01B      -  [*] Loan Facility and [*] Loan Facility Schedule
Schedule 1.01C      -  Excluded Purchases/Invoices [*] BTAs -- schedule
                       to be provided]
Schedule 5.01(b)    -  Subsidiaries
Schedule 5.06    -  Intellectual Property
Schedule 5.07    -  FCC Licenses
Schedule 5.08    -  Litigation
Schedule 5.25    -  Environmental Matters
Schedule 5.27    -  Material Contracts
Schedule 7.04    -  Investments
Schedule 8.16    -  Mortgaged Property


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                                       viii

                                 LOAN AGREEMENT

     This Loan Agreement (the "Agreement") is made as of January 30, 1998, by and among (a) OMNIPOINT MIDWEST HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), (b) the lenders listed on the signature pages hereof and (c) NORTHERN TELECOM INC., a Delaware corporation ("Nortel"), as administrative agent for the Lenders (together with any successor thereto appointed pursuant to Section 11.06, the "Administrative Agent").

                                    ARTICLE I

                     DEFINITIONS AND RULES OF INTERPRETATION

         Section 1.01.  Definitions.

     Adjusted Debt. As of any date of determination, Total Debt less that portion of Affiliate Subordinated Debt for which current interest is not payable in cash prior to the final repayment of Facility A and Facility B.

     Adjusted Net Income. For any period, Consolidated Net Income less (without duplication) to the extent that any of the following shall have been included in Consolidated Net Income for such period (i) any net gain or loss arising from the sale of capital assets, (ii) any net gain or loss arising from any write-up or write-down of assets, (iii) earnings or losses of any other Person, substantially all of the assets of which have been acquired by the Borrower or a Consolidated Subsidiary of the Borrower in any manner, to the extent that such earnings or losses were realized by such other Person prior to the date of such acquisition, (iv) earnings or losses of any Person (other than a Consolidated Subsidiary of the Borrower) in which the Borrower or a Consolidated Subsidiary has an ownership interest, unless such earnings have actually been received by the Borrower or such Consolidated Subsidiary in the form of cash Distributions,
(v) any net gain or loss arising from the acquisition of any securities of the Borrower or a Consolidated Subsidiary, and (vi) the accrued and unpaid portion of expenses pursuant to the Expense Allocation Agreement.

     Adjusted OCF. For any period, the sum of (i) OCF for such period plus (ii) the aggregate amount of Marketing Expenses deducted in determining Consolidated Net Income for such period.

     Administrative Agent. Nortel or a financial institution acceptable to Nortel as administrative agent, together with its successors or assigns.

     Administrative Agent's Letter. That certain letter agreement dated the date hereof between the Administrative Agent and the Borrower.

     Administrative Agent's Account. The account of the Administrative Agent maintained by the Administrative Agent with [*] at its office at [*], for the account of [*] (or such other account as the Administrative Agent from time to time may specify).

     Administrative Agent's Office. The Administrative Agent's office set forth in Section 12.02 and, upon the appointment of a successor Administrative Agent pursuant to Section 11.06, such address as shall be provided by such successor Administrative Agent, or in either case such office as the Administrative Agent from time to time may designate.

     Advances. An advance by a Lender to the Borrower pursuant to Article II and refers to a Base Rate Advance or a LIBOR Advance and a Facility A Advance or a Facility B Advance.

     Affiliate. As to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall include the power, direct or indirect, (a) to vote 50% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons of such Person or (b) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

     Affiliate Subordinated Debt. Indebtedness of a Loan Party to an Affiliate as to which the holder thereof has executed a subordination agreement substantially in the form of the Subordination Agreement (Affiliate) attached hereto as Exhibit G-1.

     Agents. Collectively, the Administrative Agent and the Collateral Agent.

     Annualized EBITDA. As of June 30, 2001, EBITDA for the two most recently completed fiscal quarters multiplied by two. As of September 30, 2001, EBITDA for the three most recently completed fiscal quarters multiplied by a fraction, the numerator of which is 4 and the denominator of which is 3. As of any other date of determination, EBITDA for the four most recently completed fiscal quarters.

     Applicable Lender. With respect to Facility A Loans, Facility A Lenders and with respect to Facility B Loans, Facility B Lenders.

     Applicable Lending Office. With respect to any Lender, for Base Rate Loans, the office of such Lender specified as its domestic lending office and, for LIBOR Loans, the office of such Lender specified as its LIBOR lending office, in either case on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a Lender, or such other offices of such Lender as such Lender may from time to time specify to the Administrative Agent.


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                                        2

     Applicable Margin. With respect to:

          (a)  any Facility A Advance that is:

               (i)  a Base Rate Advance, [*] per annum, and

               (ii) a LIBOR Advance, [*] per annum, and

          (b)  any Facility B Advance that is:

               (i)  a Base Rate Advance, [*] per annum, and

               (ii) a LIBOR Advance, [*] per annum;

               provided, however, that the Applicable Margin with respect to Facility B Advances as calculated above will increase by 2% per annum on the sixth anniversary of the Closing Date and by an additional 2% per annum on each anniversary of the Closing Date thereafter (but shall in no event exceed the Maximum Lawful
               Rate), and provided further, that the Applicable Margin for Advances under Tranche 1 and Tranche 2 of Facility B as calculated above shall increase by [*] per annum from the Launch Date if the Network has not been placed in Commercial Service in the Detroit BTA and Indianapolis BTA by the Launch Date, until such time as the Network in those markets is placed in Commercial Service. If one but not both the Detroit BTA and Indianapolis BTA are in Commercial Service by the Launch Date, the increase in the Applicable Margin, as applicable, shall only apply with respect to an amount equal to the then-outstanding principal balance of Facility B Advances multiplied by (i) if the Detroit BTA is in Commercial Service by such date, [*] and (ii) if the Indianapolis BTA is in Commercial Service by such date, [*]. Subject to the provisions of Section 2.12, if the Network in the Detroit BTA and Indianapolis BTA has not been placed in Commercial Service by the first anniversary of the Launch Date, then the Applicable Margin with respect to the then outstanding aggregate principal balance of all Facility B Advances shall be the same as the Applicable Margin with respect to Facility A Advances of the same Type.

     Approved Annual Operating Business Plan. With respect to each fiscal year of the Borrower, beginning with its fiscal year ending December 31, 1998, any annual business operating plan delivered by the Borrower pursuant to Section 6.13(a) with respect to such fiscal year that shall have been approved by the Required Lenders.


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                                        3

     Approved Full-Term Operating Business Plan. Unless and until the Borrower in its discretion shall have delivered to the Lenders a revised full-term operating plan that the Required Lenders shall have approved, the full-term operating plan delivered by the Borrower pursuant to Section 8.12, and thereafter the most recent full-term operating plan delivered by the Borrower that the Required Lenders shall have approved.

     Assignment and Acceptance. An Assignment and Acceptance substantially in the form of Exhibit C.

     Atlantic City BTA. As defined in Section 6.23.

     Availability. As of any date, the sum of (I) the amount by which the lesser of (x) the Facility A Borrowing Base and (y) the Facility A Maximum Commitments exceeds the outstanding Facility A Loans, and (II) the amount by which the lesser of (x) the Facility B Borrowing Base and (y) the Facility B Maximum Commitments exceeds the outstanding Facility B Loans.

     Balance Sheet Date. December 31, 1997.

     Base Rate. A fluctuating interest rate per annum in effect from time to time, which rate per annum shall at any date of determination be equal to the higher of:

          (a) the rate of interest per annum announced publicly by Citibank N.A. as its prime or base rate in effect on such date at its principal office in New York City; and

          (b) 1/2 of 1% per annum above the Federal Funds Rate on such date.

     Base Rate Advance. A Facility A Advance or Facility B Advance bearing interest calculated by reference to the Base Rate.

     Base Rate Loans. Facility A Loans or Facility B Loans bearing interest calculated by reference to the Base Rate.

     Borrower. See the preamble hereto.

     Borrower Security Agreement. See Section 8.13(a).

     Breakage Costs. Any loss, cost or expense (including loss of anticipated profit) that any Lender or the Administrative Agent may sustain or incur as a consequence of (a) a default by the Borrower in payment of the principal amount of any LIBOR Loans as and when due and payable, including such loss or expense arising from interest or fees payable by such Lender or the Administrative Agent to lenders of funds obtained by it in order to make its LIBOR Loans or (b) the making of any payment of a LIBOR Loan on a day that is not the last day of the applicable

Interest Period with respect thereto, including interest or fees payable by such Lender or Administrative Agent to lenders of funds obtained by it in order to maintain any such Loans.

         BTA. Any "basic trading area" as on the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, and utilized by the FCC in dividing the 50 states, the District of Columbia and the United States territories into 493 BTAs for the purpose of licensing PCS Systems.

         Business Day. Any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close and, if the applicable Business Day relates to any LIBOR Advance, a day on which dealings are not carried on in the London interbank market.

         Capital Contribution Agreement.  See Section 8.24 hereof.

         Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower in connection with the purchase or lease by the Borrower of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     Capital Lease Obligations. As to any Person, all outstanding Indebtedness, obligations and liabilities of such Person incurred under Capitalized Leases.

         Capitalized Leases. Leases, the discounted future rental-payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     Cash Equivalents. As to any Person, any Investments of such Person of the types permitted under clauses (b), (c), (d) and (e) of Section 7.04 having a maturity of not greater than 270 days from the date of acquisition thereof.

     Cash Management Agreement. The Cash Management Agency Agreement dated as of January 30, 1998 between Operations and OC.

     C-Block FCC License. Any FCC License sold in the FCC's C-block auction.

     C-Block Subsidiary. Each Subsidiary of the C-Block Subsidiary Parent that, as of the date hereof, holds a C-Block FCC License listed in Part II of Schedule 1.01.

     C-Block Subsidiary Parent. OPCS, LLC, a Delaware limited liability company, together with its successors.

     C-Block Subsidiary Parent Limited Recourse Guaranty. See Section 8.14(b).

     C-Block Subsidiary Pledge Agreement. See Section 8.13(c).

     CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA Section 9601 et seq.

     Change in Control. With respect to the Borrower, any change in ownership of the Borrower resulting in less than [*] of the voting control or Stock (excluding for this purpose debt securities or debt instruments) of the Borrower being owned, directly or indirectly, by OC, and with respect to any Operating Subsidiary or License Subsidiary, any change in ownership resulting in less than [*] of the voting control or Stock (excluding for this purpose debt securities or debt instruments) of such Subsidiaries being owned by the Borrower.

     Closing Date. The meaning specified in the introductory clause of Article VIII.

     Collateral. All "Collateral" and "Pledged Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of Secured Parties.

     Collateral Agent. Chase Manhattan Trust Company, National Association, or any successor thereto appointed pursuant to Section 6.1 of the Intercreditor Agreement.

     Collateral Documents. The Security Agreements, the Mortgages, the Parent Pledge Agreement and any other agreement that purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

     Commercial Service. With respect to any portion of the Network, the time at which that portion of the Network is carrying traffic for paying subscribers.

     Commitment Fee. See Section 2.03.

     Commitments. The Facility A Commitments and the Facility B Commitments.

     Communications Act. The Communications Act of 1934, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

     Confidential Information. Information that the Borrower or any of its Affiliates furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but Confidential Information does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower or any of its Affiliates.


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                                        6

     Consolidated. The consolidation of accounts in accordance with GAAP of the Borrower and its Subsidiaries.

     Consolidated Interest Expense. For any period, all interest on Indebtedness of the Borrower and its Consolidated Subsidiaries paid in cash during such period, including the interest portion of payments under Capital Lease obligations, to the extent deducted in determining Adjusted Net Income

     Consolidated Net Income. For any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

     Contingent Obligation. As to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation, any obligation of such Person, whether or not contingent,

          (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor;

          (b) to advance or supply funds

               (i) for the purchase or payment of any such primary obligation, or

               (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain net worth, solvency or other financial statement condition of the primary obligor;

          (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary or holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

          (d) otherwise to assure, protect from loss, or hold harmless the beneficiary or holder of such primary obligation against loss in respect thereof;

provided that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.

     Contributed Capital. For any period, the sum of (i) equity contributions during such period (including equity contributed on or before the Closing Date and that portion of the purchase price of the FCC Licenses for the Designated BTAs which has theretofore been paid to the FCC in cash by or on behalf of the respective License Subsidiaries as an equity contribution in such License Subsidiary), plus (ii) the amount of cash proceeds of Subordinated Debt received during such period, minus (iii) any Distributions made during such period minus (iv) all cash interest paid on Subordinated Debt during such period.

     Convert, Conversion and Converted. A conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.05 or Section 2.06.

     Core BTAs. All BTAs designated as "Core" on the attached Schedule 1.01 and any other BTA whether or not so designated that has one million or more POPs.

     Credit Facility. Collectively, Facility A and Facility B.

     Currency Hedge Agreement. Any currency hedge or exchange agreement, option or futures contract or other agreement intended to protect against or manage a Person's exposure to fluctuations in currency exchange rates.

     [*] Loan Facility. A loan facility in an amount to be agreed having substantially the same terms as Facility A hereunder entered into by [*] within [*] days of the date of this Agreement.

     [*]

     [*] Wireless Joint Venture, L.P., a Delaware limited partnership, and a Non-Qualified Joint Venture, the partners of which are [*]

     D-, E- and F-Block Subsidiary. Each Subsidiary of the D-,E- and F-Block Subsidiary Parent that, at the date hereof, holds an FCC License listed in Part III of Schedule 1.01.

     D-, E- and F-Block Subsidiary Parent. Omnipoint PCS Entrepreneurs Two, LLC, a Delaware limited liability company, together with its successors and assigns.

     D-, E- and F-Block Subsidiary Parent Limited Recourse Guaranty. See Section 8.14(c).

     D-, E- and F-Block Subsidiary Pledge Agreement. See Section 8.13(d).

     Default. Any Event of Default and any event or condition that, with the giving of notice, the lapse of time, or both, would become an Event of Default.

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                                       8

     Designated BTA. At any date:

          (a) any BTA the FCC License for which is listed in Schedule 1.01 and is held by a License Subsidiary as of such date, and

          (b) any other BTA acceptable to the Required Lenders in writing, the FCC License for which is held by a License Subsidiary as of such date.

     Detroit BTA. BTA No. 112.

     Distribution. Any of the following with respect to any Person:

          (a) the declaration or payment of any cash dividend, dividend in kind or cash equity distributions on or in respect of any shares of any class of Stock of such Person, other than dividends payable solely in shares of common Stock (or equivalent interests) of such Person;

          (b) the purchase, redemption, or other retirement of any shares of any class of Stock of such Person;

          (c) the return of capital by such Person to its shareholders (or holders of interests equivalent to shares) as such;

          (d) any other distribution on or in respect of any shares or equivalent interests of any class or series of Stock of such Person; or

          (e) any payment of principal, premium or interest, or any other amount, in respect of Subordinated Debt, excluding such payments made to the Borrower by any of its Subsidiaries.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Draw Request. See Section 2.02(a).

     EBITDA. For any period, without duplication, the sum of the following for the Borrower and its Consolidated Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP: (a) Adjusted Net Income, plus (b) Consolidated Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Adjusted Net Income, plus (d) depreciation and amortization expense and other non-cash, non-tax items to the extent deducted in determining Adjusted Net Income, minus (e) non-cash income (or losses) to the extent included in determining Adjusted Net Income.

     Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. Any federal, state or local law, statute, rule or regulation or common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to

          (a) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste;

          (b) air, water or noise pollution;

          (c) groundwater and soil contamination;

          (d) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;

          (e) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species;

          (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles;

          (g) health and safety of employees and other persons; and

          (h) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products, by-products or breakdown products or solid or hazardous waste, including (i) CERCLA; (ii) RCRA; (iii) the Toxic Substance Control Act, as amended, 15 USCA Section 2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA Section 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA Section 7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA Section 1801 et seq.; (vii) the Superfund Amendments and Reauthorization Act of 1986; and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law. As used above, the terms "release", "threatened release", "hazardous substance" and "environment" shall have the meaning in CERCLA, and the terms "solid waste" and "dispose" (or "disposal") shall have the meaning in the RCRA.

     Environmental Permits. See (s)(s).5.25(d).

     Equipment. As defined in the Volume Purchase Agreement.

     Ericsson Tranche Y Loan. See Section 2.09(b)(i)(A)(I).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder as from time to time in effect.

     ERISA Affiliate. Any Person that is treated as a single employer with the Borrower under Section 414 of the IRC.

     ERISA Event. With respect to any Loan Party or any ERISA Affiliate,

          (a) a Reportable Event,

          (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,

          (c) the filing of a notice of intent to terminate a Plan under a distress termination of the Plan under Section 4041(c) of ERISA, or the treatment of a Plan amendment as a termination under Section 4041 of ERISA,

          (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or

          (e) occurrence of any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or to cause the imposition of any liability (other than PBGC premiums due but not delinquent under Section 4007 of ERISA) in excess of $250,000 under Title IV of ERISA.

     Event of Default. Any of the events specified in Section 10.01.

     Event of Force Majeure. A fire, act of civil disobedience, riot, rebellion, accident, explosion, flood, storm, Act of God, governmental action or similar occurrence that is not reasonably foreseeable and beyond the reasonable control of the OC and its Subsidiaries and that has the effect of preventing the Borrower or one of its Subsidiaries from fulfilling any of its obligations under this Agreement.

     Excess Cash Flow. For any fiscal year, EBITDA for such fiscal year minus
(i) taxes payable in cash for such fiscal year, (ii) all principal and cash interest payments on Indebtedness made during such fiscal year whether optional, mandatory or scheduled payments, and (iii)

Capital Expenditures (but only to the extent paid in cash and not financed) made during such fiscal year.

     Excess Proceeds. With respect to any FCC License Transfer or any FCC License Partition, the Net Cash Proceeds thereof, whether received at the time of such sale or at any time thereafter, after deducting from such proceeds the amount of any prepayment that becomes due as a result thereof and any prepayments to other providers of vendor financing to the Borrower made as a result thereof pursuant to provisions substantially the same as the applicable provisions of this Agreement.

     Expense Allocation Agreement. The Expense Allocation Agreement dated as of January 30, 1998 among the Borrower, Operations and OC.

     Facility A. A term facility that provides for Facility A Loans to the Borrower on the terms and conditions herein.

     Facility A Advances. See Section 2.01(a).

     Facility A Borrowing Base. At any date:

          (a) For Tranche 1 of Facility A, an amount equal to [*] percent (100%) of the dollar amount paid to Nortel for Nortel Goods and Services (excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs prior to or concurrently with any Facility A Tranche 1 Draw Request.

          (b) For Tranche 2 of Facility A,

               (i) from the Closing Date, to but excluding [*] an amount equal to [*] of the sum of

                    (A) the dollar amount paid to Nortel for Nortel Goods and
               Services (excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs prior to or concurrently with any Facility A Tranche 2 Draw Request, plus

                    (B) the dollar amount of the Initial Purchase Order, plus

                    (C) the dollar amount of any other unfilled irrevocable
               purchase orders (whether placed by the Borrower before or after the Closing Date) for Nortel Goods and Services for any one or more of the Designated BTAs accepted by Nortel for delivery on Site and Scheduled for Installation in [*] or within [*] days of the


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                                       12
               date of the Facility A Tranche 2 Draw Request and Scheduled for Installation within [*] of delivery.

               (ii) beginning on and after [*] an amount equal to [*] of the sum of

                    (A) the dollar amount paid to Nortel for Nortel Goods and
               Services (excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs prior to or concurrently with any Facility A Tranche 2 Draw Request, plus

                    (B) the dollar amount of any unfilled irrevocable purchase orders (whether placed by the Borrower before or after the Closing Date) for Nortel Goods and Services for any one or more of the Designated BTAs accepted by Nortel for delivery on Site within [*] days of the date of Facility A Tranche 2 Draw Request and Scheduled for Installation within [*] days of delivery.

     Facility A Borrowing Base Certificate. A certificate, in form and substance satisfactory to the Administrative Agent, duly certified by the chief or principal financial or accounting officer of the Borrower, stating the amount of the Facility A Borrowing Base as of the date of such certificate and setting forth in reasonable detail the calculation of the amount thereof.

     Facility A Commitment. For any Facility A Lender at any date, the Facility A Maximum Commitments as of such date, multiplied by such Facility A Lender's Facility A Commitment Percentage as of such date, as the same may be reduced from time to time pursuant to Section 2.11, Section 3.02 Section 3.03 or Section
10.01 or any other applicable section of this Agreement.

     Facility A Commitment Percentage. For any Facility A Lender, the percentage next to the heading "Facility A Commitment Percentage" opposite its name on the signature pages hereof or on the Assignment and Acceptance, if such Lender has entered into an Assignment and Acceptance pursuant to Section 12.07.

     Facility A Commitment Termination Date. The earliest of (i) [*], (ii) the date on which an aggregate of [*] has been advanced pursuant to Facility A,
(iii) the Facility A Maturity Date, or (iv) the termination of the Facility A Commitments in their entirety pursuant to Section 2.11, Section 3.02, Section
3.03 or Section 10.01 or any other applicable section of this Agreement.

     Facility A Lender. Any Lender for which there is a percentage greater than zero next to the heading "Facility A Commitment Percentage" opposite its name or on the signature pages hereof or on the Assignment and Acceptance, if such Facility A Lender has entered into an Assignment and Acceptance, pursuant to
Section 12.07.


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                                       13

     Facility A Loan. A Loan consisting of simultaneous Facility A Advances of the same Type made by the Facility A Lenders.

     Facility A Maturity Date. The earliest of:

          (a) [*]

          (b) the date of the acceleration of the Facility A Advances pursuant to Section 10.01; and

          (c) the date on which the entire Network is sold.

     Facility A Maximum Commitments. At any date, an amount that is equal to:

          (a) for Tranche 1 of Facility A,

               (i) [*] minus

               (ii) the dollar amount which equals [*] multiplied by the amount listed on Schedule 1.01B, minus

               (iii) the aggregate principal amount of the Facility A Advances under Tranche 2 of Facility A at any time outstanding, minus

               (iv) the aggregate amount by which the Facility A Maximum Commitments for Tranche 1 of Facility A shall have been permanently reduced pursuant to Section 2.11, Section 3.02, Section 3.03 or
          Section 10.01 or any other applicable section of this Agreement on or prior to such date.

          (b) for Tranche 2 of Facility A,

               (i) [*] minus

               (ii) the dollar amount which equals [*] multiplied by the amount listed on Schedule 1.01B, minus

               (iii) the aggregate amount by which the Facility A Maximum Commitments for Tranche 2 of Facility A shall have been permanently reduced pursuant to Section 2.11, Section 3.02, Section 3.03 or
          Section 10.01 or any other applicable section of this Agreement on or prior to such date.

     Facility B. A term facility that provides for Facility B Loans to the Borrower on the terms and conditions herein.


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                                       14

     Facility B Advances. See Section 2.01(b).

     Facility B Borrowing Base. At any date,

          (a) For Tranche 1 of Facility B,

               (i) on and after [*] until and excluding [*], an amount equal to the lesser of

                    (A) [*] or

                    (B) [*] of the total of:

                         (1) the dollar amount of any unfilled irrevocable
                    purchase orders (whether placed by the Borrower before, on, or after the Closing Date) for Nortel Goods and Services for any one or more of the Designated BTAs accepted by Nortel for delivery on Site and Scheduled for Installation in [*], plus

                         (2) the dollar amount paid by the Borrower for
                    purchases of Nortel Goods and Services in [*] (excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs, the [*] BTAs and the [*] BTAs (exclusive of any amounts paid for the Nortel Goods and Services listed on Schedule 1.01C) prior to or concurrently with any Facility B Tranche 1 Draw Request, plus

                         (3) the dollar amount of any unfilled irrevocable
                    purchase orders for Nortel Goods and Services for any one or more of the [*] BTAs and the [*] BTAs (exclusive of those unfilled irrevocable purchase orders referenced on Schedule 1.01C) accepted by Nortel for delivery on Site and Scheduled for Installation in [*].

               (ii) on and after [*] an amount equal to the lesser of

                    (A) [*] or

                    (B) [*] of

                         (1) the dollar amount paid to Nortel for Nortel Goods
                    and Services (excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs, the


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                                       15

                    Wichita BTAs or the Denver & Ephrata BTAs (exclusive of any amounts paid for the Nortel Goods and Services listed on
                    Schedule 1.01C) prior to or concurrently with any Facility B Tranche 1 Draw Request, plus

                         (2) the dollar amount of any unfilled irrevocable
                    purchase orders (whether placed by the Borrower before or after the Closing Date) for Nortel Goods and Services for any one or more of the Designated BTAs, the [*] BTAs and the [*] BTAs (exclusive of the unfilled irrevocable purchase orders referenced on Schedule 1.01C) accepted by Nortel for delivery on Site within [*] days and Scheduled for Installation within [*] days of delivery.

          (b) For Tranche 2 of Facility B,

               (i) on and after [*] to and excluding [*], an amount equal to the lesser of

                    (A) [*] or

                    (B) [*] of the total of

                         (1) the dollar amount of unfilled irrevocable purchase
                    orders (whether placed by the Borrower before or after the Closing Date) for Nortel Goods and Services for any one or more of the Designated BTAs, the [*] BTAs and the [*] BTAs (exclusive of those unfilled irrevocable purchase orders referenced on Schedule 1.01C) accepted by Nortel for delivery on Site and Scheduled for Installation in [*] plus

                         (2) the actual dollar amount paid for purchases of
                    Nortel Goods and Services in [*] (excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs, the [*] BTAs and the [*] BTAs (exclusive of any amounts paid for the Nortel Goods and Services listed on Schedule 1.01C) prior to or concurrently with any Facility B Tranche 2 Draw Request.

     less, in either case (A) or (B), the dollar amount advanced under Tranche 1 of Facility B (without giving effect to any prepayments or repayments).

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                                       16

               (ii) on and after [*] an amount equal to the lesser of

                    (A) [*] or

                    (B) [*] of

                         (1) the dollar amount paid to Nortel for Nortel Goods
                    and Services (excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs, the [*] BTAs and the [*] BTAs (exclusive of any amounts paid for the Nortel Goods and Services listed on
                    Schedule 1.01C) prior to or concurrently with any Facility B Tranche 2 Draw Request, plus

                         (2) the dollar amount of any unfilled irrevocable
                    purchase orders (whether placed by the Borrower before or after the Closing Date) for Nortel Goods and Services for any one or more of the Designated BTAs, the [*] BTAs and the [*] BTAs (exclusive of the unfilled irrevocable purchase orders referenced on Schedule 1.01C) accepted by Nortel for delivery on Site within [*] days and Scheduled for Installation within [*] days of delivery.

          less, in either case (A) or (B), the dollar amount advanced under Tranche 1 of Facility B (without giving effect to any prepayments or repayments, except to the extent of a mandatory prepayment of Facility B Loans made on or prior to [*] required as a result of borrowings in excess of the Facility B Borrowing Base pursuant to Section 3.02(d)).

          (c) For Tranche 3 of Facility B, an amount equal to the amount of interest which has accrued on Tranches 1, 2 and 3 of Facility B through [*].

     Facility B Borrowing Base Certificate. A certificate, in form and substance satisfactory to the Administrative Agent, duly certified by the chief or principal financial or accounting officer of the Borrower, stating the amount of the Facility B Borrowing Base as of the date of such certificate and setting forth in reasonable detail the calculation of the amount thereof.

     Facility B Commitment. For any Facility B Lender at any date, the Facility B Maximum Commitments as of such date, multiplied by such Facility B Lender's Facility B Commitment Percentage as of such date, as the same may be reduced from time to time pursuant to Section 2.11, Section 2.12, Section 3.02, Section
3.03 or Section 10.01 or any other applicable section of this Agreement.


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                                       17

     Facility B Commitment Percentage. For any Facility B Lender, the percentage next to the heading "Facility B Commitment Percentage" opposite its name on the signature pages hereof or on the Assignment and Acceptance, if such Lender has entered into an Assignment and Acceptance pursuant to Section 12.07.

     Facility B Commitment Termination Date: (a) With respect to Tranches 1 and 2 of Facility B, the earliest of (i) [*] (ii) the first date after [*], on which an aggregate of [*] has been advanced under Tranches 1 and 2 of Facility B,
(iii) the Facility B Maturity Date, or (iv) the termination of the Facility B Commitments in their entirety pursuant to Section 2.11, Section 2.12, Section 3.02, Section 3.03 or Section 10.01 or any other applicable section of this Agreement; (b) With respect to Tranche 3 of Facility B, the earliest of (i) [*],
(ii) the date on which an aggregate of [*] has been advanced under Tranche 3 of Facility B, (iii) the Facility B Maturity Date, or (iv) the termination of the Facility B Commitments in their entirety pursuant to Section 2.11, Section 2.12,
Section 3.02, Section 3.03 or Section 10.01 or any other applicable section of this Agreement.

     Facility B Initial Mandatory Payment Date. Any date (other than the Facility B Maturity Date) on which Facility B Loans would be required to be paid or prepaid in full in accordance with Section 3.02(d), or 3.02(e) or any other applicable section of this Agreement but for provisions thereof pertaining to any limitation imposed by Section 2.07(b)(VIII) on payments by delivery of OC Common Stock, including any Initial Payment Date (as defined in Section 3.02(e)).

     Facility B Lender. Any Lender for which there is a percentage greater than zero next to the heading "Facility B Commitment Percentage" opposite its name or osignature pages hereof or on the Assignment and Acceptance if such Lender has entered into an Assignment and Acceptance pursuant to Section 12.07.

     Facility B Loan. A Loan consisting of simultaneous Facility B Advances made by the Facility B Lenders.

     Facility B Maturity Date. The earliest of:

          (a) [*],

          (b) the date of the acceleration of the Facility B Advances pursuant to Section 10.01, and

          (c) [*].

     Facility B Maximum Commitments. At any date, an amount that is equal to:

          (a) For Tranche 1 of Facility B,


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                                       18

               (i) [*] minus

               (ii) the aggregate amount by which the Facility B Maximum Commitments for Tranche 1 of Facility B shall have been permanently reduced pursuant to Section 2.11, Section 2.12, Section 3.02, Section
          3.03 or Section 10.01 or any other applicable section of this Agreement on or prior to such date;

          (b) For Tranche 2 of Facility B,

               (i) [*] minus

               (ii) the aggregate principal amount of the Facility B Advances under Tranche 1 of Facility B at anytime outstanding, minus

               (iii) the aggregate amount by which the Facility B Maximum Commitments for Tranche 2 of Facility B shall have been permanently reduced pursuant to Section 2.11, Section 2.12, Section 3.02, Section
          3.03 or Section 10.01 or any other applicable section of this Agreement on or prior to such date;

          (c) For Tranche 3 of Facility B,

               (i) the lesser of (I) [*] and (II) the amount of interest that has accrued on the aggregate outstanding principal balance of Tranche 1 and Tranche 2 of Facility B through [*], plus accrued and unpaid interest on the outstanding principal balance of Tranche 3 of Facility B through [*], minus

               (ii) the aggregate amount by which the Facility B Maximum Commitments for Tranche 3 of Facility B shall have been permanently reduced pursuant to Section 2.11, Section 2.12, Section 3.02, Section
          3.03 or Section 10.01 or any other applicable section of this Agreement on or prior to such date.

     Facility B Mirror Note. See Section 7.04(i).

     Facility B Notice Date. See Section 2.07(b)(II).

     FASB. The Financial Accounting Standards Board and its predecessors.

     FCC. The Federal Communications Commission or any Governmental Body succeeding to the functions thereof.

     FCC Debt. Amounts owing to the FCC with respect to the deferred purchase price for FCC Licenses.


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                                       19

     FCC License(s). Licenses issued by the FCC for the provision of broadband mobile personal communications services.

     FCC License Partition. A sale, transfer or other disposition of the right to provide PCS services to POPs within a geographic area specified in Schedule 1.01A (as the same may be supplemented from time to time by agreement of the Borrower and the Required Lenders) that is within a Designated BTA.

     FCC License Transfer. Any sale, assignment or other transfer of any FCC License in its entirety or any Stock of a License Subsidiary, each as permitted in Section 7.06(b) , other than any such transfer to a Qualified Joint Venture permitted under Section 7.06(b)(iii)(C).

     Federal Funds Rate. The fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal-funds transactions with members of the Federal Reserve System arranged by federal-funds brokers, as published for such day (or, if such day is not a Business Day, for the next-preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal-funds brokers of recognized standing selected by it.

     First Optional Payment Date. [*]

     Fiscal Quarter. A fiscal quarter of the Borrower and its Consolidated Subsidiaries.

     GAAP. See Section 1.03.

     Governmental Body. Any nation or government, any state or other political subdivision thereof, 0any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

     Gross Revenues. For any period, gross revenues, determined on a Consolidated basis, of the Borrower and its Subsidiaries determined in accordance with GAAP for such period.

     GSM. Global standard for mobile communications designed to ensure interoperability of digital telephony service.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA that is maintained or contributed to by any Loan Party or any ERISA Affiliate or that was so maintained or contributed to and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event that such plan has


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                                       20
been or were to be terminated the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guaranties. At any date, any Limited Recourse Parent Guaranty, Subsidiary Guaranty, C-Block Subsidiary Parent Limited Recourse Guaranty, D-, E- and F-Block Subsidiary Parent Limited Recourse Guaranty or the OC Guaranty theretofore delivered by any Person that shall not have been terminated or released in accordance with its terms.

     Guarantors. At any date, any Person that shall have delivered a Guaranty that shall not have been terminated and released in accordance with its terms.

     Indebtedness. As to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money, (b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days, (d) all Capital Lease Obligations of such Person, (e) all Indebtedness of others guaranteed by such Person, (f) all indebtedness, liabilities and obligations secured by a Lien existing on property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual liens arising in the ordinary course of business), (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (h) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital Stock of such Person, (i) all indebtedness, liabilities and obligations of such Person under Interest Rate Protection Agreements or Currency Hedge Agreements, and (j) all indebtedness, liabilities and obligations of such Person in respect of unfunded vested benefits under any pension plan.

     Indianapolis BTA. BTA No. 204.

     Initial Purchase Order. The unfilled amount of the irrevocable purchase order for Nortel Goods and Services placed by the Borrower on or prior to the Closing Date in an amount of at least [*] (or such amount as may be agreed) accepted by Nortel scheduled for delivery on Site and Scheduled for Installation during [*] within the Designated BTAs.

     Intercompany Note. A promissory note evidencing intercompany debt in substantially the form of Exhibit O.

     Intercreditor Agreement. See Section 8.23.

     Interest Period. For each LIBOR Advance comprising part of the same Loan, the period commencing on the date of such LIBOR Advance or the date of the Conversion of any Base Rate


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                                       21

Advance into such LIBOR Advance and ending on the last day of such period, determined as provided below, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, determined as provided below. At the election of the Borrower, the duration of each such Interest Period shall be one month, two months, three months or six months; provided that:

          (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next-succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next-following calendar month, the last day of such Interest Period shall occur on the next-preceding Business Day,

          (b) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month for the appropriate following calendar month (one, two, three or six months later), such Interest Period shall end on the last Business Day of such appropriate following calendar month, and

          (c) the Borrower may not have more than three Interest Periods in effect at any one time.

     Interest Rate Protection Agreements. With respect to the Borrower, an interest rate swap, cap or collar agreement or similar arrangement between the Borrower and one or more Lenders or a Permitted Counterparty providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of capital Stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Contingent Obligations), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time:

          (a) the amount on any date of determination of any Investment represented by a Contingent Obligation shall be taken at not less than the principal amount of the obligations as to which such Contingent Obligation exists and that are still outstanding on such date of determination;

          (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;

          (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);

          (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid;

          (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof; and

          (f) there shall be included as an Investment (i) each receivable (other than with respect to sales of handsets and accessories thereto) that is payable more than three months following the date of the sale giving rise thereto and (ii) each receivable with respect to sales of handsets and accessories thereto that is payable more than six months following the date of the sale giving rise thereto.

     IRC. The Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations issued thereunder as from time to time in effect.

     Launch Date. [*]

     Lender. Nortel, and each of the banks or other lending institutions which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto or any successor assignee thereof by reason of an Assignment and Acceptance in accordance with Section
12.07 hereof.

     LIBOR. For any applicable Interest Period, a simple per annum interest rate (rounded upward, if necessary, to the nearest 1/100th of one percent) equal to

          (a) (i) the rate per annum that appears on Page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits, in an amount approximately equal to the amount of the requested Loan for the time period corresponding to the requested Interest Period relating to such requested Loan, as shown under the heading "USD" as of 11:00 a.m. (London time), two Business Days before the first day of such Interest Period, or

               (ii) if the rate specified in clause (i) cannot be determined, the rate per annum equal to the arithmetic mean of the rates shown on the LIBOR page of Reuters Money Service at approximately 11:00 a.m. (London time), two Business Days before the first day of such Interest Period in an amount approximately equal to the amount of the requested Loan, divided by


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                                       23

          (b) one, minus the LIBOR Reserve Rate, stated as a decimal.

     LIBOR Advance. A Facility A Advance or Facility B Advance bearing interest calculated by reference to LIBOR.

     LIBOR Business Day. Any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     LIBOR Loans. Loans bearing interest calculated by reference to LIBOR.

     LIBOR Reserve Rate. For any Interest Period for all LIBOR Advances comprising part of the same Loan, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Advances is determined) having a term equal to such Interest Period.

     License Subsidiary. At any date, each Wholly-Owned Subsidiary of the Borrower, each C-Block Subsidiary and each D-, E- and F-Block Subsidiary which holds an FCC License for any of the Designated BTAs, other than any C-Block Subsidiary or D-, E- and F-Block Subsidiary the pledge of the shares or units of Stock of which shall have been released pursuant to the applicable Security Agreement.

     Lien. Any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any Capitalized Lease or other financing lease having substantially the same economic effect as any of the foregoing.

     Limited Recourse Parent Guaranty. See Section 8.14(a).

     Loan. A Facility A Loan or a Facility B Loan.

     Loan Documents. This Agreement, the Notes, the Collateral Documents, the Guaranties, the Subordination Agreements, including, without limitation, the Subordination Agreement among OC, the Borrower and Operations, the Capital Contribution Agreement, the Administrative Agent's Letter, any mortgage or deed of trust entered into pursuant to Section 6.15 and any other agreements or documents contemplated hereby or thereby and all schedules, exhibits and annexes thereto.

     Loan Parties. Collectively, the Borrower, OC, the Parent and each other Guarantor.

     Management Services Agreement. The Services Agreement between OCSI and Operations substantially in the form of Exhibit D-1.

     Market Price. For any Trading Day and any share of OC Common Stock:

          (a) if OC Common Stock is listed or admitted to trading on any securities exchange, the closing price, regular way, per share on such day on the principal securities exchange on which OC Common Stock is traded; and

          (b) if OC Common Stock is not then listed or admitted to trading on any securities exchange but is traded on the NASDAQ - National Association of Securities Dealers Automated Quotation system, the average of the closing bid and asked prices per share for OC Common Stock on such day on such system.

If OC Common Stock is not listed on any securities exchange or traded on such system the Market Price of OC Common Stock shall be deemed to be indeterminable.

     Marketing Expenses. With respect to any period, the sales and marketing expenses of the Borrower and its Subsidiaries for such period, including, without limitation, any such expenses incurred during such period in respect of sales literature and advertising, promotions; subscriber acquisition services; amounts allocable during such period to marketing expenses in respect of travel, entertainment, sales training, office expenses and research, and compensation and commissions in connection with the foregoing activities, if any; and the difference (if negative) between revenues from sales of handsets during such period and the cost of such handsets, as determined on a basis consistent with the Borrower's accounting methods that are consistent with GAAP.

     Material Adverse Effect. An effect resulting from any circumstance, event, or development of whatever nature (including any adverse determination in any litigation) that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole,
(ii) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders thereunder, (iii) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, or (iv) the value of Collateral available to the Administrative Agent and the Lenders after giving effect to Liens in favor of other parties.

     Material Contract. With respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any 12-month period or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

     Materials of Environmental Concern. Any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the RCRA), toxic materials, oil or petroleum and petroleum products, by products or breakdown products or any other material subject to regulation under any Environmental Laws.

     Maturity Date. With respect to Facility A Advances, the Facility A Maturity Date and with respect to Facility B Advances, the Facility B Maturity Date.

     Maximum Amount. As defined in Section 1 of the Capital Contribution Agreement.

     Maximum Lawful Rate. As to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held thereby, as the case may be, pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender and the transactions contemplated by this Agreement.

     MB Holdings. See Section 2.09(b)(i)(A)(I).

     MB Loan Agreement. See Section 2.09(b)(i)(A)(I).

     Measurement Period. As defined in Section 2.03.

     Mortgages. See Section 8.15.

     MTA. Any "major trading area" as on the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, at pages 38-39 and utilized by the FCC in dividing the 50 states, the District of Columbia and United States territories into 51 MTAs for the purpose of licensing PCS Systems.

     Multiemployer Plan. A "multiemployer plan" as defined in Sections 4001(a)(3) and 3(37) of ERISA, and to which any Loan Party or any ERISA Affiliate is making, or is obligated to make, contributions or has made, or been obligated to make, contributions.

     Necessary Authorizations. All approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including each FCC License held by a License Subsidiary and all grants, approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Subsidiaries to own, construct, maintain and operate PCS Systems.

     Net Cash Proceeds. With respect to any transaction by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only

          (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, and

          (b) the amount of taxes payable in connection with or as a result of such transaction,

in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof.

     Net Income. For any period, net income (or loss), determined on a Consolidated basis, of the Borrower and its Subsidiaries determined in accordance with GAAP for such period.

     Network. The PCS Systems being constructed in all of the Designated BTAs.

     Non-Affiliate Subordinated Debt. Indebtedness of a Loan Party to a non-Affiliate as to which the holder thereof has executed a subordination agreement substantially in the form of the Subordination Agreement (Non-Affiliate) attached hereto as Exhibit G-2.

     Non-Qualified Joint Venture. Any Person that fails to satisfy the definition of a Wholly Owned Subsidiary or a Qualified Joint Venture.

     Nortel. As defined in the preamble hereof.

     Nortel Goods and Services. [*]

     Notes. The Notes substantially in the forms of Exhibit A-1 through A-5 issued by the Borrower hereunder.

     Obligations. All Indebtedness, obligations and liabilities of the Borrower to the Administrative Agent and the Lenders, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or any of the Notes or other instruments at any time evidencing any thereof, or under Permitted Hedging Arrangements to the extent that the counterparty thereof is a Lender, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     OC. Omnipoint Corporation, a Delaware corporation, together with its successors.

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                                       27

     OC Common Stock. The common stock, par value $0.01 per share, of OC and its successors.

     OC Debt Default. With respect to any Indebtedness of OC in a principal amount of $10 million or more, an event or circumstance which occurs that constitutes (i) a default (other than a monetary default (an "OC Unmatured Default")) which is not cured or waived within 180 days, (ii) a monetary default, or (iii) acceleration of such Indebtedness.

     OC Guaranty. See Section 8.14(e).

     OC Unmatured Default. As defined in the definition of OC Debt Default.

     OCF. For any period, the sum of (a) Adjusted Net Income for such period, plus (b) all amounts in respect of depreciation and amortization for such period, plus (c) Consolidated Interest Expense for such period, plus (d) the amount of any taxes deducted in determining the Consolidated Net Income for such period.

     OCI. Omnipoint Communications Inc., a Delaware corporation, together with its successors.

     OCSI. Omnipoint Communication Services, LLC, a Delaware limited liability company, together with its successors.

     Operating Lease Obligations. As to any Person, the outstanding Indebtedness, obligations and liabilities of such Person incurred under leases that are not Capitalized Leases.

     Operating Subsidiary. Each Wholly-Owned Subsidiary of the Borrower which owns or will own the equipment for, and will construct and operate the PCS Systems in one or more of the Designated BTAs.

     Operations. Omnipoint Communications Midwest Operations, LLC, a Delaware limited liability company, together with its successors.

     Other Taxes. See Section 4.03(b).

     Overadvance. See Section 2.01(a).

     Parent. OPCS Two, LLC, a Delaware limited liability company, together with its successors.

     Parent Pledge Agreement. See Section 8.13(b).

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA, or any Governmental Body succeeding to the functions thereof.

     PCS. The business of providing mobile communications services through the use of microcells on microwave broadband frequencies with numerous low-power transmitters, each serving a small area, but excluding cellular telephone services.

     PCS System. A PCS radio-telephone system constructed and operated pursuant to an FCC License therefor held by a License Subsidiary.

     Permitted Counterparty. A Person that is rated in one of the three highest rating categories of Standard and Poors Corporation or Moody's Investors Service, Inc.

     Permitted Hedging Arrangements. Interest Rate Protection Agreements and Currency Hedge Agreements, provided that each counterparty shall be a Lender or a Permitted Counterparty, and provided that the maximum amount for which interest may be fixed or capped under all such Interest Rate Protection Agreements may not exceed one hundred percent (100%) of the Indebtedness of the Borrower and its Subsidiaries, and provided further, however, that the maximum amount of currency for which risk may be hedged under a Currency Hedge Agreement may not exceed one hundred percent (100%) of the foreign currency at risk in the transactions in which the Borrower and its Subsidiaries are engaged.

     Permitted Liens. See Section 7.02.

     Permitted Loan Agreement. As defined in the Intercreditor Agreement.

     Permitted Third-Party Expenses. With respect to the Designated BTAs, (i) amounts paid to vendors of equipment for the construction of the Network, including Nortel, (ii) Network site acquisition costs excluding any lease costs, and (iii) microwave relocation costs associated with construction of the Network, whether paid directly or reimbursed to third parties who previously performed the relocation, not to exceed [*] in the aggregate.

     Person. Any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     Plan. With respect to any Loan Party or any ERISA Affiliate, at any time, an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC and

          (a) is maintained for the employees of the Borrower or any ERISA Affiliate, or


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                                       29

          (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated.

     POPs. As of any date and with respect to any particular BTA or MTA or any geographic area included therein, the population of such BTA or MTA according to the 1990 census of the United States conducted by the United States Census Bureau.

     Property. All types of real, personal, tangible, intangible or mixed property, including each FCC License held by a License Subsidiary.

     QJV Amount. The greater of (I) [*] or (II) [*] minus the sum of (i) (x) prior to the closing date of the [*] Loan Facility, the aggregate outstanding Dollar amount of Investments of the Borrower in [*] PCS pursuant to Section 7.04(l) and (y) on and after the closing date of the [*] Loan Facility, the amount on Schedule 1.01B relating to the committed amounts under the [*] Loan Facility and (ii) (x) prior to the closing date of the [*] Facility, the aggregate outstanding Dollar amount of Investments of the Borrower in [*] pursuant to Section 7.04(l) and (y) on and after the closing date of the [*] the amount on Schedule 1.01B relating to the committed amounts under the [*].

     Qualified Joint Venture. [*]

     RCRA. The Resource Conservation and Recovery Act of 1976, as amended, 42 USCA Section 6901 et seq.

     Real Estate. Any parcel of real property or any facility currently (or for purposes of compliance with Environmental Laws, formerly) owned, operated or controlled by the Borrower or any of its Subsidiaries.

     Register. See Section 12.07(c).

     Registered Note Register. See Section 12.07(h).


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                                       30

     Registered Notes. See Section 2.10(b).

     Remaining Amount. At any date, that portion of the Maximum Amount that remains unpaid by OC pursuant to the Capital Contribution Agreement.

     Reportable Event. occurrence of any of the events in Section 4043(c) of ERISA or the regulations thereunder with respect to a Plan.

     Required Lenders. At any date, the Lenders holding two-thirds in dollar amount of the outstanding Loans, or if no Loans are outstanding, two-thirds in dollar amount of the Commitments (whether or not such Commitments have been terminated or cancelled).

     Scheduled for Installation. As defined in the Volume Purchase Agreement.

     Second Optional Payment Date. [*]

     Secured Parties. Collectively, the Administrative Agent, the Collateral Agent, the Lenders and the other agents and lenders parties to the Intercreditor Agreement.

     Security Agreement. At any date, any Subsidiary Security Agreement, Borrower Security Agreement, Parent Pledge Agreement, C-Block Subsidiary Parent Pledge Agreement and D-, E- and F- Block Subsidiary Parent Pledge Agreement theretofore delivered that shall not have been terminated and released in accordance with its terms.

     Senior Debt. At any particular time, Total Debt less Subordinated Debt.

     Significant Subsidiary. Any of (a) OCI and (b) any "significant subsidiary" within the meaning of Rule 1.02(w) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, but excluding for the purposes of clause (b) any such Subsidiary the sole asset of which is an FCC License purchased from the FCC in its "C-block" auction.

     Site. The physical premises owned or controlled pursuant to written agreement by the Borrower or the License Subsidiary for any Designated BTA.

     Solvent. With respect to any Person on a particular date, the condition that on such date, (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, Contingent Obligations, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is paying its debts generally as and when they become due, (d) such Person does not intend to, and does not believe that it will, incur debts or


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                                       31
liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of Contingent Obligations at any time, such obligations shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount (net of contribution rights) that can reasonably be expected to become an actual or matured liability.

     Special Facility Fee. As defined in Section 2.03.

     Stock. With respect to any Person, any and all shares of capital stock, partnership or other interests or units, membership interests or other units in limited liability companies, participations or equivalent rights of or in such Person and interests, participations, warrants, convertible securities or other equivalents (however designated) therein or with respect thereto, including, without limitation, Financial Assets as that term is defined in Article 8 of the UCC.

     Subordination Agreement. A Subordination Agreement in substantially the form of Exhibit G-1 (for Affiliate Subordinated Debt) or Exhibit G-2 (for Non-Affiliate Subordinated Debt).

     Subordinated Debt. Affiliate Subordinated Debt and Non-Affiliate Subordinated Debt.

     Subsidiary. As to any Person, any corporation, association, partnership, joint venture or other business entity of which such Person and/or any Subsidiary of such Person, directly or indirectly, either

          (a) in respect of a corporation, owns or controls more than 50% of the outstanding capital Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or

          (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     Subsidiary Guaranty. See Section 8.14(d).

     Subsidiary Security Agreement. See Section 8.13(e).

     Taxes. See Section 4.03(a).

     Total Debt. As of any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries outstanding, determined on a Consolidated basis.

     Total POPs. As of any date the aggregate number of POPs in the BTAs and MTAs for which the License Subsidiaries hold FCC Licenses.

     Trading Day. Any day on which the securities exchange or over-the-counter market to be used for purposes of determining the Market Price for OC Common Stock, as provided in the definition of Market Price, is open for trading in securities.

     Type. As to any Facility A Loan or Facility B Loan, its nature as a Base Rate Loan or a LIBOR Loan.

     Unencumbered Cash. As to any Person, cash and Cash Equivalents on hand of such Person, the use and disposition of which are not restricted in any manner, whether by Lien, agreement, contract, court order, judgment, decree, injunction or any other restriction of any kind or nature.

     Volume Purchase Agreement. That certain Volume Purchase Agreement, dated as of [*] by and among the Borrower, OC, its Subsidiaries party thereto and Nortel, as amended, supplemented or restated from time to time.

     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     [*] BTAs. BTA [*].

     [*] Loan Facility. A loan facility in an amount to be agreed having substantially the same terms as Facility A hereunder entered into by [*] PCS within [*] days of the date of this Agreement.

     [*] PCS. [*] PCS, LLC., a Delaware limited liability company, and a Non-Qualified Joint Venture, the joint venture partners of which are Omnipoint Venture Partners II, LLC (having as its single member OPCS II, LLC), owning [*] of the membership interest and [*], owning [*]

     Wholly Owned. As applied to any Subsidiary of a Person, a Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of Stock of which are at the time owned by such Person.


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                                       33

     Section 1.02. Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

          (h) Reference to a particular "Section" or Exhibit refers to that section or that exhibit to this Agreement, unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section 1.03. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent shall be prepared in accordance with the following ("GAAP"):

          (a) principles that are consistent with the principles promulgated or adopted by FASB in effect at December 31, 1996, and

          (b) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended at the date referred to in clause (a) above;

provided that, if FASB after the date hereof shall promulgate or adopt principles that are materially different from those in effect at December 31, 1996, the Borrower and the Lenders will endeavor in good faith to amend this Agreement in order to amend (i) the definition of GAAP to include such different principles, and (ii) the other provisions of this Agreement so as to reflect in substance the same limitations and restrictions as in effect prior to such amendment to the definition of GAAP. Prior to the effective date, if any, of any such amendment, GAAP shall, however, continue to include only the principles specified in clause (a) of the preceding sentence.

                                   ARTICLE II

                                    THE LOANS

     Section 2.01. The Advances.

          (a) Facility A. Each Facility A Lender severally agrees, on the terms and conditions hereinafter , to make advances (the "Facility A Advances") to the Borrower of up to an aggregate principal amount not to exceed such Facility A Lender's Facility A Commitment on any Business Day from the date hereof until the Facility A Commitment Termination Date.

Each Facility A Loan shall be in an amount equal to at least $1,000,000 (or, if less, the aggregate remaining unused amounts of all Facility A Lenders' Facility A Commitments) (unless such Facility A Loan is made in order to pay Nortel any amount owing to Nortel or any Affiliate thereof, in which case there shall be no minimum amount for such Facility A Advance) and shall consist of Facility A Advances of the same Type made on the same day by the Facility A Lenders ratably according to their respective Facility A Commitments.

     In no event shall the aggregate principal amount of all Facility A Advances outstanding on any date exceed the lesser of:

               (i) the Facility A Maximum Commitments as of such date, and

               (ii) the Facility A Borrowing Base as of such date.

Notwithstanding the immediately preceding sentence, for the period from the date of this Agreement to and including [*] days after the date of this Agreement, the aggregate outstanding principal balance of Facility A Advances under Tranche 2 may exceed the Facility A Borrowing Base for Tranche 2 of Facility A, but not the Facility A Maximum Commitments for Tranche 2 of Facility A (the "Overadvance") provided that, (I) the Overadvance shall not exceed at any one time [*] in the aggregate, (II) any such Overadvance shall consist of loans from the Borrower to either or both [*] PCS and [*]/Omnipoint, which loans:


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                                       35

                    (1) shall be used by [*] PCS and [*]/Omnipoint,
               respectively, for the payment to Nortel for Nortel Goods and Services used in the [*] BTAs and the [*] BTAs, respectively;

                    (2) are evidenced by Intercompany Notes that constitute
               Collateral hereunder; and

                    (3) are repaid within [*] days of the date of this
               Agreement; and

(III) the Collateral Agent shall be granted a duly perfected first priority security interest in the Nortel Goods and Services purchased by or for [*] PCS and [*]/Omnipoint, respectively, used in the [*] BTAs and [*] BTAs, respectively, having a purchase price equal to at least the amount of the Overadvance on any date; and (IV) the Borrower repays the aggregate outstanding amount of such Overadvance, if any, together with accrued and unpaid interest and applicable Breakage Costs related thereto, to the Administrative Agent on or before the [*] day after the date of this Agreement in accordance with
Section 3.02(d).

          (b) Facility B. Each Facility B Lender severally agrees, on the terms and conditions hereinafter , to make advances (the "Facility B Advances") to the Borrower of up to an aggregate principal amount not to exceed such Facility B Lender's Facility B Commitment on any Business Day from the date hereof until the Facility B Commitment Termination Date.

Each Facility B Loan shall be in an amount equal to at least $1,000,000 (or, if less, the aggregate remaining unused amounts of all Facility B Lenders' Facility B Commitments) (unless such Facility B Loan is to be comprised of Advances under Tranche 3 of Facility B, in which case there shall be no minimum amount for such Facility B Advance) and shall consist of Facility B Advances made on the same day by the Facility B Lenders ratably according to their respective Facility B Commitments.

     In no event shall the aggregate principal amount of all Facility B Advances outstanding on any date exceed the lesser of:

               (i) the Facility B Maximum Commitments as of such date, and

               (ii) the Facility B Borrowing Base as of such date.

     Section 2.02. Making the Advances.

          (a) Except as otherwise provided in Section 2.02(b), each Loan shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Loan in the case of a Loan consisting of LIBOR Advances or the first Business Day prior to the date of the proposed Loan in the case of

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                                       36
     a Loan consisting of Base Rate Advances by the Borrower to the Administrative Agent. The Administrative Agent shall give to each Applicable Lender prompt written notice thereof. Each such notice of a Loan (a "Draw Request") shall be delivered in writing by telecopy, overnight or regular mail substantially in the form of Exhibit B hereto, specifying therein:

               (i) the requested date of such Loan (which shall be a Business
          Day);

               (ii) whether such Loan is a Facility A Loan or a Facility B Loan and from which tranche of such facility such Loan is requested;

               (iii) the requested Type of Advances comprising such Loan; provided that the Borrower may not request that Advances be LIBOR Advances if, after giving effect to such Advances, there would be more than three different Interest Periods then in effect;

               (iv) if such Loan is a Facility B Loan under Tranche 3, whether the proceeds of such Loan will be used to pay accrued and unpaid interest on the outstanding Advances under Tranche 1 or under Tranche 2 of Facility B;

               (v) the requested aggregate principal amount of such Loan; and

               (vi) the account to which the proceeds of such Loan shall be paid.

Each Draw Request:

                    (A) shall be accompanied by a Facility A Borrowing Base
               Certificate or a Facility B Borrowing Base Certificate, as appropriate, that, among other things, shows the Facility A Borrowing Base or Facility B Borrowing Base, as applicable, as of the date of such Draw Request;

                    (B) with respect to a Facility A Loan or a Facility B Loan shall be accompanied by a certificate that shows the Facility A Maximum Commitment or the Facility B Maximum Commitment, as applicable, as of the date of such Draw Request and sets forth in reasonable detail the calculation of the amount thereof; and

                    (C) shall be accompanied by such additional documents as may be required by Article IX or the Draw Request.

     Each Applicable Lender shall, before 12:00 noon (New York City time) on the date of a scheduled Loan, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account in same-day funds, such Lender's ratable portion of such Loan. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions in Articles VIII and IX, the Administrative Agent will wire transfer same-day funds in the aggregate principal amount of such Loan to such account as the Borrower shall have specified in its Draw Request. If the Administrative Agent shall receive such funds and if such applicable conditions shall be fulfilled prior to 12:00 A.M. (New York City time) on the date of any proposed Loan, the Administrative Agent shall commence the wire transfer (or direct its bank to commence the wire transfer) of such funds to such account by 2:00 P.M. (New York City time).

          (b) Anything in subsection (a) above to the contrary notwithstanding,
     (i) the Borrower may not select LIBOR Advances for any Facility A Loan or Facility B Loan if the aggregate amount of such Loan is less than $5,000,000 or if the obligation of the Facility A Lenders and Facility B Lenders to make LIBOR Advances shall then be suspended pursuant to Section
     2.05 or 4.01 and (ii) there shall be no more than three Interest Periods for LIBOR Advances at any one time in effect.

          (c) Each Draw Request shall be irrevocable and binding on the Borrower. In the case of any Facility A Loan or Facility B Loan that the related Draw Request specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Applicable Lender against any loss, cost or expense incurred by such Applicable Lender as a result of any failure to fulfill on or before the date specified in such Draw Request for such Loan the applicable conditions in Articles VIII and IX, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Applicable Lender to fund the Advance to be made by such Applicable Lender as part of such Loan when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from an Applicable Lender prior to the date of any Loan that such Applicable Lender will not make available to the Administrative Agent such Lender's ratable portion of such Loan, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Loan in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Applicable Lender shall not have so made such ratable portion available to the Administrative Agent, such Applicable Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Loan and (ii) in the case of such Applicable Lender, the Federal Funds Rate. If such Applicable Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Applicable Lender's Advance as part of such Loan for purposes of this Agreement.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Loan shall not relieve any other Applicable Lender of its obligation, if any, hereunder to make its Advance on the date of such Loan, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Loan.

          (f) During the period following the occurrence of an OC Unmatured Default until such default is either cured, waived, or becomes an OC Debt Default, no Advances shall be made under the Credit Facility. [*]

          (g) Notwithstanding anything to the contrary contained in this Agreement, if and to the extent that Nortel is a Lender under this Agreement and all or a portion of the proceeds of an Advance is to be paid to Nortel, the Borrower hereby irrevocably agrees that the portion of each Loan to be advanced by Nortel to the Borrower in accordance with this Agreement may in the discretion of Nortel be effectively disbursed on the date in the Draw Request for such disbursement to the Borrower by virtue of a credit in the amount of such Loan given to the Borrower under the Volume Purchase Agreement.

     Section 2.03. Fees. [*]


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                                       39

     The Borrower shall also pay the fees in the Administrative Agent's Letter on the terms and conditions therein.

     Section 2.04. Interest.

          (a) Facility A. Except as provided in subsection (c) below, the Borrower shall pay interest on the unpaid principal amount of each Facility A Advance owing to each Applicable Lender from and including the date of such Advance through but excluding the date on which such principal amount shall be paid in full, at the following rates per annum:

               (i) During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time, plus (B) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears quarterly on (x) the last day of each March, June, September and December and (y) the Maturity Date with respect to such Advance.

               (ii) During such periods as such Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) LIBOR for such Interest Period for such Advance, plus (B) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears on (x) the last day of such Interest Period if the applicable Interest Period is one, two or three months, or the date which is three months after the first day of the Interest Period and the last date of the Interest Period if the applicable Interest Period is six months, (y) the date on which such Advance shall be Converted or repaid or prepaid, in whole or in part (together with applicable Breakage Costs), and (z) the Maturity Date with respect to such Advance.

               (iii) [*]

          (b) Facility B. Except as provided in subsection (c) below, the Borrower shall pay interest on the unpaid principal amount of each Facility B Advance owing to each Applicable Lender from and including the date of such Advance through but excluding the date on which such principal amount shall be paid in full, at the following rates per annum:

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                                       40

               (i) During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (I) the Base Rate in effect from time to time, plus (II) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears semi-annually on (x) the last day of each June and December during such periods and (y) the Maturity Date with respect to such Advance.

               (ii) During such periods as such Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (I) LIBOR for such Interest Period for such Advance, plus (II) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears on (x) the last day of such Interest Period if the applicable Interest Period is one, two or three months, or the date which is three months after the first day of the Interest Period and the last date of the Interest Period if the applicable Interest Period is six months, (y) the date on which such Advance shall be converted or repaid or prepaid, in whole or in part (together with applicable Breakage Costs), and (z) the Maturity Date.

          (c) Upon occurrence and during the continuance of a Default, the Borrower shall pay interest on

               (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) or
          (b) above, at a rate per annum equal at all times to the lesser of (I) [*] per annum above the rate per annum then required to be paid on such Advance pursuant to clause (a) or (b) above, and (II) the Maximum Lawful Rate, and

               (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the lesser of (I) [*] per annum above the rate per annum then required to be paid on Base Rate Advances pursuant to clause (a)(i) above and (II) the Maximum Lawful Rate.

     Section 2.05. Interest Rate Determination.

          (a) If, with respect to any LIBOR Advances, the Required Lenders notify the Administrative Agent that LIBOR for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective LIBOR Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Applicable Lenders, whereupon:

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                                       41

               (i) each LIBOR Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

               (ii) the obligation of the Applicable Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended immediately,

     until such time as the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (b) On the date on which the aggregate unpaid principal amount of all LIBOR Advances shall be reduced, by payment or prepayment or otherwise, to less than [*] such Advances shall automatically Convert into Base Rate Advances.

          (c) Upon the occurrence and during the continuance of any Default:

               (i) each LIBOR Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

               (ii) the obligation of the Applicable Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended immediately.

          (d) If the Administrative Agent cannot determine LIBOR for any LIBOR
     Advances:

               (i) the Administrative Agent shall forthwith notify the Borrower and the Applicable Lenders that the interest rate cannot be determined for such LIBOR Advances,

               (ii) each such Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

               (iii) the obligation of the Applicable Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended immediately, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     Section 2.06. Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.07 and 2.09, Convert all Facility A or Facility B Advances of one Type comprising the same Loan into Facility A or Facility B Advances of the other Type; provided that,

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                                       42

          (a) any Conversion of LIBOR Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such LIBOR Advances, and

          (b) the Borrower may not Convert Base Rate Advances into LIBOR Advances if, (A) after giving effect to such Conversion, there would be more than three Interest Periods in effect or (B) the Advances to be Converted would be less than the minimum amount specified in Section 2.02(b).

Each such notice of a Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, and (y) the Advances to be Converted. Each notice of Conversion shall be irrevocable and binding on the Borrower.

     Section 2.07. Payments and Computations.

          (a) Except as provided in subsection (b) below, the Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same-day funds.

          (b) Subject to the terms and conditions contained in this subsection
     (b) and except as otherwise provided herein, the Borrower shall have the option to make:

               (i) commencing after the [*] of the Closing Date, any payment that is due in respect of interest or principal on any Facility B Loan hereunder, and

               (ii) at any date any such payment in connection with an optional or mandatory prepayment of all or any portion of the Facility B Loans,

by delivering to the Administrative Agent in satisfaction of all or any part of such payment on the date when due a whole number of shares of OC Common Stock that is at least equal to:

                    (A) the amount of such payment that is to be made by
               delivery of OC Common Stock, divided by

                    (B) [*] (1) the Market Price of a share of OC Common Stock, as determined as of the Trading Day immediately preceding the Facility B Notice Date (including any Facility B Initial Mandatory Payment Date) relating to such payment; or (2) in the case of a mandatory prepayment on the First Deferred Payment Date, the Market Price of a share of OC Common Stock as determined as of the Trading Day immediately preceding the Initial Prepayment Date immediately preceding such First Deferred Payment Date.

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                                       43

Such shares shall be delivered by 10:00 a.m. (New York City time) on the day of any payment, at the election of each Facility B Lender by notice to the Borrower, either by (x) delivery of certificates in the name of such Facility B Lender or its designee evidencing such Shares, or (y) crediting such Shares in the name of such Facility B Lender or its designee with a depository selected by such Facility B Lender. Each Facility B Lender may notify the Borrower from time to time of the manner in which it desires to receive such OC Common Stock. In the absence of such notice, delivery to a Facility B Lender shall be made as provided in clause (x) of the second-preceding sentence.

     The Borrower shall have the option to make a payment by delivery of OC Common Stock as provided in this subsection (b) only if each of the following shall be true at the time of such payment:

          (I) [*]

          (II) The Borrower shall have given irrevocable advance written notice to the Administrative Agent and each Facility B Lender by 10:00 a.m. (New York City time) on the Trading Day immediately preceding the date of such payment that it is making such payment by delivery of OC Common Stock (the date on which such notice is given being the "Facility B Notice Date").

          (III) There shall be only one class or series of common stock of OC, and the rights and benefits of OC Common Stock shall not have been amended or otherwise modified in any material respect so as to differ from the rights and benefits applicable to OC Common Stock as of the date hereof.

          (IV) It shall be possible to determine the Market Price of shares of OC Common Stock on the applicable Trading Day under clause (B) above.

          (V) No Event of Default shall have occurred and be continuing, and no event of the nature specified in Section 10.01(e), (f) or (t) shall have occurred with respect to OC or any Significant Subsidiary of OC not specified in such Section whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition has been satisfied.

          (VI) If such payment is a prepayment of the Facility B Advances pursuant to Section 3.03, such payment shall occur only on the First Optional Payment Date or the Second Optional Payment Date of any calendar month.

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                                       44

          (VII) The delivery of shares of OC Common Stock to any Facility B Lender would not in such Lender's opinion violate any FCC foreign-ownership or other regulations then applicable or any other United States federal or state law or regulation then applicable.

          (VIII) [*]

          (IX) No such payment may be made unless, at the date of such payment, OC shall have delivered to the Administrative Agent a certification that at such date OC is not (and would not be with the passage of time) required to file a report on form 8-K (or any successor thereto) with the Securities and Exchange Commission and no event has occurred on or prior to such date for which OC is required to file such a report within 15 days after the date of such payment.

          (X) With respect to payments due on or after the Launch Date, no such payment may be made with OC Common Stock with respect to the portion, if any, of the aggregate principal amount of Facility B Advances that are treated as Facility A Advances pursuant to Section 2.12.

     If the Borrower shall have elected to make any payment in respect of Facility B Advances by delivery of OC Common Stock, it shall deliver OC Common Stock to all Facility B Lenders ratably in accordance with the portion of any such payment to be made by delivery of OC

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                                       45

Common Stock and the respective amounts owing to the Facility B Lenders as of such date, [*] To the extent that on or after the Facility B Maturity Date, the Borrower cannot pay the entire outstanding amount due on Facility B through the payment of OC Common Stock, the Borrower may pay the maximum amount it can through the payment of OC Common Stock on such date and shall pay the balance in cash on such date.

     By notice to the Administrative Agent, the Borrower may irrevocably waive its option to make any particular payment by delivery of OC Common Stock pursuant to this subsection (b) so long as it has not previously delivered to the Administrative Agent a notice referred to in (II) above with respect to such particular payment.

     Each Facility B Lender will observe any applicable Federal securities laws in purchasing or selling OC Common Stock or options with respect thereto.

     (c) The Administrative Agent will, promptly after its receipt thereof cause:

          (i) to be distributed funds of the kind received relating to the payment of principal or interest or usage fees and other amounts ratably (other than amounts payable pursuant to Section 4.02, 4.03 or 12.04(c)) to the Applicable Lenders for the account of their respective Applicable Lending Offices, and funds of the kind received relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement, and

          (ii) to be distributed to the Facility B Lenders entitled thereto promptly after its receipt thereof any stock certificates distributed to it pursuant to subsection (b) above.

Upon the Administrative Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 12.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes (whether in cash or, if applicable, stock), in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (d) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are

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                                       46
     payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next-succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or usage fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next-following calendar month, such payment shall be made on the next-preceding Business Day.

          (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due and owing to the Applicable Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Applicable Lender on such due date an amount equal to the amount then due such Applicable Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Applicable Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Applicable Lender together with interest thereon, for each day from the date such amount is distributed to such Applicable Lender until the date such Applicable Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (g) To the extent permitted by law, all payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim. Without limitation of the preceding sentence, to the extent permitted by law, the Borrower's obligation to pay all amounts due under the Loans shall not be affected by any circumstance whatsoever, including:

               (i) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Borrower may have for any reason whatsoever, including any failure of the Collateral or any assets making up the Network, or any part thereof, or any representation or service of any supplier, manufacturer, installer or distributor, including Nortel;

               (ii) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material provided by Nortel or any other Person;

               (iii) any actual or alleged default by Nortel or any other Person under the Volume Purchase Agreement; or

               (iv) any other fact or circumstance relating to the Volume Purchase Agreement.

No payment hereunder shall affect any rights of the Borrower under any other agreement with Nortel or any Affiliate of Nortel.

     Section 2.08. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 4.02, 4.03 or 12.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.09. Use of Proceeds.

          (a) Facility A.

               (i) Subject to the limitations in this Agreement, the proceeds of Facility A Advances for Tranche 1 of Facility A shall be available (and the Borrower shall use such proceeds) for the general corporate and working capital purposes of the Borrower and its Subsidiaries related to their telecommunications businesses (including up to the QJV Amount for Qualified Joint Ventures for use within the Designated
          BTAs), [*]

          All Facility A Advances under Tranche 1 of Facility A shall be made either (A) by credit against the Volume Purchase Agreement, (B) directly to Nortel to pay amounts due under the Volume Purchase Agreement or (C) to the Borrower to reimburse the Borrower for Nortel Goods and Services for the Designated BTAs

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

          for which the Borrower has previously paid, provided that, the Administrative Agent shall have received satisfactory evidence of such payment. For markets which constitute Designated BTAs on the Closing Date, the Borrower is permitted to borrow funds hereunder to reimburse the Borrower for cash purchases made prior to the Closing Date (upon receipt by the Administrative Agent of satisfactory evidence of payment for such purchase) with respect to such Designated BTAs. For markets which are not Designated BTAs on the Closing Date, reimbursement to the Borrower for cash purchases for markets made before those markets became Designated BTAs are in the sole discretion of the Lenders at the time the BTA is proposed for acceptance as a Designated BTA.

               (ii) Subject to the limitations in this Agreement, the proceeds of Facility A Advances for Tranche 2 of Facility A shall be available (and the Borrower shall use such proceeds):

                    (A) for the payment when due of certain invoices for
               Permitted Third-Party Expenses for equipment and services for use in the Designated BTAs (including up to [*] to finance up to [*] of [*] and up to [*] for the acquisition of Real Estate on which switches or other Network operating equipment is to be located); and

                    (B) from the date of this Agreement until [*] days after the date of this Agreement (subject to documentation reasonably acceptable to the Administrative Agent), to make intercompany loans from the Borrower to either or both [*] PCS and [*]/Omnipoint, which loans

                         (I)   [*]

                         (II)  [*]

                         (III) [*]

                         (IV)  [*]

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

          All Facility A Advances under Tranche 2 of Facility A shall be made either (A) directly to the third party to whom the Permitted Third-Party Expense is owing, (B) to the Borrower to reimburse the Borrower for Permitted Third-Party Expenses paid by the Borrower, provided that the Administrative Agent shall have received satisfactory evidence of such payment or (C) to the Borrower to be loaned in accordance with subsection (a)(ii)(B) above.

          (b) Facility B.

               (i) Subject to the limitations in this Agreement, at the Borrower's option, and subject to documentation reasonably acceptable to the Administrative Agent, the proceeds of Facility B Advances for Tranche 1 and Tranche 2 of Facility B shall be available and the Borrower shall use such proceeds for any purpose for which the Facility A Advances shall be permitted to be used and to make intercompany loans from the Borrower to OC, which loans

                    (A) rank at least [*] with

                         (I) [*]

                         (II) the other senior obligations of OC, including OC's
                    11-5/8% Senior Notes due 2006,

                    (B) shall be used by OC only for working capital purposes
               and general corporate purposes in the ordinary course of its telecommunications business, [*]

                    (C) [*]

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

                    (D) are evidenced by a Facility B Mirror Note on the terms and conditions in this subsection (b) and in Section 7.04(i) hereof.

                         (ii) Subject to the limitations in this Agreement, the
                    proceeds of Facility B Advances for Tranche 3 of Facility B shall be available (and the Borrower shall use such proceeds) for the payment when due of accrued but unpaid interest on Tranche 1, Tranche 2 and Tranche 3 of Facility B.

     Section 2.10. The Notes.

          (a) The Borrower irrevocably authorizes each Lender to make or cause to be made an appropriate notation on the Schedule(s) attached to such Lender's Note(s) of the making of Loans or the receipt of payments. The amount of the Loans on such Schedule(s), and the applicable tranches thereof, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Schedule(s) shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to make payments of principal of or interest on the Notes when due.

          (b) Any Lender that is not a U.S. Person and that could become completely exempt from withholding of U.S. taxes in respect of payment of any Obligations due to such Lender hereunder relating to any of its Tranche A Loans or Tranche B Loans if such Tranche A Loans or Tranche B Loans were in registered form for U.S. federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange such Lender's Notes evidencing its Tranche A Loans or Tranche B Loans for a promissory note or notes registered as provided in
     Section 12.07(h) hereof (a "Registered Note"). Registered Notes may not be exchanged for Notes that are not in registered form.

     Section 2.11. Reduction or Termination of the Commitments.

          (a) The Borrower may, upon at least three Business Days' notice to the Administrative Agent, permanently terminate in whole or reduce in part the unused portions of any Commitments with respect to Facility A or Facility B and any tranche of either such facility of Loans; provided that, each such partial reduction:

               (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, the aggregate remaining unused amounts of all Applicable Lenders' Commitments in respect of such facility and tranche within such facility), and

               (ii) shall be made ratably among the Applicable Lenders in accordance with their respective Commitments in respect of such facility and tranche within such facility.

          (b) The Facility A Maximum Commitments or the Facility B Maximum Commitments, as applicable, shall be automatically and permanently reduced as of any date on which Advances are prepaid pursuant to Section 3.02 (except to the extent in Section 3.02(d)(iii) and Section 3.02(d)(iv)) or
     Section 3.03, by the aggregate principal amount of the Advances so prepaid.

Each such reduction shall be made ratably among the Lenders in accordance with their respective Commitments.

          (c) Termination. On the Facility A Commitment Termination Date and the Facility B Commitment Termination Date, respectively, the then-remaining undrawn Commitments of the Applicable Lenders shall be automatically terminated.

          (d) No reduction in the Facility A Maximum Commitments shall occur on account of any agreement entered into in accordance with the provisions of
     Section 7.11(a)(v).

     Section 2.12. [*]

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                                       52

                                   ARTICLE III

                      REPAYMENT AND PREPAYMENT OF THE LOANS

     Section 3.01. Repayment.

          (a) Facility A.

               (i) On the last day of each quarter commencing on the last day of the calendar quarter following the calendar quarter in which the Facility A Commitment Termination Date occurs, and continuing on the last day of each March, June, September and December for nineteen consecutive calendar quarters thereafter (or, if such day is not a Business Day, on the next-preceding Business Day), the Borrower shall repay a portion of the aggregate principal amount of the Facility A Advances equal to the percentage specified in the table below opposite such periods of the greatest aggregate principal amount of Facility A Advances outstanding on any date prior to the date of such repayment.

================================================================================
         Payment Date                                            Percentage
--------------------------------------------------------------------------------
Last Day of Calendar [*]                                         [*]
--------------------------------------------------------------------------------
Last Day of Calendar [*]                                         [*]
--------------------------------------------------------------------------------
Last Day of Calendar [*]                                         [*]
================================================================================

               (ii) On the Facility A Maturity Date, the Borrower shall repay the aggregate then-outstanding principal amount of all Facility A Advances, together with any and all accrued and unpaid interest thereon and all other amounts due and owing hereunder, under the Notes and under the other Loan Documents.

               (iii) Interest due with respect to Facility A Advances shall be paid at the times and at the rates specified in Section 2.04 of this Agreement.

          (b) Facility B.

               (i) On the Facility B Maturity Date, the Borrower shall repay the aggregate then-outstanding principal amount of Facility B Advances, together with any and all accrued or accreted and unpaid interest thereon and all other amounts due and owing hereunder, under the Notes and under the other Loan Documents.

               (ii) Interest due with respect to Facility B Advances shall be paid at the times and at the rates specified in Section 2.04 of this Agreement.

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

     Section 3.02. Mandatory Prepayments of Loans.

          (a) Sales of Assets. No later than three Business Days after its receipt of any Net Cash Proceeds (after deducting the amount of any other mandatory prepayment (x) arising in connection with the transaction otherwise triggering a mandatory prepayment under this subsection (a) and
     (y) required to be made pursuant to Section 3.02(i) hereof) referred to in clause (i) of this subsection (a), the Borrower shall prepay Facility A Advances in an aggregate principal amount equal to:

               (i) the Net Cash Proceeds from insurance recoveries, condemnation awards and the direct or indirect sale of any assets of the Borrower and/or any of its Subsidiaries (other than any sale of inventory and other goods in the ordinary course of business) that is otherwise permitted under this Agreement during any calendar year, to the extent, individually or in the aggregate, such Net Cash Proceeds received during such calendar year shall exceed [*] and are not reinvested in the Network within [*], or if deposited with the Collateral Agent, [*] after receipt, multiplied by

               (ii) a fraction, (A) the numerator of which is the aggregate principal amount of the Facility A Advances outstanding at the time of such sale, insurance recovery or condemnation award and (B) the denominator of which is such aggregate principal amount, plus the aggregate principal amount of all Indebtedness outstanding at the time of such sale, insurance recovery or condemnation award under all Permitted Loan Agreements the loans under which are required to be prepaid with such Net Cash Proceeds, to the extent the Intercreditor Agreement permits such prepayment.

Any prepayment pursuant to this subsection (a) shall be applied to the prepayment of the remaining principal installments of Facility A in inverse order of maturity. No amounts prepaid pursuant to this subsection (a) shall be available for reborrowing whether before or after the Facility A Commitment Termination Date.

     Each prepayment hereunder shall be allocated among the Facility A Lenders on a pro rata basis. The Borrower shall pay such additional amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayments in accordance with Section 3.04(b). All Net Cash Proceeds relating to sales of assets, insurance recoveries and condemnation awards not reinvested in the Network within sixty (60) days after receipt shall be deposited into a cash collateral account held by the Collateral Agent until such time as they are either reinvested or required to be applied to the Loans hereunder.

          (b) Excess Cash Flow. By April 30 of each calendar year beginning on the [*] the Borrower shall prepay outstanding Facility A Advances in an aggregate principal amount equal to:

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

               (i) [*] of any Excess Cash Flow in respect of the immediately preceding fiscal year, multiplied by

               (ii) a fraction, the numerator of which is the aggregate principal amount of the Facility A Advances then outstanding, and the denominator of which is the aggregate principal amount then outstanding of all Facility A Advances and all other loans under each Permitted Loan Agreement that are required to be prepaid out of Excess Cash Flow, and to the extent the Intercreditor Agreement permits such prepayment.

Any prepayment pursuant to this subsection (b) shall be applied to the prepayment of the remaining principal installments of each Tranche of Facility A in inverse order of maturity. No amounts prepaid pursuant to this subsection (b) shall be available for reborrowing whether before or after the Facility A Commitment Termination Date.

     Each prepayment hereunder shall be allocated among the Facility A Lenders on a pro rata basis. The Borrower shall pay such additional amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayments in accordance with Section 3.04(b).

          (c) Sale of Network. The Borrower shall prepay all outstanding Advances, along with accrued or accreted but unpaid interest and applicable Breakage Costs, and the Lenders' Commitments hereunder shall terminate, upon the sale by the Borrower of the entire Network.

          (d) Excess Borrowings.

               (i) Subject to clause (ii) below as it applies to Tranche 2 of Facility A, if on any date the aggregate principal amount of outstanding Facility A Advances or Facility B Advances, respectively, shall exceed either the Facility A Maximum Commitments or Facility B Maximum Commitments, respectively, or the Facility A Borrowing Base or the Facility B Borrowing Base, respectively, the Borrower shall immediately prepay the then-outstanding balance of Facility A Advances or Facility B Advances, as applicable, by an amount equal to such excess together with all accrued (or accreted, in the case of Facility
          B) but unpaid interest relating thereto.

               (ii) Notwithstanding clause (i), above, with respect to Overadvances permitted pursuant to the final paragraph of Section 2.01(a), the Borrower shall be required to repay such Overadvances, if any, together with all accrued but unpaid interest relating thereto, on the 180th day following the date of this Agreement.

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

               (iii) Beginning on [*] amounts prepaid on Facility B on or prior to such date pursuant to subsection (d)(i) hereof because of borrowings in excess of the Facility B Borrowing Base, will be available for reborrowing prior to the Facility B Commitment Termination Date in accordance with the terms and conditions of this Agreement otherwise applicable thereto. Except as provided in clause
          (iv) below, no other amounts prepaid or repaid pursuant to subsection
          (d)(i) or (d)(ii) shall be available for reborrowing whether before or after the Facility A Commitment Termination Date or the Facility B Commitment Termination Date, respectively.

               (iv) Amounts prepaid in accordance with the provisions of Section 7.06(b)(iii)(A)(1)(IV) shall be available for reborrowing prior to the Facility A Commitment Termination Date.

               (v) Any such prepayment shall be applied to the prepayment of a ratable aggregate principal amount of the applicable Advances.

     Each prepayment hereunder shall be allocated among the applicable Lenders on a pro rata basis. The Borrower shall pay such additional amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayments in accordance with Section 3.04(b).

          (e) OC Common Stock Prepayments. The Borrower shall prepay all outstanding Facility B Advances:

               (i) on [*] (except as otherwise provided below) if, on each Trading Day during the [*] period preceding such date, the Market Price of OC Common Stock exceeded [*] per share (adjusted for any stock combinations or splits after the date hereof); and

               (ii) on any date that is

                    (A) after [*] and

                    (B) on the [*] day after any date after October 1, 2002
               (except as otherwise provided below) on which the Market Price of OC Common Stock shall have exceeded [*] per share (adjusted for any stock combinations or splits after the date hereof) on each Trading Day during a period of [*] consecutive days;

provided that the Borrower shall not be required to make such prepayment if the Market Price of OC Common Stock shall have been less than [*] per share (adjusted for any stock combinations or splits after the date hereof) on any Trading Day after such period of [*] consecutive days and prior to the initial prepayment date.

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

     Notwithstanding the preceding sentence of this subsection (e) or any other provision of this Agreement pursuant to this subsection (e):

          (1) If at the date on which a prepayment otherwise would be due (the "Initial Prepayment Date") the Borrower shall have elected to repay the Facility B Advances and interest thereon by delivery of OC Common Stock and cannot pay all such amounts by such delivery by reason of Section 2.07(b)(VIII), on such date the Borrower shall be required to prepay by delivery of OC Common Stock only a ratable aggregate principal amount of such Facility B Advances forming part of the same Facility B Loans that is equal to the maximum amount that may be prepaid subject to the limitations of such Section. In such event, at the end of each [*] period thereafter, the Borrower (A) if electing to prepay such Facility B Advances in cash, will repay all remaining Facility B Advances in cash, and (B) otherwise will prepay the maximum ratable aggregate principal amount of Facility B Advances forming part of the same Facility B Loan that may be prepaid by delivery of OC Common Stock, subject to the limitations in such Section.

          (2) If on the date on which a prepayment otherwise would be required under clause (i) or (ii) above, the Borrower shall have elected to make such payment by delivery of OC Common Stock but shall be prevented from making such payment on such date by reason of Section 2.07(b)(V) insofar as the provisions thereof apply to a default by a Significant Subsidiary, such prepayment shall not be required hereunder until the date that is [*] months after the date on which a prepayment would otherwise be required to be made under clause (i) or (ii). If on such [*] anniversary, the Borrower is prevented from making a payment using OC Common Stock for any reason, the Borrower may pay the maximum amount it can through the payment of Stock and shall pay the balance in cash on such date. Two Business Days prior to such [*] anniversary, the Borrower shall deliver to the Administrative Agent a notice indicating whether it has elected to make the mandatory prepayment pursuant to this subsection (e) in OC Common Stock (or a portion thereof), or in cash. In no event shall a deferral of payment cause such payment to be made after the Maturity Date and in no event shall a deferral of payment pursuant to this clause (3) postpone the payment of any other mandatory prepayments required under this Agreement. In no event shall a reduction in the Market Price of OC Common Stock during such [*] period terminate the Borrower's requirement to make a mandatory prepayment hereunder.

          (3) With respect to any mandatory prepayment that is deferred pursuant to clause (1), the Borrower shall be required to pay to the Administrative Agent cash or that whole number of shares of OC Common Stock equal in amount to the amount computed under Section 2.07(b)(ii) (x) in the case of the payment due at the expiration of the first [*] period following the Initial Prepayment Date (the "First Deferred Payment Date"), on the Trading Day immediately preceding the Facility B Notice Date relating to Initial Prepayment Date; and (y) in the case of all subsequent [*] periods, if any, on the

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                                       57

     Trading Date immediately preceding the Facility B Notice Date relating to each deferred payment.

          With respect to any mandatory prepayment that is deferred pursuant to clause (2), the Borrower shall be required to pay to the Administrative Agent cash or that whole number of shares of OC Common Stock equal in amount to the amount computed under Section 2.07(b)(ii) on the Trading Day immediately preceding the Facility B Notice Date relating to each deferred payment.

     No amounts prepaid pursuant to this subsection (e) shall be available for reborrowing. Each prepayment hereunder shall be allocated among the Facility B Lenders on a pro rata basis. The Borrower shall pay such additional amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayments in accordance with Section 3.04(b).

          (f) Prepayments Under Other Permitted Loan Agreements. At the same time that any prepayments are to be made under any Permitted Loan Agreements pursuant to the Intercreditor Agreement, the Borrower shall (without duplication of amounts required to be prepaid pursuant to Section
     3.02 (a), (b) or (c) hereof) prepay Facility A Advances in an aggregate principal amount equal to:

               (i) the amount to be prepaid under any Permitted Loan Agreement, multiplied by

               (ii) a fraction, (A) the numerator of which is the aggregate principal amount of the Facility A Advances outstanding at the time of such prepayment and (B) the denominator of which is the sum of such aggregate principal amount, plus the aggregate principal amount of all Indebtedness outstanding under the Permitted Loan Agreement on account of which the prepayment is to be made and under all other Permitted Loan Agreements which are entitled to receive a pro rata share.

Any prepayment pursuant to this subsection (f) shall be applied to the remaining principal installments of Facility A in inverse order of maturity.

     No amounts prepaid pursuant to this subsection (f) shall be available for reborrowing whether before or after the Facility A Commitment Termination Date. Each prepayment hereunder shall be allocated among the Facility A Lenders on a pro rata basis. The Borrower shall pay such additional amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayments in accordance with Section 3.04(b).

          (g) Termination of Volume Purchase Agreement. The Borrower shall prepay all outstanding Advances, and the Lenders' Commitments shall terminate, upon the termination of the Volume Purchase Agreement as a result of a default thereunder by the Borrower beyond applicable grace and cure periods.

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

          (h) [*] and [*]/Omnipoint Intercompany Loans. The Borrower shall prepay all amounts advanced to Wichita PCS and D&E/Omnipoint (and all accrued and unpaid interest thereon) on account of their respective Intercompany Notes as required by Section 2.09, Section 6.22 and Section 7.04(l) within [*] days of the date of this Agreement.

     Amounts prepaid on Tranche 2 of Facility A pursuant to subsection (h) hereof (without duplication of and exclusive of any mandatory prepayment of any Overadvance required under Section 3.02(d)) will be available for reborrowing prior to the Facility A Commitment Termination Date.

     A prepayment hereunder shall be allocated among the applicable Tranche 2 Facility A Lenders on a pro rata basis. The Borrower shall pay such additional amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayment in accordance with Section 3.04(b).

          (i) Adjusted Debt to Total POPs. If at the end of any fiscal quarter during the term of this Agreement, the ratio of (i) Adjusted Debt outstanding at the end of such fiscal quarter to (ii) Total POPs on the last day of such fiscal quarter exceeds [*] (the "Maximum Ratio"), the Borrower shall prepay within ten (10) Business Days after the end of such fiscal quarter the dollar amount in cash which would cause the Borrower not to exceed the Maximum Ratio for such fiscal quarter (including accrued and unpaid interest thereon).

     Any prepayment pursuant to this subsection (i) shall be applied to the remaining principal installments of Facility A in inverse order of maturity and pro rata between Tranche 1 and Tranche 2 of Facility A. Amounts prepaid on Facility A pursuant to subsection (i) hereof will not be available for reborrowing.

     A prepayment hereunder shall be allocated among the applicable Facility A Lenders on a pro rata basis. The Borrower will pay such additional amounts as are sufficient to pay the Lender's Breakage Costs associated with such prepayment in accordance with Section 3.04(b).

          (j) Voluntary Transfers. Within ten (10) Business Days of the making of a voluntary transfer of a C-block FCC License in respect of a Designated BTA or portion thereof, to the FCC or to any Affiliate of the Borrower and its Subsidiaries in either case in accordance with Section 7.06(b)(iii)(A)(1)(IV), the Borrower shall prepay an amount equal to the sum of (x) the purchase price of all or a portion of the Nortel Goods and Services previously purchased for use in the affected BTA or portion thereof and (y) the amount of Permitted Third-Party Expenses incurred (including accrued but unpaid interest thereon) in connection with the affected BTA or portion thereof.

     Any prepayment pursuant to this subsection (j) shall be applied to the prepayment of the remaining principal installments of each Tranche of Facility A in inverse order of maturity. No

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                                       59
amounts prepaid pursuant to this subsection (j) shall be available for reborrowing whether before or after the Facility A Commitment Termination Date.

     Each prepayment hereunder shall be allocated among the Facility A Lenders on a pro rata basis. The Borrower shall pay such additional amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayments in accordance with Section 3.04(b).

     Section 3.03. Optional Prepayments of Loans.

          (a) Facility A.

     The Borrower shall have the right, at its election, to prepay the principal amount outstanding under either tranche of Facility A, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the principal amount of any LIBOR Advances pursuant to this
Section 3.03(a) may be made only on the last day of the Interest Period relating thereto unless such prepayments are accompanied by such additional amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayments. The Borrower shall give the Administrative Agent, no later than 10:00 a.m., New York time, at least three (3) Business Days' prior written notice of any proposed prepayment pursuant to this Section 3.03(a) of Base Rate Advances, and four (4) (or such shorter period as the Lenders may agree from time to time) LIBOR Business Days' notice of any proposed prepayment pursuant to this Section 3.03(a) of LIBOR Advances, in each case specifying the proposed date of prepayment of Facility A Loans and the principal amount to be prepaid. Each such partial prepayment of the Facility A Loans (i) shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 (or, if less, the aggregate outstanding principal balance of all Facility A Advances), (ii) shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment, (iii) shall require the payment of appropriate Breakage Costs, if any, in accordance with Section 3.04(b), and (iv) shall be applied ratably to Tranche 1 and Tranche 2 of Facility A and pro rata against the remaining installment payments of principal on the applicable tranche. Each partial prepayment shall be allocated among the Lenders on a pro rata basis.

     No amounts so prepaid, whether before or after the Facility A Commitment Termination Date, shall be available for reborrowing.

          (b) Facility B.

               (i) [*]

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                                       60

     [*]

     Section 3.04. Certain Matters Relating to Repayments and Prepayments.

          (a) On the date on which Advances are to be repaid or prepaid, and if less than all Loans are to be repaid or prepaid, if both Base Rate Loans and LIBOR Loans are outstanding, the Borrower will specify whether the Loan to be repaid or prepaid shall be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan is to be repaid or prepaid and more than one LIBOR Loan is outstanding, which such LIBOR Loan shall be prepaid.

          (b) Subject to the following sentences of this subsection (b), all prepayments and repayments pursuant to this Article III shall be accompanied by such additional amounts as are sufficient to pay applicable Breakage Costs and accrued and unpaid interest on the principal amount of the Advances then being prepaid or repaid. A certificate of any Lender setting forth the amount of any Breakage Costs which such Lender is entitled to receive shall be furnished to the Borrower relating to any prepayment for which the Administrative Agent has received notice in accordance with the terms hereof, and shall be presumptively correct absent manifest error. The Borrower shall pay all Breakage

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     Costs to the Administrative Agent as in the Lender's certificate pursuant to this Article III within one (1) Business Day after delivery of such certificate.

                                   ARTICLE IV

         ILLEGALITY, INCREASED COSTS, CAPITAL ADEQUACY AND INDEMNITIES

     Section 4.01. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans, such Lender shall forthwith give notice of such circumstances to the Borrower, the Administrative Agent and the other Lenders and thereupon

          (a) the Commitments of such Lender to make LIBOR Loans shall forthwith be suspended until such notifying Lender shall have notified the Administrative Agent and the Borrower that the circumstance giving rise to such determination no longer exists (and if such notifying Lender shall determine that such circumstance no longer exists it shall so notify the Administrative Agent and the Borrower promptly after determining the same), and

          (b) the aggregate principal amount of such Lender's LIBOR Loans, if any, shall be Converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by applicable law.

Such Lender will designate a different Applicable Lending Office if such designation will avoid the need for any suspension or Conversions described in the preceding sentence and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section 4.02. Additional Costs and Capital Adequacy.

          (a) If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court having jurisdiction with respect thereto or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall

               (i) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special-deposit, reserve,


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

          assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

               (ii) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, such Lender's Commitments, or any class of loans, or commitments of which any of the Loans or such Lender's Commitments form a part, and the result of any of the foregoing is to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any of the Advances or such Lender's Commitments (taking into account such Lender's then-existing policies with respect to maintaining capital), then the Borrower shall pay to the Administrative Agent for the account of such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, for such increased costs.

          (b) If any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction, that in any case becomes effective after the date hereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Lender's commitment with respect to any Advances, the Borrower will pay to such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder.

          (c) Each demand by a Lender pursuant to this Section 4.02 shall be accompanied by a statement setting forth in reasonable detail the basis for such demand and the computation of such amount, including any method by which such cost was allocated to the Borrower. In determining the amount of any compensation, such Lender may use any reasonable averaging or attribution methods in such demand, and any such methods so used shall be binding on the Borrower. The amount specified in any such demand shall be conclusive evidence of the amount owing, absent manifest error. Such Lender will designate a different Applicable Lending Office if such designation will avoid the need for or reduce the amount of any compensation under this
     Section 4.02 and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. By making any payment under this Section 4.02, the Borrower is not waiving its right to contest that the amounts in the certificates are based on manifest error.


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

     Section 4.03. Taxes.

          (a) Any and all payments by the Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent,

               (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.03) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,

               (ii) the Borrower shall make such deductions, and

               (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
     Section 4.03) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) below, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 4.03(a). If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 4.03(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection
     (e) above), such Lender shall not be entitled to indemnification under
     Section 4.03(a) only with respect to those Taxes which would not have been imposed by the United States; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request and at such Lender's expense to assist such Lender to recover such Taxes.

          (g) If the Borrower is required to pay any amounts to or for the account of any Lender pursuant to this Section 4.03, such Lender will designate a different Applicable Lending Office if such designation will avoid the need for or reduce the amount of any such payment and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section 4.04. Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Article IV shall survive the payment in full of principal and interest hereunder and under the Notes.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

     Section 5.01. Corporate Authority; Limited Liability Company Authority.

          (a) Each Loan Party in existence on the date hereof (or on any date on which these representations and warranties are deemed repeated):

               (i) is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or state of formation,

               (ii) has all requisite corporate power or has taken all requisite member and/or management action required to own its Property and conduct its business [*] as now conducted and as presently contemplated, hereof, and

               (iii) is in good standing as a foreign corporation or foreign limited liability company and is duly authorized to do business in each jurisdiction where such qualification is necessary in order to conduct its business as now conducted except where a failure to be so qualified would not have a Material Adverse Effect.

          (b) on Schedule 5.01(b) hereto (as updated pursuant to Section 6.13(r)) is a complete and accurate list of all Subsidiaries of the Borrower, showing (as to each such Subsidiary) the jurisdiction of its incorporation or formation, the number of shares of each class or units of Stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares or units of each such class owned (directly or indirectly) by the Borrower, the number of shares or units covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid

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                                       66
     and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created or permitted under the Loan Documents or as disclosed in such Schedule (as so updated). Each such Subsidiary:

               (i) is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or state of formation,

               (ii) has all requisite corporate power or has taken all requisite member and/or management action required to own its Property and conduct its business [*], as now described in Section 6.23 hereof), as now conducted and as presently contemplated and

               (iii) is in good standing as a foreign corporation or foreign limited liability company and is duly authorized to do business in each jurisdiction where such qualification is necessary in order to conduct its business as now conducted except where a failure to be so qualified would not have a Material Adverse Effect.

          (c) The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is or is to become a party, and the consummation of the transactions contemplated hereby and thereby:

               (i) are within the corporate or limited liability company authority of such Loan Party,

               (ii) have been duly authorized by all necessary corporate (in the case of a corporation) or member and/or management (in the case of a limited liability company) actions or proceedings,

               (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party or its Property and

               (iv) do not conflict with any provision of the corporate or limited liability company charter or bylaws of, or any agreement or other instrument binding upon, the Loan Party or its Property, and

               (v) will not result in the creation, or imposition of, or obligation to create, any Lien upon the Property of any Loan Party, other than Liens granted pursuant to the Collateral Documents.

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                                       67

          (d) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 5.02. Governmental Approvals. The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and for any subsequent informational filing with the Securities and Exchange Commission or approval contemplated by Section 5.07.

     Section 5.03. Title to Properties. The Borrower and each of its Subsidiaries own all of the assets reflected in the balance sheet of such parties as at the Balance Sheet Date or acquired since that date (except FCC Licenses owned by the C-Block Subsidiary or a D-, E- and F- Block Subsidiary and property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title-retention agreements, liens or other encumbrances except Permitted Liens. The License Subsidiaries own all of the FCC Licenses listed on Schedule 5.07 hereto.

     Section 5.04. Financial Statements. There has been furnished to the Administrative Agent a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date. Such pro forma consolidated balance sheet has been prepared in accordance with GAAP and fairly presents the assets and liabilities of the Borrower and each of its Subsidiaries as at the close of business on the date thereof. There are no Contingent Obligations of the Borrower or its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such pro forma balance sheet. Since the Balance Sheet Date, there has not occurred any changes that would make the pro forma balance sheet delivered to the Administrative Agent pursuant to this Section 5.04 untrue or misleading in any material way.

     Section 5.05. No Material Adverse Effect, Etc. There has occurred no Material Adverse Effect with respect to the Borrower or any of its Subsidiaries
(i) since the Balance Sheet Date based on the pro forma balance sheet delivered pursuant to Section 5.04 or (ii) since the date of the most recent audited financial statements provided to the Lenders, and all information provided by or on behalf of the Borrower to the Lenders prior to the date of the initial Advance are true and

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

correct in all material aspects. Except as permitted hereunder, the Borrower has not made any Distribution.

     Section 5.06. Franchises, Patents, Copyrights, Etc. The Borrower and each of its Subsidiaries own or have rights under the franchises, licenses, patents, copyrights, trademarks, trade names, other intellectual property and rights in respect of the foregoing which are listed on Schedule 5.06, without known conflict with any rights of others. Except as in Schedule 5.06, there are no franchises, licenses, patents, copyrights, trademarks, trade names, or other intellectual property, individually or in the aggregate, that are material for the conduct of the business of the Borrower or any of its Subsidiaries, as now conducted or as presently contemplated to be conducted.

     Section 5.07. FCC Licenses, Etc.

          (a) Part I of Schedule 5.07 lists all FCC Licenses held by License Subsidiaries other than C-Block Subsidiaries and D-, E- and F-Block Subsidiaries. Part II of Schedule 5.07 lists all FCC Licenses held by License Subsidiaries of the C-Block Subsidiary Parent. Part III of Schedule
     5.07 lists all FCC Licenses held by License Subsidiaries of the D-, E- and F-Block Subsidiary Parent. The C-Block Subsidiary Parent and the D-, E- and F-Block Subsidiary Parent have filed or caused to be filed applications with the FCC for the transfer of all of the Stock of the License Subsidiaries holding all of the FCC Licenses listed in Parts II and III of
     Schedule 5.07 to the Borrower, and the Borrower expects that such transfer shall take place within [*] days of the date of this Agreement.

          (b) Neither any FCC License nor any material Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation or revocation proceeding.

     Section 5.08. Litigation. Except as on Schedule 5.08 attached hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against any Loan Party before any court, tribunal or administrative agency or board (including the FCC) that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of such Loan Party, to carry on business substantially as now conducted, or result in any substantial and material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Loan Party, or that questions the validity of this Agreement or any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     Section 5.09. No Materially Adverse Contracts, Etc. None of the Loan Parties is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. None of the Loan Parties is a party to any contract or agreement that has or is expected, in the judgment of such Loan Party's officers, to have any Material Adverse Effect.

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                                       69

     Section 5.10. Compliance with Other Instruments, Laws, Etc. None of the Loan Parties is in violation of any provision of its charter documents, bylaws or any agreement or instrument to which it may be subject or by which it or any of its Properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

     Section 5.11. Tax Status. Each Loan Party and each of its Subsidiaries and Affiliates

          (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or filed extensions therefor;

          (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings; and

          (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for all elapsed periods subsequent to the periods to which such returns, reports or declarations apply.

There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction in respect of any Loan Party or any of its Subsidiaries or Affiliates, and the officers of the Borrower know of no basis for any such claim.

     Section 5.12. No Default. No Default has occurred and is continuing.

     Section 5.13. Holding Company and Investment Company Acts. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     Section 5.14. Absence of Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or Property of the Borrower or any of its Subsidiaries or any rights relating thereto.

     Section 5.15. FCC Matters. Except for the filing of tariffs with the FCC, each Loan Party has duly and timely filed all filings which are required to be filed by it under the Communications Act, the failure to file which could reasonably be expected to have a Material Adverse Effect and is in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC applicable to it, the failure to be in compliance with which could reasonably be expected to have a Material Adverse Effect. No failure to pay any Indebtedness owing to the FCC in respect of FCC Debt has occurred, except in accordance with the orders, rules and regulations of the FCC.

     Section 5.16. Tariffs. No action to change, alter, rescind or otherwise terminate the tariffs containing service regulations or any rates and charges for commercial mobile radio services which, if adversely determined, would have a Material Adverse Effect, is pending or known by the Borrower to be under consideration.

     Section 5.17. Disclosure. This Agreement, the other Loan Documents and the statements and documents referred to herein or therein delivered to the Administrative Agent and/or the Lenders by or on behalf of the Borrower or any Loan Party pursuant hereto, taken together, contain no untrue statement of a material fact or fail to state a material fact which would be necessary to make the statements (taken as a whole) herein and therein not misleading at such time.

     Section 5.18. Burdensome Obligations. No Loan Party is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any legal restriction which is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair the revenue or operating cash flow of such Loan Party, or the ability of such Loan Party to perform the obligations to be performed by it under the Loan Documents to which such Loan Party is a party. The Borrower does not presently anticipate that future expenditures by the Borrower or any of its Subsidiaries needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair, in a materially adverse manner, the business or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

     Section 5.19. Solvency. Each Loan Party is, individually and together with its Subsidiaries, and after giving effect to the incurrence of all Indebtedness as and when contemplated by the Loan Documents will be, Solvent.

     Section 5.20. Security Interests. The security interests granted under the Collateral Documents constitute valid, binding and continuing duly perfected first-priority Liens in and to the Collateral (except for Permitted Liens that have priority under applicable law or as provided herein or in the Intercreditor Agreement) in favor of the Collateral Agent, for the benefit of the Lenders.


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

     Section 5.21. Certain Transactions. None of the officers, directors or employees of the Borrower is presently a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. The Borrower has delivered a complete and correct copy of the Expense Allocation Agreement, the Cash Management Agreement and the Management Services Agreement, to the Administrative Agent. The Borrower is not a party to any management, operating, license or other agreement providing for the payment of any amount to any of its Affiliates, except for the Expense Allocation Agreement, the Management Services Agreement or as permitted under Section 7.11. To the extent Intellectual Property of the Parent or OC is licensed to the Borrower or its Subsidiaries, the terms of such license(s) and the fee charged to the Borrower or its Subsidiaries relating thereto shall be subject to the Required Lenders' reasonable approval.

     Section 5.22. Business Plans. The Approved Full-Term Operating Business Plan and each Approved Annual Operating Business Plan, if any, have been prepared in all material respects in accordance with GAAP (except for the treatment of Indebtedness owing to the FCC, which has been reflected in such plans at historical cost) consistently applied to projections.

     Section 5.23. Employee Benefit Plans.

          (a) In General. Each Employee Benefit Plan and each Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the IRC, including, but not limited to, the provisions thereunder respecting prohibited transactions. The Borrower and each of its Subsidiaries has made all required contributions to each Employee Benefit Plan and each Multiemployer Plan. To the extent applicable, the Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          (b) Terminability of Welfare Plans. Under each Employee Benefit Plan that is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Subtitle B, Part 6 of ERISA). The Borrower, each of its Subsidiaries and each ERISA Affiliate may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Loan Party or such ERISA Affiliate without liability to any Person.


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

          (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of minimum funding standards or extension of amortization periods has been requested or received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Event, or any other event or condition that presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. None of the Borrower, any of its Subsidiaries or any ERISA Affiliate has instituted or intends to institute proceedings to terminate a Guaranteed Pension Plan. No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred with respect to any Guaranteed Pension Plan and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Guaranteed Pension Plan. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within 12 months prior to the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

          (d) Multiemployer Plans. None of the Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred or expects to incur any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in
     Section 4204 of ERISA. Neither any Loan Party nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

     Section 5.24. Regulations G, T, U and X. No portion of any Loan shall be used or obtained for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Section 5.25. Environmental Compliance. The Borrower has taken all necessary steps to investigate the past and present condition and usage of its Real Estate and the operations conducted thereon and, based upon such diligent investigation, makes the following representations:


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

          (a) The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws relating to the operation of its business and the use and occupancy of any Real Estate. There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity relating to any Environmental Law involving the Borrower or any of its Subsidiaries.

          (b) There have been no releases of any Materials of Environmental Concern into the environment at any parcel of Real Estate or any facility formerly or currently owned, operated or controlled by the Borrower or any of its Subsidiaries. With respect to any such releases of any Materials of Environmental Concern, the Borrower has given all required notices to government entities. The Borrower is not aware of any releases of Materials of Environmental Concern at parcels of Real Estate or facilities other than those owned, operated or controlled by the Borrower or any of its Subsidiaries that could reasonably be expected to have an impact on the Real Estate or facilities owned, operated or controlled by the Borrower or any of its Subsidiaries.

          (c) in Schedule 5.25 is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Borrower and its Subsidiaries (whether conducted by or on behalf of the Borrower, any of its Subsidiaries or a third party, and whether done at the initiative of the Borrower or any of its Subsidiaries or directed by a governmental entity or other third party) which the Borrower or any of its Subsidiaries has in its possession or to which it has access, and complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Administrative Agent.

          (d) The Borrower and each of its Subsidiaries has filed all reports and returns required to be filed by such Person under any Environmental Laws. The Borrower and each of its Subsidiaries has obtained and is in compliance with all licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Environmental Permits") required by all applicable Environmental Laws. No event has occurred and is continuing that requires, or after notice or lapse of time or both would require, any modification or termination of any Environmental Permit. Neither the Borrower nor any of its Subsidiaries (i) has received any notice asserting the absence of any Environmental Permit or (ii) has knowledge of any environmental law proposed or under consideration, which, if effective, could have a Material Adverse Effect.

          (e) Neither the Borrower nor any of its Subsidiaries, nor any of the Real Estate, is subject to any applicable Environmental Laws requiring the performance of site assessments for Materials of Environmental Concern, or the removal or remediation of Materials of Environmental Concern, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document


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

     or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

     Section 5.26. Joint Ventures, Etc. Except as in Schedule 5.26, the Borrower is not engaged in any joint venture or partnership with any other Person, and each joint venture or partnership listed in such Schedule is a Qualified Joint Venture or a NonQualified Joint Venture in which the Borrower is permitted to invest pursuant to Section 7.04(g), (k) or (l) hereof.

     Section 5.27. Material Contracts. As of the date of this Agreement, neither the Borrower nor any of its Subsidiaries is a party to any Material Contract or any agreement with any director, officer or employee, except as in Schedule 5.27.

     Section 5.28. Representations in Other Loan Documents. Each of the representations by any Loan Party in any of the other Loan Documents is true as of the date hereof.

     Section 5.29. [*]

     Section 5.30. OC Stock Payment Date. [*]

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

     The Borrower covenants and agrees that, so long as any Loan or Note or any fees or expenses are outstanding or any Lender has any Commitment hereunder:

     Section 6.01. Maintenance of Office. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, its chief executive office at 3 Metro Center, Bethesda, MD 20814 (except in the case of an Operating Subsidiary, at 16 Wing Drive, Cedar Knolls, NJ 07927), except that the Borrower or any such Subsidiary may change its chief executive office on not less than 30 days' advance written notice to the Administrative Agent and the Collateral Agent and after taking all such action as may be necessary or appropriate or requested by the Collateral Agent or the Administrative Agent to continue the perfection of the Collateral Agent's security interest in the Collateral.

     Section 6.02. Records and Accounts. The Borrower shall, and shall cause each of its Subsidiaries to:

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          (a) keep true and accurate records and books of account in which full, true and correct entries shall be made in accordance with GAAP, and

          (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its Properties, contingencies and other reserves.

     Section 6.03. Corporate and Limited Liability Company Existence; Maintenance of Licenses. The Borrower shall do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to:

          (a) preserve and keep in full force and effect its corporate or limited liability company existence;

          (b) maintain in full force and effect:

               (i) each FCC License with respect to the BTAs specified in Parts I, II and III of Schedule 5.07 (other than any such FCC License that has been previously sold or transferred in accordance with this Agreement) and any other FCC Licenses from time to time held by any License Subsidiary and cause each License Subsidiary at all times to own each FCC License listed in Schedule 5.07 (other than any such FCC License that has been previously sold or transferred in accordance with this Agreement), free and clear of any Lien of any kind, other than any Lien permitted under Section 7.02(g);

               (ii) with respect to the construction, installation and development of facilities for the Designated BTAs, all FCC Licenses and material Necessary Authorizations appropriate to the level of development theretofore achieved and sufficient to avoid noncompliance with the then applicable minimum build-out requirements under the FCC License for such BTAs; and

               (iii) with respect to the operation of those portions of Designated BTAs the development of which has theretofore been completed, all material FCC Licenses, copyrights, patents, franchises, Necessary Authorizations and other rights as are necessary and sufficient to operate such completed portions.

          (c) subject to the provisions of Section 7.11(a)(v), cause OC, the C-Block Subsidiary Parent and the D-, E-, and F-Block Subsidiary Parent to cause the ownership of all Stock of License Subsidiaries holding the FCC Licenses for the BTAs listed in Parts II and III of Schedule 5.07 to be transferred to the Borrower within [*] days after the date of this Agreement.

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The Borrower will, and will cause its Subsidiaries to, at all times perform and observe all covenants and conditions on its part to be performed and observed under FCC rules and regulations or otherwise with respect thereto with respect to the FCC Licenses held by License Subsidiaries and not cause or permit to exist any grounds for the FCC to revoke or suspend or not to renew such License in accordance with Section 7.06(b).

     Section 6.04. Maintenance of Properties. The Borrower shall do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its material franchises, employment contracts and permits. The Borrower shall, and shall cause each of its Subsidiaries to:

          (a) cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment;

          (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

          (c) continue to engage primarily in the businesses now conducted by it and in related businesses; and

          (d) continue in full force and effect all authorizations and approvals required to conduct the businesses now conducted by it as appropriate to the then level of construction, development and operation of PCS Systems covered by FCC Licenses held by License Subsidiaries;

provided that nothing in this Section 6.04 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its business and would not have a Material Adverse Effect.

     Section 6.05. Insurance. The Borrower shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, insurance with respect to its properties and business with insurers that hold an A.M. Best rating of "A" or better. The insurance coverage shall:

          (a) include, as a minimum, the types of policies and respective limits as reflected in Section 12 of each Security Agreement;

          (b) with respect to all liability insurance, name the Administrative Agent and the Collateral Agent as additional insured;


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

          (c) with respect to casualty insurance, name the Collateral Agent as loss payee as its interest may appear; and

          (d) provide that the insurer will give the Administrative Agent and the Collateral Agent at least 30-days' prior written notice of the cancellation or any material change in the coverage, aggregate limits or any other provision of such insurance.

The Borrower shall deliver to the Administrative Agent and the Collateral Agent, as required by Section 8.19, no later than March 31 in each calendar year and otherwise promptly on request by the Administrative Agent or the Collateral Agent, certificate(s) of insurance reflecting the requirements of this Section 6.05, each Security Agreement and each Mortgage, and setting forth any deductibles applicable to any insurance coverage.

     Section 6.06. Taxes. The Borrower shall duly pay and discharge, and cause each of its Subsidiaries to duly pay and discharge, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its Property; provided that no such tax, assessment, charge, levy or claim need be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or any of its Subsidiaries has set aside on its books adequate reserves with respect thereto and such reserves have been segregated to the extent required by GAAP; and provided further that the Borrower shall pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

     Section 6.07. Inspection of Properties and Books.

          (a) The Borrower shall permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent, the Lenders and their other designated representatives to visit and inspect any of the Properties of the Borrower or such Subsidiary, to examine the books of account of the Borrower or such Subsidiary (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that the Administrative Agent and each Lender shall use reasonable commercial efforts not to interfere with the business of the Borrower or any of its Subsidiaries.

          (b) The Borrower authorizes the Administrative Agent and each Lender to communicate directly with the independent certified public accountants of the Borrower or any of its Subsidiaries and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower and its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 6.07(b).

     Section 6.08. Compliance with Laws, Contracts, FCC Licenses and Permits. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with:

          (a) the applicable laws, rules, regulations and orders wherever its business is conducted, including without limitation compliance with all Environmental Laws, all Environmental Permits, ERISA, the IRC, the Communications Act and all FCC rules and regulations (including without limitation compliance with FCC rules and regulations relating to maintaining the status of the License Subsidiaries as designated entities and small businesses);

          (b) the provisions of its charter documents and by-laws;

          (c) all material agreements and instruments to which it or any of its Subsidiaries is a party and by which it or any of its Subsidiaries or any of its or their Properties may be bound;

          (d) all obligations with respect to any Employee Benefit Plan or Multiemployer Plan; and

          (e) all applicable decrees, orders, and judgments.

If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of the Borrower's or such Subsidiary's obligations hereunder or any of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, the Borrower shall immediately take, or shall cause such Subsidiary immediately to take, all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent evidence thereof.

     Section 6.09. Further Assurances. The Borrower shall cooperate, and shall cause each of its Subsidiaries to cooperate, with the Lenders and the Administrative Agent, and shall execute and pay, and shall cause each of its Subsidiaries to execute and pay, as applicable, for the filing of all such further instruments and documents, including, without limitation, such Uniform Commercial Code financing statements and other security documents as the Required Lenders, the Collateral Agent or the Administrative Agent shall reasonably deem appropriate at any time in order to effectuate the security interests in favor of the Collateral Agent and to carry out to


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

their satisfaction the transactions contemplated by the Loan Documents. Specifically, the Borrower shall deliver to the Collateral Agent all certificates representing its ownership interests in the C-Block License Subsidiaries and the D-, E- and F-Block License Subsidiaries, along with stock powers executed in blank, upon the transfer of the ownership of such Stock from the C-Block Subsidiary Parent and the D-, E- and F-Block Subsidiary Parent, respectively, to the Borrower.

     Section 6.10. Attornment and Recognition Agreements; Consents to Collateral Assignments. The Borrower shall obtain, and shall cause each of its Subsidiaries to obtain, (a) all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased by the Borrower or any of its Subsidiaries (i) upon which any equipment with a value, individually or in the aggregate, in excess of [*] is stored or located, and (ii) as to all such leased Real Estate, for locations where at least [*] in aggregate value of all equipment (taking into account the value of all equipment at locations owned by the Borrower and its Subsidiaries) of such the Borrower or its Subsidiaries is located, as well as (b) consents to collateral assignments as the Administrative Agent may reasonably require from all parties to Material Contracts with the Borrower or its Subsidiaries, each in form and substance satisfactory to the Administrative Agent. The Borrower shall use its best efforts to obtain all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased by the Borrower or any of its Subsidiaries upon which all other Collateral not covered by the immediately preceding sentence is stored or located, in form and substance reasonably satisfactory to the Required Lenders. The Borrower shall collaterally assign the Management Services Agreement to the Collateral Agent for the ratable benefit of the Lenders. If and to the extent that the Borrower is unable to obtain attornment and recognition agreements on a best efforts basis in accordance with the second sentence of this Section 6.10, then the Borrower shall and shall cause its Subsidiaries to request that any landlord, mortgagee and easement grantor of the Borrower or any of its Subsidiaries agree to give the Collateral Agent and the Administrative Agent, on a best efforts basis, notice of any default by the Borrower or such Subsidiary under the terms or conditions of any agreement between the Borrower and/or such Subsidiary and any landlord, mortgagee of any such landlord or easement grantor, and allow the Collateral Agent to inspect or remove Collateral after the occurrence and continuance of an Event of Default.

     Section 6.11. Expense Allocation Agreement. The Borrower shall comply with the terms of the Expense Allocation Agreement and not consent to any waiver, modification or amendment thereto.

     Section 6.12. Maintenance of Subsidiary. The Borrower shall cause each Operating Subsidiary and, after ownership thereof is transferred to the Borrower in accordance with Section 6.03(c) of this Agreement, each License Subsidiary to remain a Wholly Owned Subsidiary of the Borrower at all times at which this Agreement is in force and effect.

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     Section 6.13. Reporting Requirements; Notices. The Borrower shall deliver or cause to be delivered to the Administrative Agent on behalf of the Lenders the following (in a sufficient number of copies to permit distribution to each Lender):

          (a) Approved Annual Operating Business Plan. No later than 15 days prior to (or 31 days after, with respect to fiscal years 1998 and 1999) the end of each fiscal year of the Borrower and until the first fiscal year ending after the date on which EBITDA is greater than zero for two successive fiscal quarters, a proposed annual operating business plan containing the statements listed in items (i) through (vi) in this paragraph and the exhibits contained in the annual operating business plan delivered pursuant to Section 8.12 for the next-succeeding fiscal year. The proposed annual operating business plan shall contain:

               (i) internally prepared statements of income and expense of the Borrower and its Subsidiaries in reasonable detail for the applicable period prepared in all material aspects in accordance with GAAP (except for the absence of footnotes),

               (ii) a schedule of all Capital Expenditures estimated to be made during the period,

               (iii) a statement of the amounts and times by which the Borrower and its Subsidiaries need to raise additional capital to meet their obligations when due during the period,

               (iv) projected balance sheets of the Borrower and its Subsidiaries,

               (v) projected cash flow statements of the Borrower and its Subsidiaries, and

               (vi) a statement listing material assumptions which formed the basis for (i) through (v),

     each together with supporting schedules in sufficient detail as needed and in all material aspects in accordance with the Approved Annual Operating Business Plan delivered pursuant to Section 8.12 and on a consistent basis.

          (b) Variance Report. No later than August 14 of each fiscal year of the Borrower, [*], a report, certified as true and correct by the chief or principal financial or accounting officer of the Borrower, that shows in reasonable detail, variances, if any, between the actual operating performance of the Borrower and its Subsidiaries and what was estimated for the first six months of such fiscal year in the Approved Annual Operating Business Plan for such fiscal year (or the Approved Full Term Operating Business Plan if the Required Lenders have not approved a plan delivered

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     pursuant to Section 6.13(a) with respect to such fiscal year) and explains in reasonable detail in form satisfactory to the Required Lenders the reasons for the discrepancies between them, if any.

          (c) Quarterly Financial Statements. As soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the internally prepared unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such quarter, all in reasonable detail and each setting forth in comparative form:

               (i) the figures for the prior year's corresponding fiscal quarter, and

               (ii) so long as the Borrower is required to deliver an operating business plan pursuant to Section 6.13(a), any variances from the Approved Annual Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to Section 6.13(a) with respect to such fiscal year),

     if any, prepared in all material aspects in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments).

          (d) Annual Financial Statements. As soon as practicable, but in any event no later than 90 days after the end of each fiscal year of the Borrower, the audited Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such year, and the related audited Consolidated statements of income and the audited Consolidated statement of cash flows of the Borrower and its Subsidiaries for such year prepared in accordance with GAAP, and so long as the Borrower is required to deliver an operating business plan pursuant to Section 6.13(a), a separate variance analysis setting forth in comparative form the figures for the previous fiscal year and any variances from the applicable period of the Approved Annual Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to Section 6.13(a) with respect to such fiscal year) in reasonable detail. Such balance sheets, statements of income and statement of cash flows shall contain a certified audit report of a nationally recognized independent certified public accounting firm satisfactory to the Administrative Agent, which report shall contain an unqualified opinion of such accounting firm, and an "agreed-upon procedures" report pursuant to which the accountants:

               (i) review the Borrower's statement that the Borrower is in compliance with the provisions of the Expense Allocation Agreement,

               (ii) perform the agreed upon review procedures applicable thereto, and

               (iii) confirm that in examining the financial statements of the Borrower and its Subsidiaries they have not become aware of any Default with respect to the Expense Allocation Agreement, or, if such accountants shall have obtained knowledge of any then existing Default they shall disclose in such report any such Default;

     provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default. The annual financial statements shall also be accompanied by a management letter of the Borrower's accountants (to the extent one is prepared for the Borrower).

          (e) Compliance Certificate. Simultaneously with the delivery of the financial statements referred to in subsections (c) and (d) above,

               (i) a statement certified by the principal financial or accounting officer of the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth in reasonable detail computations evidencing compliance with the covenants contained in
          Section 6.14 and 7.05, and

               (ii) a Facility A Borrowing Base Certificate and a Facility B Borrowing Base Certificate showing the Facility A Borrowing Base and Facility B Borrowing Base, respectively, as of the last day of such fiscal quarter or fiscal year, as the case may be.

          (f) Quarterly Key Barometer Report. Within 45 days after the end of each fiscal quarter of the Borrower, a report on

               (i) with respect to each Operating Subsidiary:

                    (A) the number of cell sites constructed and cell sites
               where equipment with an aggregate purchase price in excess of [*] is located,

                    (B) the total number of customers,

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*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

                    (C) the number of new customers acquired,

                    (D) the number of customers who terminated their service,

                    (E) the average net monthly revenue per user, and

                    (F) aggregate roaming revenue.

               (ii) payments by the Borrower or any of its Subsidiaries to OC or any of its Affiliates (other than payments by the Borrower or any of its Subsidiaries to one another), or to any Subsidiary of the Borrower that is not a Subsidiary, whether as dividends, payments under any management, service or tax-allocation agreement or otherwise; and

               (iii) equity contributions to the Borrower, the Persons providing the same and any issuance or sale of shares of Stock or other equity interests in the Borrower or any of its Subsidiaries, during such fiscal quarter, together with a report showing variances from the estimates previously provided to Administrative Agent and each Lender in the Annual Approved Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to Section 6.13(a) with respect to such fiscal year), along with an explanation of discrepancies between the actual numbers and the estimated numbers.

          (g) Securities and Exchange Commission Reports. Within three Business Days after the filing or mailing thereof, copies of all

               (i) materials filed with the Securities and Exchange Commission by the Borrower, Parent, OC or any of their respective Subsidiaries;

               (ii) information sent to the stockholders of the Borrower or lenders to the Borrower (exclusive of proprietary information); or

               (iii) information and reports directly and materially related to the Borrower and its Subsidiaries or the Network that the Parent or OC would be required to file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, if the Parent or OC were public companies subject to the reporting requirements of such Act; provided that, if the information or reports covered by this clause (iii) contain proprietary information, the Borrower shall not be obligated to provide the proprietary information hereunder unless

                    (A) the Person that is the source of the information or
               reports is a public company, and

                    (B) such Person would then be required to file such
               proprietary information with the Securities and Exchange Commission.

          (h) Accounts Receivable Aging Report. Within 45 days after the end of each fiscal quarter of the Borrower, an accounts-receivable-aging report in respect of the Borrower and each Operating Subsidiary.

          (i) Defaults. Within three Business Days after the Borrower shall have knowledge of occurrence and continuance thereof, written notice of occurrence and continuance of a Default, together with a statement of what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default) under this Agreement or any other note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower, the Parent, OC or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, which could result in the party to whom such Indebtedness is owed having the right under its governing documents to accelerate such Indebtedness, and such acceleration would have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.

          (j) Environmental Events. As soon as possible, and in any event within 10 Business Days

               (i) after making any such report, written notice of any violation of any Environmental Law that the Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency, and

               (ii) after the Borrower shall become aware thereof, written notice of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that, has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries or the security interests for the benefit of the Secured Parties pursuant to any of the Collateral Documents.

          (k) ERISA Events. As soon as possible, and in any event within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know or believes that any ERISA Affiliate knows or has reason to know or believes that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower or such ERISA Affiliate describing such ERISA Event, together with any correspondence with, or filings made with, the PBGC or Department of Labor, and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto.

          (l) Employee Benefit Plans. Promptly after

               (i) filing the same with the Department of Labor or Internal Revenue Service, (A) a copy of its initial actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (B) a notice of all subsequent filings (with copies to be provided upon request of the Administrative Agent),

               (ii) receipt or dispatch thereof, a copy of any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under
          Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
          in respect of a Multiemployer Plan, under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA, and

               (iii) becoming aware of occurrence thereof, notice of (A) any transaction that could result in the imposition of a penalty under
          Section 502(i) of ERISA or an excise tax under Section 4975 against the Borrower, any of its Subsidiaries or an ERISA Affiliate; (B) any partial or complete withdrawal from a Multiemployer Plan by the Borrower, any of its Subsidiaries or an ERISA Affiliate; (C) a failure by the Borrower, any of its Subsidiaries or an ERISA Affiliate to make a payment to a Plan required to avoid imposition of a lien under
          Section 302(f) of ERISA; (D) the adoption of an amendment to a Guaranteed Pension Plan requiring the provision of security under
          Section 307 of ERISA; or (E) any change in the actuarial assumptions or funding methods used for any Guaranteed Pension Plan, where the effect of such change is to materially increase the unfunded benefit liability or materially reduce the obligation to make periodic contributions.

          (m) Notification of Claims Against Collateral. Within three Business Days after becoming aware of any setoff of any claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Collateral Agent's, the Administrative Agent's or the Lenders' rights with respect to the Collateral, are subject, written notice thereof.

          (n) Notice of Litigation and Judgments. Within 10 days after becoming aware thereof of

               (i) any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party that could reasonably be expected to have a Material Adverse Effect (which notice shall include a statement as to the nature and status of the proceedings), or

               (ii) any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000, written notice thereof in form and detail satisfactory to the Administrative Agent.

          (o) FCC Notices. Within three Business Days after its receipt thereof, copies of all material notices and correspondence received from or sent to the FCC relating to any FCC License listed on Schedule 5.07.

          (p) Change in Corporate or Limited Liability Company Name; Location of Collateral. Not later than 30 days prior to occurrence thereof, written notice to the Administrative Agent of a change in (i) the business, corporate or limited liability company name of any of the Loan Parties,
     (ii) the location of any of the Collateral or (iii) the chief executive office or other locations of each Loan Party or the location where the books and records of the Borrower or any of its Subsidiaries are kept.

          (q) Indebtedness Report. Within 15 Business Days after the end of each fiscal quarter of the Borrower, a report showing the respective aggregate principal amounts of all Indebtedness outstanding as of the last day of such fiscal quarter under each Permitted Loan Agreement.

          (r) Update of Schedules. As soon as available and in any event within 30 days after the end of each fiscal year of the Borrower and when necessary in connection with a repetition of any representation or warranty referring thereto in connection with any Draw Request, a report supplementing the Schedules hereto, including without limitation (i) new Subsidiaries of the Borrower and ownership of the Stock thereof, (ii) any change in the designation of any BTA as in, or any addition, deletion or other change to, Schedule 1.01 and (iii) a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete in all material respects.

          (s) FCC License Transfer. Within 10 Business Days following occurrence thereof, written notice of any FCC License Transfer, specifying the affected FCC License or geographic area, as applicable, and setting forth in reasonable detail the terms of such disposition.

          (t) Other Information. Such other information concerning the business operations or financial condition of any Loan Party or any of its Subsidiaries as the Administrative Agent or any Lender shall from time to time reasonably request. The Borrower shall provide personnel of the Borrower reasonably necessary to discuss business plans and reports with the Administrative Agent and Lenders on request.

Upon the Administrative Agent's receipt of any and all financial and other information furnished by the Borrower pursuant to this Section 6.13 the Administrative Agent shall promptly deliver copies thereof to each Lender.

     Section 6.14. Financial Covenants of the Borrower. So long as any Loan, Note or other of the obligations of the Borrower are outstanding hereunder or any Lender has any Commitment, the Borrower and its Subsidiaries on a Consolidated basis shall:

          (a) Senior Debt to Contributed Capital. Not permit the ratio of (i) Senior Debt outstanding at the end of any fiscal quarter during any period shown below to (ii) the aggregate amount of Contributed Capital through the last date of such fiscal quarter, to exceed the ratio below opposite such period:

================================================================================
         Fiscal Quarter Ending:                       Ratio
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
================================================================================

          (b) Adjusted Debt to Annualized EBITDA. Not permit the ratio of (i) Adjusted Debt outstanding at the end of any fiscal quarter during any period shown below to (ii) Annualized EBITDA at the end of each fiscal quarter during such period to exceed the ratio below opposite such period:

================================================================================
      Fiscal Quarter Ending:                       Ratio
--------------------------------------------------------------------------------
          [*]                                       [*]
--------------------------------------------------------------------------------
          [*]                                       [*]
================================================================================

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                                       88

================================================================================
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
--------------------------------------------------------------------------------
          [*]                                  [*]
================================================================================

          (c) [*]

================================================================================
               Period                                Ratio
--------------------------------------------------------------------------------
         [*]                                    [*]
--------------------------------------------------------------------------------
         [*]                                    [*]
================================================================================

          (d) Quarterly Minimum Adjusted OCF Levels. Not permit Adjusted OCF for any fiscal quarter ending during a period shown below to be less than the amount opposite such period:

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                                       89

================================================================================
           Fiscal Quarter Ending:                Amount
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
================================================================================

          (e) Quarterly Minimum Revenue Levels. Not permit Gross Revenues for any fiscal quarter ending during a period shown below to be less than the amount opposite such period:

================================================================================
       Fiscal Quarter Ending:                    Amount
--------------------------------------------------------------------------------
              [*]                              [*]
--------------------------------------------------------------------------------
              [*]                              [*]
--------------------------------------------------------------------------------
              [*]                              [*]
--------------------------------------------------------------------------------

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*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
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              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
--------------------------------------------------------------------------------
              [*]                             [*]
================================================================================


     Section 6.15. Mortgage Liens. If the Borrower or any of its Subsidiaries shall acquire any Real Estate and shall not at the time of such acquisition incur Indebtedness with respect thereto pursuant to Section 7.01(f)(i), the Borrower shall grant, or cause such Subsidiary to grant, to the Collateral Agent on behalf of the Secured Parties a first-mortgage Lien on such Real Estate in form and substance satisfactory to the Required Lenders.

     Section 6.16. New Subsidiaries; Qualified Joint Ventures. Upon the creation of any Subsidiary or Qualified Joint Venture not in existence on the date hereof, the Borrower shall at its expense:

          (a) duly execute and deliver, or cause such Subsidiary or Qualified Joint Venture to duly execute and deliver, to the Administrative Agent and the Collateral Agent a Subsidiary Guaranty in respect of such Subsidiary or Qualified Joint Venture (with such changes thereto as the Administrative Agent may reasonably request);

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*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

          (b) duly execute and deliver, or cause such Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent, a Subsidiary Security Agreement (with such changes thereto as either Agent may reasonably request) and such other mortgages, pledges, assignments and other security agreements, in form and substance reasonably satisfactory to the Agents, securing payment of all of the obligations of such Subsidiary or Qualified Joint Venture under its Guaranty and the obligations of the Loan Parties under the Loan Documents and constituting Liens on all Collateral described therein; and pledge, or cause to be pledged, to the Collateral Agent on behalf of the Secured Parties, all authorized, issued and outstanding Stock of such Subsidiary or Qualified Joint Venture; and execute and/or deliver to the Administrative Agent each other document or instrument required to be delivered in connection with the execution and delivery of such Security Agreement pursuant to Section 8.13 with such changes thereto as the Administrative Agent may reasonably request);

          (c) take whatever action (including without limitation the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) which may be necessary or advisable in the opinion of Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this Section 6.16, enforceable against all third parties in accordance with their terms;

          (d) deliver to the Administrative Agent a signed copy of favorable opinions, addressed to the Agents and the Lenders, of counsel for the Borrower acceptable to the Administrative Agent as to such matters relating to such Subsidiary or Qualified Joint Venture as either Agent may reasonably request; and

          (e) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, each security agreement delivered pursuant to this Section 6.16 and mortgages and other agreements and instruments entered into by such Subsidiary or Qualified Joint Venture.

     Section 6.17. Subordinated Debt Rate Hedging Arrangements. At any time at which Nortel owns or holds less than [*] of the aggregate Commitments under the Credit Facility, and within 60 days after a request by the Administrative Agent, the Borrower will either (i) enter into Interest Rate Protection Agreements or Rate Hedging Agreements satisfactory to the Lenders providing for the hedging of its interest rate risk with respect to [*] of the notional amount of the Affiliate Subordinated Debt and Non-Affiliate Subordinated Debt (or such greater amount as the Borrower may purchase at its option if evidenced by Permitted Hedging Arrangements to the extent permitted under Section 7.01(g), but only so long as such amount does not exceed at such time the total notional amount of

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                                       92

Indebtedness of Borrower which bears interest at a floating rate) for a period of at least three (3) years, (ii) cause the interest rate on the Affiliate Subordinated Debt to be converted to a fixed rate at then-prevailing market rates, or (iii) cause that portion of the Affiliate Subordinated Debt and Non-Affiliate Subordinated Debt for which interest is payable currently to be converted to equity. For purposes of this Section 6.17, Nortel shall not be deemed to hold that portion of the Commitments in which Nortel has sold a participation.

     Section 6.18. Syndication. The Borrower and OC shall provide prompt assistance to the Administrative Agent and the Lenders in connection with their respective efforts in syndicating the Credit Facility. Such assistance includes making senior officers of the Borrower and OC available for meetings with potential Lenders, providing, in a timely manner, such assistance as may be reasonably requested by the Administrative Agent or its advisors, including providing information to and responding to inquiries from prospective Lenders with respect to the business, operations, business plan, results and other matters relating to the business of OC, the Borrower, and the other Guarantors, and cooperating with a private placement of the Notes evidencing the Loans.

     Section 6.19. Capital Contribution Agreement. The Borrower and OC shall comply with the terms of the Capital Contribution Agreement and shall not consent to any waiver, modification, or amendment thereto without the prior written consent of the Required Lenders.

     Section 6.20. [*]

     Section 6.21. C-Block Subsidiaries and D-, E- and F-Block Subsidiaries. While any C-Block Subsidiary or any D-, E- and F-Block Subsidiary shall be a Guarantor hereunder the Borrower will cause such Persons to perform and observe each covenant and condition hereunder applicable to, and as if such Person were, a Subsidiary of the Borrower.

     Section 6.22. [*] PCS and a [*]/Omnipoint Intercompany Notes; Overadvances. Borrower shall cause [*] PCS and [*]/Omnipoint, respectively, to repay all amounts outstanding under their respective Intercompany Notes to the Borrower within [*] days of the date of this Agreement in accordance with Section 2.01(a), Section 2.09(a)(ii)(B) and Section 7.04(l). Borrower covenants and agrees that it shall make a mandatory prepayment to the Administrative Agent in accordance with Section 3.02(h) hereof. Borrower covenants and agrees that it shall repay the aggregate outstanding amount of any Overadvance, if any, permitted by Section 2.01(a) within [*] days of the date of this Agreement.

     Section 6.23. [*]

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                                       93

[*]

                                   ARTICLE VII

                   CERTAIN NEGATIVE COVENANTS OF THE BORROWER

     The Borrower covenants and agrees that, so long as any Loan or Note or fees or expenses are outstanding or any Lender has any Commitment hereunder:

     Section 7.01. Restrictions on Indebtedness.Subject to the other limitations of this Agreement, the Borrower shall not create, incur, assume, guarantee or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist, contingently or otherwise, any Indebtedness other than (without duplication):

          (a) the Loans;

          (b) Non-Affiliate Subordinated Debt, not to exceed [*] in the aggregate;

          (c) Affiliate Subordinated Debt, not to exceed [*] in the aggregate (of which no more than [*] owing to such Affiliates may require the payment of current interest);

          (d) Indebtedness under Permitted Loan Agreements;

          (e) with respect to the License Subsidiaries, FCC Debt existing on the Closing Date; and

          (f)

               (i) purchase-money Indebtedness (including not more than [*] for Real Estate); and

               (ii) Capital Lease Obligations

     but only so long as:

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                                       94

                    (A) the aggregate principal amount of Indebtedness under
               [*] (i) and (ii) above at any one time outstanding does not exceed [*] and

                    (B) such Indebtedness is in a principal amount that does not exceed the fair market value of the property being acquired or leased;

          (g) Indebtedness under Permitted Hedging Arrangements;

          (h) Indebtedness the proceeds of which are used solely for working-capital purposes, but only so long as the aggregate principal amount of such Indebtedness outstanding on any date does not exceed the lesser of (i) [*] and (ii) an amount equal to [*] determined as of any time; and

          (i) Other Indebtedness (in addition to Indebtedness described in clauses (a) through (h)) not to exceed [*] in the aggregate outstanding at any one time.

Indebtedness to OC or to any of its Subsidiaries shall only be permitted hereunder pursuant to this Section hereof.

     Section 7.02. Restrictions on Liens. Neither the Borrower nor its Subsidiaries shall (A) create or incur or suffer to be created or incurred or to exist any Lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its Property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (B) transfer any of such Property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (C) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title-retention or purchase-money security agreement, device or arrangement; (D) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or
(E) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; and shall not permit any of its Subsidiaries to do any of the foregoing; provided that the Borrower or any Subsidiary may create or incur or suffer to be created or incurred or to exist the following (collectively, "Permitted Liens"):

          (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (b) deposits or pledges made in connection with, or to secure payment of, worker's compensation and unemployment insurance;

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          (c) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (d) encumbrances on Real Estate consisting of:

               (i) easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or any of its Subsidiaries is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or any of its Subsidiaries, which defects do not individually or in the aggregate have a Material Adverse Effect on the business of the Borrower or any of its Subsidiaries, and

               (ii) with respect to Real Estate mortgage (or deed of trust) Liens (collectively, "Mortgage Liens") to secure the payment of Indebtedness permitted to be incurred under Section 7.01(f)(i); provided that

                    (A) the amount secured by any Mortgage Lien shall not exceed the sum of (1) the acquisition cost of the Real Estate acquired by the Borrower or any of its Subsidiaries and (2) the cost of any improvements constructed thereon; and

                    (B) the Borrower or such Subsidiary shall simultaneously
               with the acquisition of the Real Estate in question either:

               (1) grant to the Collateral Agent a second mortgage (or deed of trust), in form and substance satisfactory to the Required Lenders, subordinate only to the Mortgage Lien, and securing the obligations of the Borrower and its Subsidiaries owing to lenders that are parties to the Intercreditor Agreement, or

               (2) cause the lender in whose favor the Mortgage Lien is to be made to execute and deliver to the Collateral Agent an option to purchase the Mortgage Lien, substantially in the form of Exhibit F;

          (e) Liens in favor of the Collateral Agent for the benefit of the lenders and agents parties to the Intercreditor Agreement securing the obligations permitted to be secured under the Intercreditor Agreement;

          (f) deposits to secure the performance of bids, trade contracts (other than in respect of Indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (including, without limitation, letters of credit issued for the account of the Borrower or its Subsidiaries to support any of the foregoing and the reimbursement obligations related thereto) not to exceed in the aggregate at any one time $5,000,000;

          (g) Liens on FCC Licenses and proceeds of the sale or other disposition thereof in favor of the FCC securing FCC Debt owing by License Subsidiaries permitted pursuant to Section 7.01(e); and

          (h) Liens securing purchase-money Indebtedness permitted under Section 7.01(f)(i) or (ii) owing to a Person that is not a party to the Intercreditor Agreement; provided that such Liens cover only the property acquired with the proceeds of such Indebtedness and the proceeds of such property to the extent the applicable Uniform Commercial Code provides for the automatic perfection of a security interest in such proceeds.

     Section 7.03. No Contingent Obligations. Subject to the other limitations of this Agreement, the Borrower shall not create, incur, assume, guarantee or remain liable, or permit any of its Subsidiaries to create, incur, assume, guarantee or remain liable, on any Contingent Obligations other than:

          (a) the Guaranties,

          (b) guaranties of Indebtedness under other Permitted Loan Agreements, and

          (c) guaranties of Indebtedness permitted under 7.01(f)(i) and (ii).

     Section 7.04. Restrictions on Investments. The Borrower shall not make or permit to exist or to remain outstanding, or permit any of its Subsidiaries to make or permit to exist or to remain outstanding, any Investment except:

          (a) Investments in Permitted Hedging Arrangements in a notional principal amount on any date reasonably related to the aggregate principal amount of Indebtedness of the Borrower accruing interest at a floating rate, and only so long as the purpose of such Investments shall be to hedge such floating-rate interest and shall not be to speculate on interest rates;

          (b) Investments in commercial paper maturing in 90 days or less from the date of issuance which, at the time of acquisition by the Borrower or any of its Subsidiaries, is accorded a rating of "A1" or better by Standard & Poor's Ratings Group or "P1" or better by Moody's Investors Service, Inc. or an equivalent rating by another nationally recognized credit-rating agency of similar standing;

          (c) Investments in

               (i) direct obligations of, or obligations guaranteed by, the United States of America or any agency that constitutes a full-faith-and-credit obligation of the United States of America, in any case maturing in 12 months or less from the date of acquisition thereof, and

               (ii) repurchase agreements fully secured by underlying securities of the type described in clause (i) above and issued by a bank or trust company meeting the requirements of Section 7.04(d);

          (d) Investments in certificates of deposit maturing within six months from the date of issuance thereof (i) issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Borrower, rated "AA" or better by Standard & Poor's Ratings Group or "A" or better by Moody's Investors Service, Inc., or (ii) issued by any Lender;

          (e) Investments in money-market funds (other than single-state funds) that make investments in accordance with the regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

          (f) the Borrower's investments as of the date hereof in its Subsidiaries;

          (g) Investments by the Borrower in Qualified Joint Ventures relating to the Designated BTAs; provided that the aggregate amount of such Investments at any one time outstanding shall not exceed the QJV Amount;

          (h) Investments existing on the date hereof and listed on Schedule
     7.04;

          (i) Investments consisting of loans to OC made with the proceeds of a Facility B Loan under Tranche 1 or 2 of Facility B within two Business Days after the date on which such Loan is made, but only if:

               (i) such loan is payable on demand following the acceleration of the Loans,

               (ii) such loan ranks at least pari passu with all other senior Indebtedness of OC,

               (iii) each advance under such loan (and the interest on each such advance and any applicable Breakage Costs) shall be payable on or before [*] and such loan is otherwise on terms providing for interest and principal amortization substantially as provided herein for Facility B Loans,

               (iv) such loan is evidenced by a promissory note that is an instrument within the meaning of the New York Uniform Commercial Code and is substantially in the form of Exhibit N (the "Facility B Mirror Note"),

               (v) such promissory note is pledged to the Collateral Agent as security for the Borrower's obligations hereunder and under the other loan documents and is delivered to the Collateral Agent; and

               (vi) OC has delivered the OC Guaranty prior to the date of such loan and the OC Guaranty has not been terminated.

          (j) Investments consisting of loans between the Borrower and its Wholly-Owned Subsidiaries, but only if:

               (i) such loans are payable on demand following the acceleration of the Loans;

               (ii) such loan is evidenced by a promissory note that is an instrument within the meaning of the New York Uniform Commercial Code and is in form and substance satisfactory to the Required Lenders (the "Intercompany Note");

               (iii) such promissory note is pledged to the Collateral Agent as security for the Borrower's obligations hereunder and under the other loan documents and is delivered to the Collateral Agent;

               (iv) the aggregate amount of such loans at any one time outstanding cannot exceed the amount in Section 7.01(c); and

               (v) the loans are subordinated pursuant to a Subordination Agreement (Affiliate).

          (k) Investments by the Borrower in Non-Qualified Joint Ventures (exclusive of [*] PCS and [*]/Omnipoint); provided that, the aggregate amount of such Investments at any one time outstanding shall not exceed [*].

          (l) From the date of this Agreement until [*] after the date of this Agreement, Investments by the Borrower in [*] PCS and [*]/Omnipoint

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     consisting of loans to [*] PCS and [*]/Omnipoint, provided that, the aggregate amount of such Investments at any one time outstanding shall not exceed [*] (inclusive of the aggregate outstanding amount of any Overadvance at such time), but only if:

               (i) the proceeds of such loans are used by [*] PCS and [*]/Omnipoint, respectively, to purchase Nortel Goods and Services for any one or more of the [*] BTAs and the [*] BTAs in accordance with
          Section 2.09(a)(ii)(B),

               (ii) the loans are evidenced by Intercompany Notes which constitute as Collateral hereunder,

               (iii) within [*] after the date of this Agreement, [*] PCS and [*]/Omnipoint repay the Borrower all outstanding amounts under the Intercompany Notes (including accrued but unpaid interest and applicable Breakage Costs) and invested in [*] PCS and [*]/Omnipoint pursuant to this Section 7.04(l) so that on the [*] day after the date of this Agreement no amounts are outstanding under such Intercompany Notes,

               (iv) within [*] days of the date of this Agreement and upon receipt of such funds from [*] PCS and [*]/Omnipoint, Borrower makes a mandatory prepayment to the Administrative Agent in accordance with Section 3.02(h) hereof;

          (m) Investments to the extent permitted by Section 7.05(a); and

          (n) Investments by the Borrower and its Subsidiaries consisting of seller take-back financing permitted under Section 7.06(b)(iii)(A).

The aggregate amount of any Investment consisting of non-cash consideration in any Qualified Joint Venture shall be the greater of (A) the net book value of the assets (as determined in accordance with GAAP) contributed thereto (or, in the case of a contribution by way of an FCC License Partition, a ratable portion of such net book value, determined with respect to the total POPs of such BTA), net of any purchase-money Indebtedness of the Borrower or a Subsidiary in respect thereof that is assumed by the acquiror thereof, and (B) the fair-market value of the assets so contributed as determined in good faith by the Board of Directors of OC.

     Section 7.05. Distributions. The Borrower shall not make, or permit any of its Subsidiaries to make, any Distributions, including Distributions to any Affiliates, officers, directors or employees of the Borrower or its Subsidiaries (other than Distributions that

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

constitute salaries paid in the ordinary course of business) in respect of the Borrower's Stock or any Subordinated Debt of the Borrower, except that the Borrower may:

          (a) make loans or advances in the ordinary course of business not to exceed [*] in the aggregate at any one time to its officers, directors or employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any of its Subsidiaries;

          (b) make Distributions to Affiliates to repay that portion of outstanding Affiliate Subordinated Debt that was used by the Borrower or the Affiliate on behalf of the Borrower to make Capital Expenditures that would have been permitted to be made under this Credit Facility pursuant to
     Section 2.09 hereof, provided (I) that from and after [*] such Distribution
     (x) shall only be permitted if made to an Affiliate within [*] of the date such Capital Expenditure was made by or on behalf of the Borrower and (y) shall not exceed the lesser of (i) the Affiliate Subordinated Debt incurred by Borrower during such [*] period or (ii) the amount of all Advances made during such [*] period, and the Administrative Agent receives satisfactory evidence as to the matters in clauses (x) and (y), and (II) that, prior to [*] the limitations of clause (I) shall also apply if (x) on or after [*] Nortel has syndicated or sold participations in [*] or more of the Commitments and Advances outstanding hereunder to a Person that is not an Affiliate of Nortel and (y) Administrative Agent has provided the Borrower with thirty days' prior written notice that the [*] day period shall commence within [*] days.

          (c) pay interest in respect of Affiliate Subordinated Debt as and when due in accordance with the terms of any Subordination Agreement (Affiliate) substantially in the form attached hereto as Exhibit G-1, but only so long as, with respect to (a), (b) or (c) of this Section 7.05, no event or circumstance which would constitute a Default or Event of Default exists under the Credit Facility (including an OC Debt Default) or would result from such payment or Distribution.

          (d) make Distributions with respect to any Stock of the Borrower, which Stock is subject to the pledge by the Parent in favor of the Collateral Agent under the Parent Pledge Agreement, out of Excess Cash Flow that remains after all required prepayments are made hereunder;

          (e) permit a Qualified Joint Venture to make a Distribution to a venture partner other than the Borrower but only if the conditions in the definition of "Qualified Joint Venture" have been satisfied.

          (f) make Distributions to Affiliates to repay that portion of Affiliate Subordinated Debt arising under the Expense Allocation Agreement;

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

     but only so long as, with respect to (d) or (e) or (f) of this
     Section 7.05,

               (i) no event or circumstance which would constitute a Default or Event of Default exists under the Credit Facility (including an OC Debt Default) or would result from such payment or Distribution, and

               (ii) the ratio of Total Debt to Adjusted OCF for the [*] most recently completed fiscal quarters ending prior to the date of such Distribution is no greater than [*].

     Section 7.06. Merger, Consolidation, Disposition of Assets, Etc.

          (a) The Borrower shall not merge into or consolidate with any Person or permit any Person to merge into it, and shall not permit any of its Subsidiaries to do any of the foregoing.

          (b) The Borrower shall not, and shall not permit any Subsidiary to, become a party to or agree to or effect any disposition of assets (including without limitation any disposition of any right to use any portion of any wavelength covered by any FCC License or any right to provide PCS services to any POPs in any geographic area within any Designated BTA), other than:

               (i) the disposition of assets in the ordinary course of business,

               (ii) the disposition of obsolete assets or equipment no longer necessary to the operation of the Borrower's or any Subsidiary's business, consistent with sound and prudent practices,

               (iii) so long as no Default shall have occurred and be continuing at the time thereof any:

                    (A) FCC License Transfer, FCC License Partition and any
               disposition of equipment or other assets used primarily for the operation of a BTA with respect to which such FCC License Transfer or FCC License Partition shall have occurred, but, in each case, only if:

                         (1) one of the following shall be true:

                              (I) after giving effect to such disposition and
                         all other FCC License Transfers and FCC License Partitions, the number of POPs included in BTAs as to which such FCC License Transfers shall have occurred and geographic

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                                      102
                         areas for which the right to provide PCS services shall have been disposed of pursuant to FCC License Partitions (other than dispositions as to which a condition specified in clause (II), (III) or (IV) below shall have been satisfied) shall not exceed [*] of the total POPs of all BTAs that are Designated BTAs as of the date of this Agreement, plus the number of total POPs of any BTA that becomes a Designated BTA after the date of this Agreement but before such disposition, and the BTAs affected by the FCC License Transfer or FCC License Partition are not [*] BTAs; or

                              (II) such disposition is an FCC License Transfer
                         and all of the following are true: (a) the sole consideration paid in connection with the disposition is the FCC License in respect of which the FCC License Transfer shall have occurred; (b) in consideration for such disposition an FCC License is acquired for the same BTA as that for the FCC License being disposed of, and such acquired FCC License covers at least the same amount of spectrum as the FCC License being disposed of; (c) no asset other than such FCC License is disposed of in connection with such disposition; (d) no License Subsidiary or other Loan Party shall be liable for the payment of any FCC Debt for the FCC License being disposed of; and (e) no Indebtedness is incurred by the Borrower and its Subsidiaries in connection with such disposition except FCC Debt in an aggregate principal amount not exceeding the aggregate principal amount of FCC Debt in respect of the FCC License being disposed of; or

                              (III) the Required Lenders shall have accepted as
                         a Designated BTA a BTA in substitution for the BTA as to which such FCC License Transfer shall have occurred; or

                              (IV) (A) a voluntary transfer (including a
                         transfer to any Affiliate of the Borrower), whether or not for any consideration other than forgiveness of Indebtedness or assumption thereof by the transferee, of a C-block FCC License or (B) up to [*] MHz of spectrum of a C-block FCC License in respect of a Designated BTA or portion thereof to the FCC, but only so long as with respect to (A), within ten (10) Business Days of the date of such transfer, the Borrower makes a mandatory prepayment pursuant to

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                         Section 3.02(j) in an amount equal to the sum of (x)
                         the purchase price of all or that portion of the Nortel Goods and Services used in the Designated BTA or portion thereof and (y) the amount of Permitted Third-Party Expenses incurred (plus accrued but unpaid interest thereon) in connection with the affected BTA or any portion thereof.

                         (2) no equipment or other assets that are disposed of
                    shall be assets that are necessary for the normal commercial operation of any Designated BTA remaining after such disposition;

                         (3) such disposition shall not relate to a Core BTA;

                         (4) with respect to clause (I), the transferee of the
                    BTA has agreed that such BTA will utilize GSM technology for the operation of its Network, and

                         (5) with respect to clause (I), roaming agreements and
                    other technology agreements shall be (or remain) in place so as to allow the transferred BTA to coordinate its operations with the Network.

                    (B) dispositions of the right to use spectrum in respect of any FCC License, so long as

                         (1) the remaining License covers at least [*] MHz of
                    spectrum;

                         (2) the consideration received therefor shall be at
                    least equal to the fair-market value thereof

                         (3) roaming agreements and other technology agreements
                    shall remain in place so as to allow the transferred BTA to coordinate its operations with the Network,

                         (4) the Borrower provides the Administrative Agent with
                    an engineering report satisfactory to the Administrative Agent and the Required Lenders demonstrating that there will be no significant decrease in quality of service as a result of such disposition, and

                         (5) no asset other than such FCC License is disposed of
                    in connection with such disposition.

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                    (C) sublicensing of FCC Licenses from a License Subsidiary to Qualified Joint Ventures and contributions of any equipment and other assets used primarily for the operation of the related Designated BTA or applicable geographic area thereof to Qualified Joint Ventures, so long as:

                         (1) such disposition shall be in compliance with
                    Section 7.04(g),

                         (2) such disposition shall not relate to an FCC License
                    for a Core BTA and

                         (3) the aggregate value of the consideration received
                    by the Borrower and its Subsidiaries for such sublicensing or contribution shall at least be equal to the fair-market value (as determined in good faith by the Board of Directors of the OC) of the assets so contributed or sublicensed;

               (iv) to the extent not otherwise subject to (i) through (iii) and
          (v) hereof, other voluntary dispositions of assets for their fair-market value solely for cash consideration in an amount not to exceed [*] in the aggregate during the term of this Agreement, the proceeds of which are subject to mandatory prepayment pursuant to
          Section 3.02 hereof; and

               (v) to the extent not otherwise subject to (i) through (iv) above, transfers of assets from the Borrower to any Wholly-Owned Subsidiary or from a Subsidiary to the Borrower or another Wholly-Owned Subsidiary, in each case to the extent that, no Default shall have occurred and be continuing at the time and that after giving effect to such transfer, the transferee would be in compliance with its obligations under Section 7.12.

     If the Borrower or any of its Subsidiaries shall make any disposition of any assets pursuant to clause (iii)(C) above to a Qualified Joint Venture, the Borrower shall not thereafter permit such Qualified Joint Venture to fail to continue to qualify as a Qualified Joint Venture, except in a transaction involving a disposition of the assets of such Qualified Joint Venture that is otherwise permitted under this subsection (b). The Borrower shall not, and shall not permit any Subsidiary to, contribute any assets to a Qualified Joint Venture except to the extent reasonably necessary for the contemplated operations of such Qualified Joint Venture.

          (c) Except with the agreement of the Required Lenders, the Borrower shall not permit any Subsidiary to issue or sell any Stock or other equity interest in itself, other than to the Borrower or another Subsidiary of the Borrower and only if such Stock is pledged as security under the Collateral Documents.

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     Section 7.07. Sale and Leaseback. The Borrower shall not enter into, or permit any of its Subsidiaries to enter into, any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries shall sell or transfer any Property owned by it in order then or thereafter to lease such Property or lease other property that the Borrower or such Subsidiary intends to use for substantially the same purpose as the Property being sold or transferred.

     Section 7.08. Compliance with Environmental Laws. The Borrower shall not, and shall not permit any of its Subsidiaries to:

          (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Materials of Environmental Concern, except in compliance with Environmental Laws;

          (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Materials of Environmental Concern, except in compliance with Environmental Laws;

          (c) generate any Materials of Environmental Concern on any of the Real Estate, except in compliance with Environmental Laws;

          (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Materials of Environmental Concern on, upon or into the Real Estate except in compliance with Environmental Laws; or

          (e) otherwise conduct any activity at any Real Estate, except in compliance with Environmental Laws, or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     Section 7.09. Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate shall, nor shall the Borrower permit any of its Subsidiaries to:

          (a) engage in any "prohibited transaction" within the meaning of
     Section 406 of ERISA or Section 4975 of the IRC which could result in a material liability for the Borrower;

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to
     Section 302(f) or Section 4068 of ERISA;

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities;

          (e) fail to make when due any required contributions to a Multiemployer Plan;

          (f) withdraw (completely or partially) from any Multiemployer Plan where such withdrawal is likely to result in a material liability of the Borrower or an ERISA Affiliate;

          (g) terminate or institute proceedings to terminate, any Guaranteed Pension Plan, where such termination is likely to result in a material liability of the Borrower or an ERISA Affiliate;

          (h) make any amendment to any Guaranteed Pension Plan with respect to which security is required under Section 307 of ERISA; or

          (i) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the IRC where such failure is likely to result in material liability to the Borrower or an ERISA Affiliate.

     Section 7.10. New Subsidiaries. The Borrower shall not create or acquire any Person other than Operating Subsidiaries, Licenses Subsidiaries, Non-Qualified Joint Venturers and Qualified Joint Ventures, provided that, the Borrower may only create or acquire a Qualified Joint Venture that owns an FCC License relating to a BTA that is not a Designated BTA with the prior written consent of the Administrative Agent and the Required Lenders. The Borrower shall not permit any of its Subsidiaries to create or acquire any Person.

     Section 7.11. Transactions with Affiliates. The Borrower shall not enter into, or permit any of its Subsidiaries to enter into:

          (a) any agreement or arrangement providing for the payment of any amounts to any of its Affiliates, except that:

               (i) the Borrower may enter into the Expense Allocation Agreement; and any Operating Subsidiary may enter into (A) the Cash Management Agreement, (B) a Management Services Agreement substantially in the form of Exhibit D-1 hereto, between such Operating Subsidiary and OCSI and (C) one or more operating agreements substantially in the form of Exhibit D-2 hereto, between such Operating Subsidiary and a License Subsidiary, provided, however, that the foregoing agreements may not be amended unless such amendment is first approved in writing by the Required Lenders;

               (ii) the Borrower and its Subsidiaries may enter into a tax-sharing agreement or arrangement pursuant to which the Borrower and its Subsidiaries shall not make any payments or agree to make any payments in lieu of income taxes unless the cumulative sum of such payments does not exceed the cumulative sum of income taxes that the Borrower and its Subsidiaries would have paid if the Borrower and its Subsidiaries had always filed income-tax returns as separate entities; and

               (iii) the Borrower and its Subsidiaries may enter into a management, consulting or other agreement, but only if such agreement either

                    (A) relates to providing management, consulting or other
               services to an Affiliate operating BTA markets and

                         (1) is on terms that are fair and reasonable and no
                    less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; and

                         (2) does not provide for the performance of services or
                    purchase or delivery of property by the Borrower or such Subsidiary in a manner that, individually or together with all other such agreements with Affiliates operating BTA markets, would have a material adverse effect on the ability of the Borrower or such Subsidiary to build-out or operate any BTA or MTA for which it owns the applicable FCC License, or

                    (B) is approved in writing by the Required Lenders,

               (iv) the Borrower may enter into an agreement with an Affiliate with respect to purchases of equipment and provision of services for the Network at the lower of fair market value or cost.

               (v) [*]

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     [*]

          (b) any other agreement, arrangement or transaction with any of its Affiliates (whether or not providing for the payment of any amounts to any of its Affiliates), except in the ordinary course of business and on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 7.12. Permitted Business.The Borrower shall not:

          (a) engage in any business other than the holding of Stock of Operating Subsidiaries, License Subsidiaries, Wholly Owned Subsidiaries, Qualified Joint Ventures and Non-Qualified Joint Ventures to the extent permitted under Section 7.04 and Section 7.10 of this Agreement, and the purchasing and reselling to any of the foregoing of equipment used in connection with the build-out and operation of PCS Systems for which FCC Licenses for BTAs are held by License Subsidiaries or Qualified Joint Ventures or Non-Qualified Joint Ventures or hold any assets other than such Stock and the Facility B Mirror Note,

          (b) permit any License Subsidiary to engage in any business other than the holding of FCC Licenses and the licensing thereof to other Persons to the extent permitted hereunder or hold any assets other than FCC Licenses,

          (c) permit any Operating Subsidiary to engage in any business other than the development, construction and operation of PCS Systems and related businesses, and

          (d) permit any Qualified Joint Venture to engage in any business other than that permitted by subparagraphs (b) or (c) above.

     Section 7.13. Charter Amendments. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend its charter documents or bylaws.

     Section 7.14. Accounting Changes. The Borrower shall not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP, or change its fiscal year.

     Section 7.15. Prepayments, Etc., of Indebtedness.The Borrower shall not and shall not permit any Subsidiary:

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          (a) to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness owing by the Borrower or any of its Subsidiaries, other than the prepayment of the Advances in accordance with the terms of this Agreement, except for prepayments, redemptions, purchases or other satisfactions by the Borrower as to which lenders under the Intercreditor Agreement are not required to pay any amount to other lenders party thereto or FCC Debt, or

          (b) to amend, modify or change in any manner any term or condition of any Subordinated Debt or any other Indebtedness secured by Liens in favor of the Collateral Agent, except for amendments, modifications and changes that the lenders party to the Intercreditor Agreement are permitted to enter into thereunder.

If on any date any amount shall be due and owing hereunder and under any other Indebtedness of the Borrower or any of its Subsidiaries and the Borrower or such Subsidiary shall not pay in full all such amounts as are then due and owing, the Borrower shall not pay, or permit such Subsidiary to pay, any such amounts except ratably, in accordance with the respective amounts then due and owing thereunder. If the Borrower shall take any action in violation of this
Section 7.15, it irrevocably authorizes each lender to it that is a party to the Intercreditor Agreement on its behalf to make any payment required under the Intercreditor Agreement and acknowledges that any amount so paid by any such lender shall be deemed not to have been paid by the Borrower or such Subsidiary to such lender.

     Section 7.16. Amendment, Etc., of Material Contracts. The Borrower shall not, and shall not permit any Subsidiary to, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract, or take any other action in connection with any Material Contract, and shall not permit any of its Subsidiaries to do any of the foregoing, that, in any such case, could, at the time thereof, reasonably be expected to have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under this Agreement or any other Loan Document.

     Section 7.17. Restrictions on Subsidiaries.

          (a) The Borrower shall not enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien in favor of the Collateral Agent upon any of its property or assets or limiting the ability of any Subsidiary to declare and pay dividends and Distributions or make Investments in the Borrower.


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

          (b) So long as any Advances are outstanding or any other amount is owing under the Loan Documents, no Distribution shall be made by any Qualified Joint Venture except in cash or to any Person other than the Borrower and its Subsidiaries, except as permitted pursuant to Section 7.05 hereof.

     Section 7.18. Partnerships. The Borrower shall not become, or permit any of its Subsidiaries to become, a general partner in any general or limited partnership other than any Subsidiary the sole asset of which consists of its interest in such partnership.

     Section 7.19. Default Under the Volume Purchase Agreement. The Borrower shall not and shall not permit any of its Subsidiaries to default in the performance or observance of any covenants or conditions on its part to be performed or observed under the Volume Purchase Agreement.

     Section 7.20. Collections of Receivables. Except as provided in the Management Services Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries and Affiliates to, collect any receivables arising from providing PCS or other services or sales of handsets or other assets, except through the Operating Subsidiary.

     Section 7.21. Management Fees. The Borrower shall not and shall not permit its Subsidiaries to pay any management fees, except pursuant to the terms of the Management Services Agreement and Cash Management Agreement.

     Section 7.22. Operating Leases. The Borrower shall not and shall not permit any of its Subsidiaries to incur Operating Lease Obligations (excluding real estate expenses such as rental and tower leasing), that individually or in the aggregate, provide for an annual payment in excess of [*] unless with Required Lenders prior written approval.

     Section 7.23. Restrictions Regarding License Subsidiaries. The Borrower shall not and shall not permit any of its License Subsidiaries to, (i) acquire any assets other than FCC Licenses, (ii) engage in any business other than as owner of FCC Licenses for use by the Borrower and the Operating Subsidiaries or a Qualified Joint Venture or NonQualified Joint Venture and take the actions authorized and contemplated in this Agreement in connection with the Credit Facility, or (iii) incur any Indebtedness other than as a Guarantor or as an obligor to the FCC for FCC Debt that constitutes permitted Indebtedness hereunder.

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

                                  ARTICLE VIII

                            CONDITIONS TO THE CLOSING

     The obligations of each Lender to make any initial Advance shall be subject to the satisfaction of the following conditions precedent on or prior to the date of the initial Advance (the "Closing Date"):

     Section 8.01. Terms and Conditions of Transaction.

          (a) Each Lender shall have received one or more Notes, payable to the order of such Lender, duly executed and delivered by the Borrower, as well as copies of each of the other Loan Documents, which shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent, each of the Lenders and their counsel.

          (b) The Lenders shall be satisfied with the final terms and conditions of the transactions contemplated hereby and by the other Loan Documents, including, without limitation, all legal and tax aspects thereof.

          (c) The Lenders shall be satisfied with the corporate and legal structure and capitalization of the Borrower and its Subsidiaries, including, without limitation, their respective charters and bylaws and each agreement or instrument relating thereto.

          (d) The Administrative Agent and the Required Lenders shall have completed satisfactory review and approval of the Borrower's Network build-out plan, budget and schedule, including financial projections of the Borrower and its Consolidated Subsidiaries for the [*] certified by the principal or chief accounting or financial officer of the Borrower as having been prepared in accordance with GAAP except for the absence of footnotes and the recording of FCC licenses and related obligations on a cost basis, such projections giving effect to the indebtedness to be incurred under the Credit Facility as well as the other indebtedness to be incurred by the Borrower and its Consolidated Subsidiaries during such ten-year period.

     Section 8.02. Due Diligence. The Lenders shall have completed a due-diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and shall have received such financial, business and other information regarding the Borrower and its Subsidiaries as they shall have requested.

     Section 8.03. Validity of Liens. The Borrower Security Agreement, the Parent Pledge Agreement and each other Collateral Document required to be entered into on the date hereof

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

shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first-priority security interest (except for Liens that have priority under applicable law and which are Permitted Liens or Liens which are pari passu pursuant to the Intercreditor Agreement and are Permitted Liens) in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Collateral Agent to protect and preserve such security interests shall have been duly effected, all such documents shall have been duly executed by the applicable Loan Party and all filing and recording fees and taxes relating to any of the foregoing shall have been duly paid. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

     Section 8.04. Search Reports and Related Documents. The Administrative Agent shall have received

          (a) such Uniform Commercial Code, tax, patent, trademark and judgment lien search reports with respect to such applicable public offices where Liens are filed, as shall be acceptable to the Administrative Agent, disclosing that there are no Liens of record (other than Permitted Liens) in such official's office covering any Collateral or showing any Loan Party as a debtor thereunder;

          (b) a certificate of each Loan Party signed by an authorized officer of such Loan Party, dated the Closing Date, certifying that, as of the Closing Date, there will exist no Liens on the Collateral other than Permitted Liens; and

          (c) acknowledgment copies or duly executed file-stamped copies of UCC-1 and UCC-3 financing statements with respect to the Collateral filed in each office in each jurisdiction that the Administrative Agent may deem necessary or appropriate to perfect and protect a first-priority Lien on the Collateral.

     Section 8.05. Certificates of Insurance. The Administrative Agent shall have received:

          (a) a certificate of insurance from an independent insurance broker, dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Collateral Documents and this Agreement, and

          (b) copies of all policies evidencing such insurance, which shall contain provisions naming the Collateral Agent as an additional insured and loss payee on behalf of the Lenders as its interests may appear, with the standard mortgage endorsement (without contribution) and providing for 30-days' prior written notice to Administrative Agent and the Collateral Agent of cancellation or diminishment.

     Section 8.06. Solvency Certificate. Each of the Lenders and the Administrative Agent shall have received an officer's certificate of the Borrower, the Parent, and OC in form and


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

substance satisfactory to the Administrative Agent and the Lenders, dated as of the Closing Date as to the Borrower, the Parent and OC being Solvent after giving effect to the consummation of the transactions contemplated herein and in the other Loan Documents.

     Section 8.07. Opinions of Counsel to the Borrower and its Subsidiaries. Each of the Lenders and the Administrative Agent shall have received favorable legal opinions addressed to the Lenders and the Administrative Agent, each dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from (i) Piper & Marbury, L.L.P., counsel to the Borrower, (ii) Piper & Marbury, L.L.P., counsel to the Borrower's Subsidiaries, and (iii) local counsel to the Borrower's Subsidiaries in such jurisdictions as the Administrative Agent may reasonably request as to, among other things, the authorization, execution and enforceability of the Loan Documents, creation, validity and perfection of the security interests in the Collateral, the applicability of New York law, and the absence of any violations of, or conflict with, credit agreements, indentures, and other material agreements, in form and substance acceptable to the Administrative Agent and the Lenders.

     Section 8.08. Opinion of Counsel to the Parent and OC. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, from Piper & Marbury, L.L.P., counsel to the Parent, the C-Block Subsidiary Parent, the D-, E- and F-Block Subsidiary Parent and OC, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section 8.09. Opinion of FCC Counsel. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and Administrative Agent from Piper & Marbury, L.L.P., FCC counsel to the Borrower, the Parent and the License Subsidiaries, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section 8.10. Payment of Fees. The Borrower shall have paid all accrued fees and expenses of the Administrative Agent, the Collateral Agent and the Lenders, to the extent payable by the Borrower hereunder and under the other Loan Documents.

     Section 8.11. Approvals, Permits; FCC Licenses.

          (a) The Borrower and each of the License Subsidiaries and Operating Subsidiaries shall have obtained all federal, state and local governmental and regulatory consents, approvals, FCC Licenses and permits, including any third-party consents, as required or necessary for the Borrower to accept Loans and for the Borrower and each of the License Subsidiaries and Operating Subsidiaries to construct and operate the Network and their businesses pursuant to the Approved Full Term Operating Business Plan and shall maintain in effect each of the foregoing; all applicable waiting periods shall have expired without any action being taken by any competent authority; no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes


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

     materially adverse conditions upon the Loans or the operation of the businesses of the Borrower and each of the License Subsidiaries and Operating Subsidiaries as currently operated, and the Administrative Agent and each of the Lenders shall receive a certificate of an authorized officer of the Borrower to that effect dated the Closing Date, and, to the extent requested by the Administrative Agent or any Lender, a favorable opinion of regulatory counsel dated as of the Closing Date.

          (b) The Lenders shall have received evidence satisfactory to the Lenders that each FCC License listed in Schedule 5.07 has been won by OC and its Subsidiaries in FCC PCS auctions, has been transferred to a License Subsidiary, and that no such FCC License is subject or likely to be subject to any revocation action commenced or threatened by the FCC or to being purchased by any Person other than a License Subsidiary.

          (c) The Administrative Agent and the Lenders shall have received satisfactory evidence that the Borrower or the License Subsidiaries, as applicable, have complied with all initial and on-going applicable conditions of issuance of any licenses, including without limitation FCC PCS Licenses. To the extent that the License Subsidiaries hold one or more FCC PCS Licenses under which the Borrower or the Operating Subsidiaries will operate, the Borrower or the Operating Subsidiaries must have the exclusive, unrestricted right to use such licenses pursuant to a license agreement in form and substance acceptable to the Administrative Agent and the Lenders, and the applicable License Subsidiaries must agree that the Administrative Agent, for the benefit of the Lenders, may enforce the license agreement in its favor or in favor of a transferee.

          (d) The Administrative Agent and the Lenders shall have received satisfactory evidence that all Loan Parties have received all applicable waivers and consents required under all credit agreements, indentures and other material agreements to which each of them is a party to permit them to execute, deliver and perform the obligations under the Loan Documents.

     Section 8.12. Delivery of Full-Term Operating Business Plan. The Borrower shall have delivered to the Administrative Agent and each Lender a full-term operating business plan, which shall be in form and substance satisfactory to the Administrative Agent and each Lender, together with (i) a certificate of the chief or principal financial or accounting officer of the Borrower dated the Closing Date certifying as to the reasonableness of the assumptions and expectations contained therein and that there are presently no facts known to such Person that would make such plan misleading in any material respect and
(ii) such pro-forma financial statements and projections for the Borrower and its Subsidiaries, in form and substance satisfactory to the Lenders, as shall be reasonably requested by the Lenders.


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

     Section 8.13. Security Agreements. The Borrower shall have delivered to the Administrative Agent and each Lender copies of each of the following:

          (a) a pledge and security agreement (as amended from time to time, the "Borrower Security Agreement"), in substantially the form of Exhibit E-1, duly executed by the Borrower, that, among other things, grants to the Collateral Agent for the benefit of the Secured Parties a Lien on such assets of the Borrower (including without limitation all issued and outstanding Stock of each License Subsidiary and each Operating Subsidiary owned by the Borrower) as the Lenders may request;

          (b) a pledge agreement (as amended from time to time, the "Parent Pledge Agreement"), in substantially the form of Exhibit E-2, duly executed by the Parent, that, among other things, pledges to the Collateral Agent for the benefit of the Secured Parties all issued and outstanding Stock of the Borrower;

          (c) a pledge agreement (as amended from time to time, a "C-Block Subsidiary Pledge Agreement"), in substantially the form of Exhibit E-3, duly executed by the C-Block Subsidiary Parent, that, among other things, pledges to the Collateral Agent for the benefit of the Secured Parties all issued and outstanding Stock of each C-Block Subsidiary;

          (d) a pledge agreement (as amended from time to time, a "D-, E- and F-Block Subsidiary Pledge Agreement"), in substantially the form of Exhibit E-4, duly executed by the D-, E- and F-Block Subsidiary Parent, that, among other things, pledges to the Collateral Agent for the benefit of the Secured Parties all issued and outstanding Stock of each D-, E- and F-Block Subsidiary;

          (e) pledge and security agreements (together with each other pledge and security agreement delivered pursuant to Section 6.16(b), in each case as amended from time to time, a "Subsidiary Security Agreement"), substantially in the form of Exhibit E-5 hereto, duly executed by the Guarantors (other than the Parent, the C-Block Subsidiary Parent, the D-, E- and F-Block Subsidiary Parent and OC), each of which, among other things, grants to the Collateral Agent for the benefit of the Secured Parties a Lien on such assets of such Guarantor (including, in the case of any Operating Subsidiary, all issued and outstanding Stock of each of its Subsidiaries that is a License Subsidiary or an Operating Subsidiary) as the Lenders may request; and

     in each case together with:

               (i) if applicable, certificates representing the shares or units of Stock pledged under such Security Agreement, accompanied by undated stock powers executed in blank,

               (ii) duly executed financing statements, in proper form for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority


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

          liens and security interests created under such Security Agreement covering the Collateral described in such Security Agreement,

               (iii) evidence of any insurance required by the terms of such Security Agreement,

               (iv) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Security Agreement has been taken.

     Section 8.14. Guaranties. The Borrower shall have delivered to the Administrative Agent and each Lender copies of each of the following:

          (a) from the Parent, a limited-recourse guaranty in substantially the form of Exhibit H-1 hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Limited Recourse Parent Guaranty"), duly executed by the Parent,

          (b) from the C-Block Subsidiary Parent, a limited-recourse guaranty in substantially the form of Exhibit H-2 hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "C-Block Subsidiary Parent Limited Recourse Guaranty"), duly executed by the C-Block Subsidiary Parent,

          (c) from the D-, E- and F-Block Subsidiary Parent, a limited-recourse guaranty in substantially the form of Exhibit H-3 hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "D-, E- and F-Block Subsidiary Parent Limited Recourse Guaranty"), duly executed by the D-, E- and F- Block Subsidiary Parent, and

          (d) from each Operating Subsidiary and each License Subsidiary, a guaranty in substantially the form of Exhibit H-4 hereto (together with each other such guaranty delivered pursuant to Section 6.16(a), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Subsidiary Guaranty"), duly executed by each Operating Subsidiary and each License Subsidiary, and

          (e) from OC, a guaranty in substantially the form of Exhibit H-5 hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "OC Guaranty"), duly executed by OC.

     Section 8.15. Mortgages, Etc. The Borrower shall have delivered to the Administrative Agent and each Lender copies of deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form and substance satisfactory to the Administrative Agent and covering the properties listed on Schedule 8.15 hereto (together with each other mortgage

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

delivered pursuant to Section 6.16(b), in each case as amended, supplemented or otherwise modified from time to time in accordance with their terms, the "Mortgages"), duly executed by each party thereto, in each case together with:

          (a) evidence that counterparts of the Mortgages have been duly recorded on or before the day of the initial Advance (or, with respect to any such Mortgage entered into after the date of the initial Advance in accordance with this Agreement, on or within twenty (20) days of the date of execution and delivery of such Mortgage) in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien (other than Permitted Liens) on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid;

          (b) evidence of the title insurance required by the terms of such Mortgage, with the survey exception deleted, and a current survey certified to the Collateral Agent and the Lenders,

          (c) an appraisal (to the extent required by laws or regulations applicable to any Lender) with respect to the realty complying with all applicable regulatory requirements,

          (d) an environmental survey in form and substance acceptable to the Administrative Agent, and

          (e) evidence that all other action that the Administrative Agent or Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in such Mortgage has been taken.

     Section 8.16. Landlord Waivers, Attornment and Recognition Agreements, Consents to Collateral Assignments. The Borrower shall have delivered to the Administrative Agent and each Lender copies of each landlord waiver, attornment and recognition agreement and consent to collateral assignment required by Section

     Section 8.17. Material Agreements. Subject to confidentiality restrictions, the Administrative Agent and each of the Lenders shall have received a complete and correct copy, in form and substance satisfactory to the Lenders, of (a) the Expense Allocation Agreement and the servicing agreement and form of licensing agreement referred to in Section 7.11(a)(i), in each case (if applicable) as then in effect and duly executed by the parties thereto, and (b) each other contract on Schedule 5.27, as such other contract is then in effect and as to which the Administrative Agent shall have requested a copy on or before the Closing Date.

     Section 8.18. Litigation. Except as disclosed on Schedule 5.08, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any
arbitrator or governmental instrumentality affecting any of OC, the Parent, the Borrower or any of their respective Subsidiaries that

          (i) could have a Material Adverse Effect, or

          (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby or thereby or challenges any of the Lenders' rights under this Agreement, any Note or any other Loan Agreement.

     Section 8.19. Insurance Certificates. The Administrative Agent shall have received one or more insurance certificates to the effect in Section 6.05.

     Section 8.20. No Default. No default shall have occurred and be continuing under the Volume Purchase Agreement on account of a breach by the Borrower or any of its Subsidiaries.

     Section 8.21. No Material Adverse Effect. There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries since the date of the most recent audited financial statements provided to the Lenders, and all information provided by or on behalf of the Borrower to the Lenders prior to the date of the initial Advance shall be true and correct in all material aspects and the Administrative Agent shall have received a certificate executed by the chief financial or principal accounting officer of the Borrower, to that effect.

     Section 8.22. Corporate or Limited Liability Company Documents. The Administrative Agent shall have received on the Closing Date each of the following, each dated such day (unless otherwise specified), in form and substance satisfactory to each Lender (unless otherwise specified) and in sufficient copies for each Lender:

          (a) Certified copies of the resolutions of the Board of Directors, in the case of a corporation, or all requisite actions of members and/or the management, in the case of a limited liability company, of the Borrower and each other Loan Party approving this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate or limited liability company action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes and each other Loan Document.

          (b) A copy of the charter documents of the Borrower, OC, the Parent and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial Advance) by the Secretary of State of the jurisdiction of its incorporation or formation as being a true and correct copy thereof.

          (c) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation or formation of the Borrower, OC, the Parent and each other Loan Party, dated reasonably near the date of the initial Advance, listing the charter of such Person and each amendment thereto on file in his office and certifying that

               (i) such amendments are the only amendments to such Person's charter on file in his office,

               (ii) such Person has paid all franchise taxes to the date of such certificate, and

               (iii) such Person is duly incorporated or formed and in good standing under the laws of the state of incorporation or formation of such Person.

          (d) A copy of a certificate of the Secretary of State or other appropriate representative of each state in which each of OC, the Parent, the Borrower and each other Loan Party is engaged in any business, dated reasonably near the Closing Date, stating that each of OC, the Parent , the Borrower and each other Loan Party is duly qualified and in good standing as a foreign corporation or foreign limited liability company in such state and has filed all annual reports required to be filed to the date of such certificate.

          (e) A certificate of the Borrower, the Parent and each other Loan Party, signed on behalf of the Borrower, the Parent and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Closing Date (the statements made in which certificate shall be true on and as of the date of the Closing Date), certifying as to

                    (A) the absence of any amendments to the charter or
               certificate of formation of the Borrower, or each other Loan Party since the date of the Secretary of State's certificate referred to in Section 8.22(c),

                    (B) a true and correct copy of the bylaws (in the case of a corporation) or the limited liability company agreement (in the case of a limited liability company), and all amendments thereto, of the Borrower and each other Loan Party as in effect on the Closing Date,

                    (C) the due incorporation or formation and good standing of the Borrower and such other Loan Party as a corporation or limited liability company organized under the laws of the jurisdiction in which such Loan Party is incorporated or formed, and the absence of any proceeding for the dissolution or liquidation of the Borrower, the Parent or such other Loan Party,


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                    (D) the truth of the representations and warranties and
               compliance with the covenants of such Person contained in the Loan Documents as though made on and as of the date of the initial Advance, and

                    (E) the absence of any event occurring and continuing, or
               resulting from the closing, that constitutes a Default.

          (f) A certificate of the Secretary or an Assistant Secretary of the Borrower, the Parent, OC and each other Loan Party certifying as to the names and true signatures of the officers of the Borrower, the Parent and such other Loan Party authorized to sign this Agreement, the Notes and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

          (g) All other documents, instruments, financial information and opinions from the Borrower, OC, the Parent or any of the Borrower's Subsidiaries (including opinions of counsel for the Borrower, OC, the Parent or any such Subsidiary) as the Administrative Agent and each Lender may reasonably request, in form and substance satisfactory to the Administrative Agent and each Lender and their counsel, and which shall be in full force and effect on the date of the initial Advance.

     Section 8.23. Intercreditor Agreement. The Borrower shall have delivered to the Administrative Agent an intercreditor agreement substantially in the form of
Exhibit I, duly executed by the Collateral Agent and Nortel in its capacity as Administrative Agent and initial Lender, (as the same may be amended from time to time, the "Intercreditor Agreement").

     Section 8.24. Capital Contribution Agreement. The Borrower shall have delivered to the Administrative Agent a Capital Contribution Agreement substantially in the form of Exhibit J, duly executed by OC and the Borrower (as the same may be amended from time to time, the "Capital Contribution Agreement").

     Section 8.25. Amendment to Volume Purchase Agreement. The Administrative Agent shall have received evidence satisfactory to it that the Volume Purchase Agreement has been amended and has been executed by each of Nortel, the Borrower and OC and such amendment shall contain terms and conditions satisfactory to the Administrative Agent.

     Section 8.26. Management Services Agreement and Other Agreements; Acknowledgement of Assignment. The Administrative Agent and the Lenders shall have reviewed and approved the Management Services Agreement under which OCSI will provide billing, customer care and other services to the Operations. The Administrative Agent shall have received from Operations a written statement to it in which OCSI (a) consents to the assignment by the Operating Subsidiary party to the Management Services Agreement of all of its right, title and interest in and to the Management Services Agreement (including, without limitation, the right to receive any


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monies due thereunder) to the Collateral Agent pursuant to the Collateral
Documents, (b) agrees not to cancel or terminate the Management Services Agreement except upon at least 30 days written notice to the Administrative Agent and (c) agrees that the Administrative Agent or the Collateral Agent shall be entitled to make any payment or otherwise perform any obligation or cure any default of the Borrower or any of its Subsidiaries under the Management Services Agreement.

     The Administrative Agent and the Lenders shall have reviewed and approved the form of Operating Agreement attached hereto as Exhibit D-2 under which Operations will provide certain services to the License Subsidiaries. The Administrative Agent shall have received from the License Subsidiaries a written statement to it in which Operations (a) consents to the assignment by the License Subsidiary party to the Operating Agreement of all of its right, title and interest in and to the Operating Agreement (including, without limitation, the right to receive any monies due thereunder) to the Collateral Agent pursuant to the Collateral Documents, (b) agrees not to cancel or terminate the Operating Agreement except upon at least 30 days written notice to the Administrative Agent and (c) agrees that the Administrative Agent or the Collateral Agent shall be entitled to make any payment or otherwise perform any obligation or cure any default of the Borrower or any of its Subsidiaries under the Operating Agreement.

     The Administrative Agent and the Lenders shall have reviewed and approved the Cash Management Agreement between Operations and OC. The Administrative Agent shall have received from Operations a written statement to it in which OC
(a) consents to the assignment by the Operating Subsidiary party to the Cash Management Agreement of all of its right, title and interest in and to the Cash Management Agreement (including, without limitation, the right to receive any monies due thereunder) to the Collateral Agent pursuant to the Collateral Documents, (b) agrees not to cancel or terminate the Cash Management Agreement except upon at least 30 days written notice to the Administrative Agent and (c) agrees that the Administrative Agent or the Collateral Agent shall be entitled to make any payment or otherwise perform any obligation or cure any default of the Borrower or any of its Subsidiaries under the Cash Management Agreement.

         Section 8.27. Interest. [*]

     Section 8.28. No Misrepresentations. All representations and warranties are true as of the Closing Date and the Administrative Agent and the Lenders shall have received a certificate of the chief executive officer of the Borrower and each Guarantor to the effect that neither the Borrower nor any Guarantor has failed to disclose to the Administrative Agent or any Lender any material fact with respect to the Network or their respective financial conditions (including

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any contingent liabilities), or has failed to disclose any information, the absence of which makes any information previously disclosed to the Administrative Agent or any Lender materially misleading.

     Section 8.29. Compliance Certificate. The Lenders and the Administrative Agent shall have received a Compliance Certificate in the form attached hereto as Exhibit K.

     Section 8.30. Administrative Agent Letter. The Borrower shall have delivered to the Administrative Agent the Administrative Agent Letter duly executed by the Borrower.

     Section 8.31. Other Information. The Lenders and the Administrative Agent shall have received such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender (through the Administrative Agent) may from time to time reasonably request.

     Section 8.32. Applications for Transfer of Ownership. The Administrative Agent shall have received satisfactory evidence and opinions of Borrower's and OC's counsel that, as of the Closing Date, all necessary and appropriate applications have been filed with the FCC to authorize the transfer of the Stock of the C-Block Subsidiaries and each D-, E- and F- Block Subsidiary to the Borrower, and that all other necessary or appropriate actions have been taken by the Borrower, the Guarantors, and OC to cause such transfer to take place.

                                   ARTICLE IX

                             CONDITIONS TO ADVANCES

     Section 9.01. Conditions Precedent to an Initial Advance. The obligations of each Applicable Lender to make any initial Advance shall be subject to the satisfaction of the following conditions precedent on or prior to the date of such initial Advance:

          (a) The Administrative Agent shall have received on or before the date of the initial Advance the following, each dated such day (unless otherwise specified), in form and substance satisfactory to each Lender (unless otherwise specified) and in sufficient copies for each Lender;

               (i) a certificate of the Borrower signed on behalf of the Borrower by its President or a Vice President, dated the date of the initial Advance (the statements made in which certificate shall be true on and as of the date of the initial Advance), certifying as to


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

                    (A) the truth of the representations and warranties and
               compliance with the covenants of the Borrower contained in the Loan Documents;

                    (B) the absence of any event occurring and continuing, or
               resulting from the initial Advance, that constitutes a Default;

                    (C) absence of any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries since the date of the most recent audited financial statements provided to the Lenders, and all information provided by or on behalf of the Borrower to the Lenders prior to the date of the initial Advance shall be true and correct in all material aspects;

                    (D) neither the Borrower nor any Guarantor has failed to
               disclose to the Administrative Agent or any Lender any material fact with respect to the Network or their respective financial conditions (including any contingent liabilities), or has failed to disclose any information, the absence of which makes any information previously disclosed to the Administrative Agent or any Lender materially misleading.

               (ii) The Administrative Agent shall have received on or before the date of the initial Advance a Compliance Certificate dated the date of such initial Advance.

     Section 9.02. Conditions to All Advances. The obligation of each Applicable Lender to make any Advance, including its initial Advance, shall also be subject to the satisfaction of the conditions precedent that on the date of such
Advance:

          (a) The Administrative Agent shall have received a properly completed Draw Request.

          (b) Each of the representations and warranties of the Borrower and each other Loan Party contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement or any other Loan Document is true and correct in all material respects immediately prior to, and after giving effect to, the making of such Advance and the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate expressly to an earlier date). The Administrative Agent shall have received a certificate of an authorized officer of the Borrower to such effect.


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

          (c) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Default or a default under any other Loan Document.

          (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan and no order of any court or Governmental Body has been entered prohibiting the consummation of the transactions contemplated by the Loan Documents.

          (e) Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

          (f) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

          (g) The Borrower shall have delivered to the Administrative Agent invoices or other evidence reasonably satisfactory to the Administrative Agent showing the aggregate amount of expense for Nortel Goods and Services that have been incurred by the Borrower and its Subsidiaries through the date of such Advance.

          (h) No Material Adverse Effect has occurred and is continuing.

          (i) Neither the Borrower nor any Guarantor has failed to disclose to the Administrative Agent or any Lender any material fact with respect to the Network or their respective financial conditions (including any contingent liabilities), or has failed to disclose any information, the absence of which makes any information previously disclosed to the Administrative Agent or any Lender materially misleading.

          (j) The Administrative Agent shall have received a properly completed Borrowing Base Certificate executed by an authorized officer of the Borrower.

                                    ARTICLE X

                      EVENTS OF DEFAULT; ACCELERATION; ETC.

     Section 10.01. Events of Default and Acceleration. Upon occurrence and during the continuance of any of the following events,


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          (a) the Borrower shall fail to pay any principal of the Loans, any fee, any interest on the Loans or any other Obligations or any other sum hereunder or under any of the other Loan Documents to which it is a party, in any such case when the same shall become due and payable; or

          (b) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VII or Sections 6.01, 6.03, 6.04(c), 6.04(d), 6.08, 6.09, 6.12, 6.13(i), 6.14, 6.15, 6.16, 6.17 or 6.22;
     provided that the Borrower shall have the right to comply with the covenants contained in Sections 6.14(a) and (c) for any one or more fiscal quarters, and in Sections 6.14(b) and (d) for any two fiscal quarters per covenant, by providing, prior to the delivery of the financial statement or other report to the Administrative Agent disclosing the existence of such default, additional cash equity to the extent that if such equity were included in Gross Revenue, EBITDA or OCF, the Borrower would be in compliance with Sections 6.14(a), (b) (c) and (d), as the case may be; or

          (c) any Loan Party shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 10.01) and such failure shall continue for a period of 30 days; or

          (d) any representation or warranty made by any Loan Party or any of its Subsidiaries (or any of its officers) under this Agreement or any of the other Loan Documents or in any certificate, statement, document or instrument delivered pursuant to or in connection with this Agreement or any Loan Document shall not be correct in any material respect upon the date when made or confirmed or deemed to have been made, confirmed or repeated; or

          (e) any Loan Party or shareholder of the Borrower shall

               (i) make an assignment for the benefit of creditors, or

               (ii) generally not pay its debts as such debts become due or admit in writing its inability to generally pay or generally fail to

               (iii) petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Loan Party or any such shareholder or of any substantial part of the assets of any Loan Party or any such shareholder, or

               (iv) shall commence any case or other proceeding relating to any Loan Party or any such shareholder under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction providing for the relief of debtors, now or hereafter in effect, or


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

               (v) shall take any action to authorize or in furtherance of any of the foregoing,

     or any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Loan Party or any such shareholder and such Loan Party or shareholder shall indicate its approval thereof, consent thereto or acquiescence therein or shall not be able to have such proceeding dismissed within 30 days thereof or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any such shareholder shall take any corporate action to authorize any of the actions above in this subsection (e); or

          (f) the Borrower or any of its License Subsidiaries or any Guarantor or other Loan Party other than OC shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness (other than Indebtedness owing to the FCC) that is outstanding in an aggregate principal amount of at least $3,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) any judgment or order for the payment of money in excess of $1,000,000 (excluding any portion thereof that an insurance company of recognized standing and creditworthiness has agreed to pay), or any material non-monetary judgment or order, shall be rendered against the Borrower and either

               (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or

               (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior


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

     written agreement, consent or approval of the Lenders, or any action at law, or in equity or other suit or legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Loan Party or any of its or their stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents, is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (i) with respect to any Guaranteed Pension Plan, an ERISA Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or appointed a trustee to administer or liquidate any plan; or

          (j) the Borrower or any of its Subsidiaries, or the Parent shall be the subject of writs of attachment or garnishment and the like (a) relating to Collateral which in the judgment of the Required Lenders is subject to imminent execution or levy thereon, or (b) that might have a Material Adverse Effect and that are unstayed for a period of 30 consecutive days or any such attachment shall not have been bonded over within 30 days of the entry thereof; or

          (k) the FCC or any other Governmental Body shall cancel, revoke, suspend or fail to renew any FCC License held by any License Subsidiary relating to any right held by any Subsidiary to provide PCS services to any POPs included in any Designated BTA, in either case for which the cancellation, revocation, suspension or failure to renew the FCC License relating to any Designated BTA.

          (l) the FCC or any other Governmental Body shall commence any proceeding to cancel, revoke or suspend any FCC License held by any License Subsidiary relating to BTAs described in clause (k) above, which proceeding has not been stayed or enjoined within five Business Days after the commencement of any such proceeding, or

          (m) any License Subsidiary or any of its Affiliates shall fail to pay any amount when due FCC Debt or shall otherwise default on such Indebtedness, if such failure to pay or default constitutes or would with the passage of time constitute a default under any Indebtedness owing to the FCC in respect of any other FCC Licenses in respect of a Designated BTA; or


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

          (n) any License Subsidiary shall fail to pay when due amounts owing to the FCC relating to BTAs described in clause (k) above unless (i) such failure to pay can reasonably be expected, in the reasonable judgment of the Required Lenders, not to result in any cancellation, revocation or suspension of such FCC License or (ii) the Borrower has obtained a stay or injunction against any action by the FCC to cancel, revoke or suspend such FCC License notwithstanding such failure to pay and such injunction or stay shall then be in effect; or

          (o) the Collateral Agent shall cease to have a valid and perfected first-priority Lien on any Collateral securing any Loan Party's obligations under any Loan Document, or any Loan Party shall so assert (subject, however, to Permitted Liens entitled to priority in accordance with the terms of the Loan Documents); or

          (p) at any time any of the following shall occur:

               (i) there occurs a Change in Control;

               (ii) any Person (other than Nortel and its Affiliates) engaged in, or having an Affiliate engaged in, the business of manufacturing, selling or distributing telecommunications equipment shall own, directly or indirectly, legally or beneficially, more than [*] of the Voting Stock of the Borrower then outstanding; or

               (iii) all of each series and class of issued and outstanding shares or units of Stock of the Borrower and each of its Subsidiaries shall cease to be pledged as security for the obligations of the Borrower, the other Loan Parties and their respective Subsidiaries hereunder and under the other Loan Documents; or

          (q) there shall occur in the judgment of the Required Lenders any change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party that could reasonably be expected to have a material adverse effect on the ability of such Loan Party to perform its obligations under the Loan Documents to which it is a party; or

          (r) [*]

          (s) there shall occur an event or circumstance which constitutes a default or an event of default under any other Loan Document or Collateral Document or any other

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                                      129
     agreement included in the Collateral, provided that any requirement for the giving of notice, the lapse of time, or both, or any other circumstance, has been satisfied;

          (t) there shall occur an OC Debt Default unless:

               (i) the [*], as defined in the [*], has already been contributed to the Borrower;

               (ii) OC, an Affiliate or a third party contributes the [*], within [*] days of the occurrence of OC Debt Default, and no advances will be made until the Remaining Amount has been received;

               (iii) The Borrower provides a replacement for OC of investment grade credit quality which commits to provide the [*], or otherwise provides a letter of credit or standby commitment to provide such [*] acceptable to the Administrative Agent and the Required Lenders; or

               (iv) The ratio of (a) Total Debt (as of the end of a fiscal quarter) to (b) EBITDA for that fiscal quarter multiplied by four, is no greater than [*] and the Borrower continues to meet that ratio at the end of each succeeding fiscal quarter.

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice to the Borrower, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and/or
(ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that upon occurrence of an Event of Default under subsection (e) above,
(A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without notice, presentment, demand, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or any notice or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

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                                      130

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

     Section 11.01. Authorization and Action. Each Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent will give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     Section 11.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

          (a) may treat the Lender that made any Advance as the holder of the Indebtedness resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an assignee, as provided in Section 12.07;

          (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents;

          (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;

          (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection


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

     with, any Loan Document or any other instrument or document furnished pursuant thereto;

          (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and

          (g) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

     Section 11.03. Nortel and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, Nortel and any other Administrative Agent in its individual capacity shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Nortel in its individual capacity or any other Administrative Agent in its individual capacity. Nortel or any other Administrative Agent in its individual capacity and its affiliates may generally engage in any kind of business with the Borrower and any of its Affiliates and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if Nortel or any other Administrative Agent in its individual capacity were not the Administrative Agent and without any duty to account therefor to the Lenders.

     Section 11.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 11.05. Indemnification. Each Lender severally will indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without


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

limitation of the foregoing, each Lender will reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 12.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. It is the express intent of the parties that the Administrative Agent shall be indemnified hereunder for all negligent acts or omissions other than those resulting from the Administrative Agent's gross negligence or willful misconduct. For purposes of this Section 11.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (b) the aggregate unused portions of their respective Commitments. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreements and obligations of each Lender contained in this Section 11.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     Section 11.06. Successor Administrative Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. A successor Administrative Agent will notify the Borrower of its appointment promptly after its appointment.


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

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that

          (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following at any time:

               (i) waive any of the conditions specified in Article IX or, in the case of the initial Advance, Article VIII;

               (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder;

               (iii) release any Collateral, other than as contemplated by the Loan Documents;

               (iv) permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral to secure any obligations other than obligations owing to the Lenders, the Collateral Agent and the Administrative Agent under the Loan Documents and other than Indebtedness owing to any other Person;

               (v) amend this Section 12.01;

               (vi) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

               (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; or

               (viii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

          (b) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;


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

          (c) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above to take such action, adversely affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document; and

          (d) no amendment, waiver or consent with respect to Section 2.09 (Use of Proceeds) or the definition of either "Facility A Borrowing Base" or "Facility B Borrowing Base" shall be effective without the prior written consent of Nortel whether or not Nortel is a Lender at the time of such proposed amendment, waiver or consent.

     Section 12.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered,

          (a) if to the Borrower, at:

               Omnipoint Midwest Holdings, LLC
               16 Wing Drive
               Cedar Knolls, New Jersey  07927
               Attn: Vice President Finance
               [*]

               with copies to:

               Omnipoint Corporation
               3 Metro Center
               Bethesda, MD  20814
               Attn:  Vice President Finance
               [*]

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.
               Washington, DC  20036
               Attn:  Edwin Martin, Esq.
               [*]


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

          (b) if to any Lender, at its Domestic Lending Office; and

          (c) if to the Administrative Agent, at:

              Northern Telecom Inc.
              2221 Lakeside Boulevard
              Richardson, TX 75082
              Attn:  Vice President
                       Customer Finance - North America
              [*]

              Northern Telecom Inc.
              2221 Lakeside Boulevard
              Richardson, TX 75082
              Attn:    Vice President
                       Finance - Wireless Networks
              [*]

              with a copy to:

              Hale and Dorr L.L.P.
              60 State Street
              Boston, MA  02109
              Attn:  Andrew Cohn, Esq.
              [*]

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mails, except that notices and communications to the Administrative Agent pursuant to Article II, III or XI shall not be effective until received by the Administrative Agent.

     Section 12.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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

     Section 12.04. Costs, Expenses.

          (a)

               (i) [*]

               (ii) The Borrower shall pay on demand all out-of-pocket closing costs, fees and reasonable expenses that are incurred in connection with any necessary or desirable filings or recordations by the Administrative Agent, the Collateral Agent or Nortel in connection with the closing of this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, whether or not any such transactions are consummated, including, without limitation, stamp or other recording costs and related taxes or charges, filing fees, costs and expenses, (but excluding legal fees).

               (iii) The Borrower shall also pay on demand:

                    (A) [*], all ongoing costs, including, without limitation, all reasonable legal fees and charges, recording costs and related taxes or charges, filing fees, costs and expenses of the Administrative Agent [*] the Lenders related to (1) the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise,
               (2) the perfection, protection or preservation of any of their respective rights or interests under the Loan Documents or to or in the Collateral, (3) the administration of this Agreement or any other Loan Document and (4) any amendments, waivers or supplements related to this Agreement and the other Loan Documents;

                    (B) to the extent not paid pursuant to clause (a)(ii) above, all out-of-pocket costs and expenses of the Collateral Agent (including allocated costs and reasonable expenses of in-house counsel and legal staff) in connection with the preparation, execution, delivery, performance, administration, enforcement, modification and amendment of this Agreement, the Intercreditor Agreement, the Collateral Documents, the Guaranties and/or any other Loan Document at any time, including without limitation the reasonable fees and expenses of counsel (including reasonable allocated costs and expenses of in-house counsel and legal staff) and the costs and expenses incurred by the Collateral Agent in the course

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                                      137
               of performing its duties and obligations as Collateral Agent, whether or not the transactions contemplated hereby are consummated;

                    (C) all reasonable legal fees and expenses relating to the matters described in clause (A) above incurred by Nortel as Administrative Agent or a Lender if a Default shall have occurred and be continuing under this Agreement; and

                    (D) all reasonable legal fees and expenses relating to the matters described in clause (A) above incurred by any Lender [*] or an Affiliate thereof or for which such Lender would have an indemnification obligation (whether or not contingent on non-payment thereof by the Borrower) under this Agreement.

          (b) If, at any time any payment of principal of, or Conversion of, any LIBOR Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of any repayment, prepayment or Conversion thereof, acceleration of the maturity of the Notes pursuant to Section 10.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any loss, cost or expense (including loss of anticipated profit) that any Lender may sustain or incur as a consequence of the making of any payment of a LIBOR Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

          (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion.

          (d) The Borrower will indemnify each Lender, the Collateral Agent, the Administrative Agent and their respective affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") and hold each Indemnified Party harmless from and against from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel and, with respect to the Collateral Agent, reasonable allocated costs and expenses of in-house counsel and legal staff) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with

               (i) the Notes, this Agreement and other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances, or

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                                      138

               (ii) the actual or alleged presence of Materials of Environmental Concern on any property of the Borrower or any environmental proceeding relating in any way to the Borrower,

except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of any investigation, litigation or other proceeding to which the indemnity in this Section 12.04(d) applies, the indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also shall not assert any claim against the Administrative Agent, the Collateral Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.04 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

     Section 12.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 12.05 are in addition to other rights and remedies (including other rights of set-off) that such Lender and its Affiliates may have.

     Section 12.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender, the Collateral Agent and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. Sections 12.04(a) and (d), insofar as they relate to the Collateral Agent, and Section 7.15 also shall inure to the benefit of each lender to the Borrower that at any time is a party to the Intercreditor Agreement.

     Section 12.07. Assignments and Participations.

          (a) Each Lender may assign to one or more banks or other entities (including any trust or other Person in connection with a securitization or monetization of the Advances or other indirect raising of capital) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Commitments, the Advances owing to it and/or the Note or Notes held by it) without the consent of the Borrower; provided that

               (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment and/or Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000.

               (ii) the parties to each such assignment shall

                    (A) execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, and

                    (B) deliver a copy of such Assignment and Acceptance to the
               Borrower at the time it delivers a copy to the Administrative Agent;

               (iii) prior to the Facility A Commitment Termination Date for assignments relating to Facility A Commitments or Advances and the Facility B Commitment Termination Date for assignments relating to Facility B Commitments or Advances, assignments to Persons that have a combined capital and surplus in excess of [*];

               (iv) [*]


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                                      140

               (v) the assigning Lender's rights under Article IV and
          Section 12.04 accrued through the date of assignment shall continue, and

A Lender may assign outstanding Advances without assigning undrawn Commitments, and may assign undrawn Commitments without assigning outstanding Advances. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the Intercreditor Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

               (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

               (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

               (iii) such assignee confirms that it has received a copy of this Agreement, the Intercreditor Agreement and each other Loan Document, together with copies of the financial statements referred to in
          Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

               (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto;

               (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the Intercreditor Agreement are required to be performed by it as a Lender;

               (vii) such assignee makes the representations in subsection
          (a)(iv) above; and

               (viii) such assignee confirms that it is bound by the confidentiality provisions in Section 12.10.

          (c) The Administrative Agent shall maintain at its address referred to in Section 12.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit C,

               (i) accept such Assignment and Acceptance,

               (ii) record the information contained therein in the Register, and

               (iii) give prompt notice thereof to the Borrower.

Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Advances and/or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning

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

Lender has retained Advances or Commitments hereunder, a new Note to the order of the assigning Lender in an amount equal to the Advances and/or Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of Exhibit C.

          (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by
     it); provided that

               (i) such Lender's obligations under this Agreement (including its Commitments) shall remain unchanged,

               (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

               (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and

               (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

          (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (h) The Borrower shall maintain, or cause to be maintained, a register (the "Registered Note Register") (which, at the request of the Borrower, shall be kept by the Administrative Agent on behalf of the Borrower at no extra charge to the Borrower at the address to which notices to the Administrative Agent are to be send hereunder) on which it enters the name of the registered owner of each of the Loans evidenced by a Registered Note. Notwithstanding anything to the contrary contained in this
     Section 12.07(h), a Registered

     Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Registered Note Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Registered Note Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed
     by) the registered noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the due presentment for registration of transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note(s) evidencing the same are registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Registered Note Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

     Section 12.08. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 12.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 12.10. Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than

          (a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis,

          (b) as required by any law, rule or regulation or judicial process, and

          (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

     The Administrative Agent and the Lenders shall not, and the Borrower shall not, and shall cause its Subsidiaries and Affiliates not to, disclose the terms of this Agreement, the other Loan Documents or the transactions contemplated hereby to any Person without the consent of the other party hereto, except

               (i) to any other lender that is a party to a Permitted Loan Agreement (as defined in the Intercreditor Agreement) and that shall have agreed to be bound by the provisions of this paragraph,

               (ii) to the extent that such terms or transactions become generally available to the public,

               (iii) to their respective Affiliates and their officers, directors, employees, agents, advisors and (in the case of the Lenders) to actual or prospective assignees and participants, in each case to the extent that the Administrative Agent, any Lender or the Borrower deems necessary or appropriate,

               (iv) as required by any law, rule or regulation or judicial process, and

               (v) as requested by any state, federal or foreign regulatory authority.

A reasonable period of time prior to making any disclosure with respect to such terms and transactions that is permitted under clause (iv) or (v) of the preceding sentence, the party proposing, or whose Affiliate is proposing, to make such disclosure will consult with the other party concerning the need for and scope of any such disclosure.

     Section 12.11. Consent to Jurisdiction. The Borrower irrevocably:

          (a) submits to the jurisdiction of any New York state or federal court sitting in New York City in any action or proceeding arising out of or relating to any Loan Document;

          (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court;

          (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

          (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such the Borrower at its address specified in Section 12.02; and

          (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Section 12.11 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative


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

Agent or any Lender to bring any action or proceeding against any the Borrower or its property in the courts of other jurisdictions.

     Section 12.12. Matters Relating to the Collateral Agent.

          (a) The Borrower will pay the Collateral Agent a fee in an amount, computed as provided and payable at the times separately agreed to by the Collateral Agent and the Borrower. In addition, the Borrower will pay on demand all costs and expenses of the Collateral Agent (including allocated costs and reasonable expenses of in-house counsel and legal staff) in connection with the preparation, execution, delivery, performance, administration, enforcement, modification and amendment of this Agreement, the Intercreditor Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreement, the Mortgages and/or any other Loan Document at any time, including without limitation the reasonable fees and expenses of counsel (including reasonable allocated costs and expenses of in-house counsel and legal staff) and the costs and expenses incurred by the Collateral Agent in the course of performing its duties and obligations as Collateral Agent.

     Section 12.13. Amendments, Etc., to Intercreditor Agreement. Neither the Administrative Agent nor the Lenders shall consent to any amendment or modification of, supplement to, replacement of or substitution for the Intercreditor Agreement unless either

          (a) the Borrower shall have consented thereto in writing, or

          (b) at the time at which such amendment, modification or waiver is entered into a Default, or any event that, with the passage of time or giving of notice or both, would constitute an event of default under any other Permitted Loan Agreement, shall have occurred and be continuing.

     Section 12.14. Limitation of Liability. None of the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. None of the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any other Loan Party in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases and agrees not to sue the Administrative Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect


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

of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     Section 12.15. No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Administrative Agent and the Lenders shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Borrower of any of its Subsidiaries or any of their shareholders or any other Person.

     Section 12.16. No Fiduciary Relationship; No Agency Relationship. The relationship between the Borrower and each Lender is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with the Borrower or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Lender, or any other Loan Party and any Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Lenders or among the Borrower or any other Loan Party and the Lenders. The Administrative Agent shall not be deemed to have any fiduciary relationship with any Lender or any Loan Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with respect to the Administrative Agent is not intended to connote any fiduciary or other express or implied obligation arising under agency doctrine of any applicable law; instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship among independent contracting parties.

     Section 12.17. Waiver of Jury Trial. Each of the Borrower, the Administrative Agent and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.


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

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above.


                                    OMNIPOINT MIDWEST
                                      HOLDINGS, LLC


                                    By:________________________________________
                                         Harry Plonskier
                                         Vice President


                                    NORTHERN TELECOM INC.,
                                    as Administrative Agent


                                    By: ________________________________________
                                         Name:  Michael W. McCorkle
                                         Title: Director, Customer Finance-
                                                  North America

Facility A Commitment Percentage:  100%   NORTHERN TELECOM INC., as
Facility B Commitment Percentage:  100%   a Lender


Domestic Lending Office and               By: ________________________
   LIBOR Lending Office:                      Name: Michael W. McCorkle
                                              Title: Director, Customer Finance-
--------------------------------              North America



A copy of any notice delivered pursuant
to Section 12.02 also should be delivered to the address above to the attention of the ______________________.

                                  Schedule 1.01

                                 Designated BTAs

                                      [*]

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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

                                 Schedule 1.01A

                   Certain Geographic Areas of Designated BTAs

                                 Schedule 1.01B

              [*] Facility and [*] Loan Facility

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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

                                 Schedule 1.01C

                           Excluded Purchases/Invoices





[*] -- Schedule to be provided]

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* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC